As with all mutual funds, the Securities and Exchange Commission has not judged whether the funds of the John Hancock Variable Series Trust I are good investments or whether the information in this prospectus is adequate and accurate. Anyone who tells you otherwise is committing a federal crime.

This prospectus contains important information about the NAV class shares of the Funds.

JOHN HANCOCK
VARIABLE SERIES TRUST I

May 1, 2004

PROSPECTUS
NAV shares

Equity Index Fund
Large Cap Value Fund
Large Cap Growth Fund
Large Cap Growth B Fund
Fundamental Growth Fund
Earnings Growth Fund
Growth & Income Fund
Fundamental Value Fund
Fundamental Value B Fund
Mid Cap Value Fund
Mid Cap Value B Fund
Mid Cap Growth Fund
Small Cap Value Fund
Small Cap Emerging Growth Fund
Small Cap Growth Fund
International Equity Index Fund
Overseas Equity Fund
Overseas Equity B Fund
Overseas Equity C Fund
Real Estate Equity Fund
Health Sciences Fund
Financial Industries Fund
Managed Fund
Short-Term Bond Fund
Bond Index Fund
Active Bond Fund
Total Return Bond Fund
High Yield Bond Fund
Global Bond Fund
Money Market Fund

                Managed by John Hancock Life Insurance Company
                              John Hancock Place
                               Boston, MA 02117

Contents

--------------------------------------------------------------------------------


John Hancock Variable Series           Overview                                    1
Trust I ("Trust")

A fund-by-fund summary of goals,       Your Investment Choices                     2
strategies and risks.                  Equity Index Fund                           8
                                       Large Cap Value Fund                       10
                                       Large Cap Growth Fund                      12
                                       Large Cap Growth B Fund                    14
                                       Fundamental Growth Fund                    16
                                       Earnings Growth Fund                       18
                                       Growth & Income Fund                       20
                                       Fundamental Value Fund                     24
                                       Fundamental Value B Fund                   26
                                       Mid Cap Value Fund                         28
                                       Mid Cap Value B Fund                       30
                                       Mid Cap Growth Fund                        32
                                       Small Cap Value Fund                       34
                                       Small Cap Emerging Growth Fund             38
                                       Small Cap Growth Fund                      40
                                       International Equity Index Fund            42
                                       Overseas Equity Fund                       44
                                       Overseas Equity B Fund                     46
                                       Overseas Equity C Fund                     48
                                       Real Estate Equity Fund                    50
                                       Health Sciences Fund                       54
                                       Financial Industries Fund                  56
                                       Managed Fund                               58
                                       Short-Term Bond Fund                       62
                                       Bond Index Fund                            64
                                       Active Bond Fund                           66
                                       Total Return Bond Fund                     70
                                       High Yield Bond Fund                       72
                                       Global Bond Fund                           74
                                       Money Market Fund                          76

Policies and instructions for opening, Your Account                               78
maintaining and closing an account in  Investments in shares of the funds         78
any fund                               Share price                                78
                                       Valuation                                  78
                                       Conflicts                                  78

Further information on the funds       Funds' Expenses                            79

                                       Dividends and Taxes                        79
                                       Dividends                                  79
                                       Taxes                                      79

                                       Share Classes                              79

                                       Financial Highlights                       80

Further information on the Trust       Trust Business Structure                   90

Additional subadviser information      Appendix A                                 91

                                       Appendix B                                 93

                                       For more information               back cover

Overview

--------------------------------------------------------------------------------


FUND INFORMATION KEY
Concise fund-by-fund descriptions begin on page 8. Each description provides the following information:

Goal and Strategy The fund's particular investment goals and the principal strategies it intends to use in pursuing those goals.

Subadviser/Manager The firm and individual(s) providing investment management services to the fund.

Past Performance The fund's total return, measured year-by-year and over time.

Main Risks The significant risk factors associated with the fund. The risks are categorized as "Primary" or "Secondary". The Primary Risks are considered major factors in the fund's performance and are described first. The Secondary Risks are not considered major factors in the fund's performance because the fund would not normally commit a large portion of its assets to the investments involved. However, the Secondary Risks are of such a nature that they could significantly affect the fund's performance, even if the investments are held in relatively small amounts.

Fees and Expenses A table describes the fund's fees and expenses and examples show the costs over time.

THE FUNDS
The Trust offers investment choices, or funds, for the variable annuity and variable life insurance contracts ("variable contracts") of:

.. John Hancock Life Insurance Company ("John Hancock"),

.. John Hancock Variable Life Insurance Company ("JHVLICO"), and

.. other insurance companies that may or may not be affiliated with John Hancock.

In some variable contract forms, the Trust may be referred to by some other term (such as the "Fund" or "Series Fund") and the investment choices may also be referred to by some other term (such as "Portfolios" or "Series").

RISKS OF FUNDS
These funds, like all mutual funds, are not bank deposits. They are not insured or guaranteed by the FDIC or any other government agency. You could lose money by investing in these funds. So, be sure to read all risk disclosure carefully before investing.

MANAGEMENT
John Hancock is the investment adviser of each fund of the Trust. John Hancock is a Massachusetts stock life insurance company. On February 1, 2000, John Hancock changed its form of organization by "demutualizing" and becoming a subsidiary of John Hancock Financial Services, Inc. ("JHFS"). Prior to that date, John Hancock was "John Hancock Mutual Life Insurance Company," a mutual life insurance company that was chartered in 1862. At the end of 2003, JHFS and its subsidiaries (including John Hancock) managed approximately $142.5 billion in assets, of which it owned approximately $100.1 billion.

In April 2004, JHFS was merged with a subsidiary of Manulife Financial Corporation, a publicly-traded corporation organized under the laws of Canada. As a consequence of the merger, John Hancock's ultimate parent is now Manulife Financial Corporation.

All of the funds of the Trust have subadvisers. John Hancock recommends subadvisers for the funds to the Trust, and oversees and evaluates the subadvisers' performance. To do this, John Hancock uses both quantitative and qualitative tools to evaluate investment expertise, performance, diversification, style consistency and risk. This evaluation typically includes on-site due diligence meetings with subadvisers, periodic face-to-face meetings and other communication. While short-term investment performance is monitored, it is not the primary factor in the selection or termination of a subadviser.

John Hancock also oversees the allocation of a fund's assets between and among subadvisers for those funds that are "multi-managed" (Growth & Income, Small Cap Value, Real Estate Equity, Managed and Active Bond Funds), and manages the Trust's joint trading account for various funds' liquidity reserves.

Each subadviser has discretion to purchase and sell securities for the fund, or the portion of a fund, that it manages. While employing their own investment approach in managing a fund, each subadviser must also adhere to the fund's investment goals, strategies and restrictions.

Your Investment Choices

--------------------------------------------------------------------------------


The Trust offers a number of investment choices, or funds, to suit a variety of objectives under variable contracts. 30 of these funds are available under your variable contract. Each fund has its own strategy and its own risk/reward profile. The funds can be broadly categorized as equity funds, sector funds, balanced funds, bond funds, and international/global funds. Within these broad categories, the funds can be further categorized as follows:

EQUITY FUNDS
Equity funds can be categorized in two ways--by capitalization and by investment style.

Capitalization                   Equity funds can be categorized by market capitalization, which is defined as the market value of all shares of a company's stock. Capitalization requirements for each equity fund are described in the "Goal and Strategy" discussion for the fund and will differ from fund to fund within each capitalization category. For more information on these capitalization requirements, turn to page 5. In volatile market environments, a fund's market cap ex-
                                 posure may be allowed to shift temporarily outside of the normal range in order to avoid unnecessary transaction costs.

                                 Large Cap Funds:
.. Equity Index Fund              These funds invest primarily in large, well-established companies that typically are very actively traded and provide more stable investment returns over time. Large cap funds are
.. Large Cap Value Fund           appropriate for investors who want the least volatile investment returns within the overall equity markets.
.. Large Cap Growth Fund

.. Large Cap Growth B Fund

.. Fundamental Growth Fund

.. Earnings Growth Fund

.. Growth & Income Fund

.. Fundamental Value Fund

.. Fundamental Value B Fund

                                 Mid Cap Funds:
.. Mid Cap Value Fund             These funds invest primarily in medium-sized, less established companies that are less ac-
                                 tively traded and provide more share price volatility over time than large cap stocks. Mid
.. Mid Cap Value B Fund           cap funds are appropriate for investors who are willing to accept more volatile investment returns within the overall equity markets for the potential reward of higher long-term
.. Mid Cap Growth Fund            returns.

                                 Small Cap Funds:
.. Small Cap Value Fund           These funds invest primarily in small newly established companies that are less actively traded and have a high level of share price volatility over time. Small cap funds are appro-
.. Small Cap Emerging Growth Fund priate for investors who are willing to accept the most volatile investment returns within the overall equity markets for the potential reward of higher long-term returns.
.. Small Cap Growth Fund

Investment Style

                                 Value Funds:
.. Large Cap Value Fund           Value funds invest in companies that are attractively priced, considering their asset and earnings history. These stocks typically pay above average dividends and have low stock
.. Fundamental Value Fund         prices relative to measures of earnings and book value. Value funds are appropriate for in-
                                 vestors who want some dividend income and the potential for capital gains, but are less tol-
.. Fundamental Value B Fund       erant of share-price fluctuations.

.. Mid Cap Value Fund

.. Mid Cap Value B Fund

.. Small Cap Value Fund


                                 Growth Funds:
.. Large Cap Growth Fund          Growth funds invest in companies
                                 believed to have above-average
.. Large Cap Growth B Fund        prospects for capital growth due to
                                 their strong earnings and revenue
.. Fundamental Growth Fund        potential. Growth stocks typically have
                                 high stock prices relative to measures
.. Earnings Growth Fund           of earnings and book value. Growth
                                 funds are appro-priate for investors
.. Mid Cap Growth Fund            who are willing to accept more
                                 share-price volatility for the
.. Small Cap Emerging Growth Fund potential reward of higher long-term returns.
.. Small Cap Growth Fund

                                 Blend Funds:
.. Equity Index Fund              Blend funds invest in both value and
                                 growth companies. Blend funds are
.. Growth & Income Fund           appropriate for investors who seek both
                                 dividend and capital appreciation
                                 characteristics.

SECTOR FUNDS
Sector funds invest primarily in a single sector of the stock market and may be affected by economic factors and other factors specific tothat sector. Sector funds are appropriate for investors who are willing to accept more volatile investment returns relative to the overallequity market.

.. Real Estate Equity Fund

.. Health Sciences Fund

.. Financial Industries Fund

BALANCED FUNDS
Balanced funds invest in a combination of stocks and bonds and actively manage the mix of stocks and bonds within a target range.Domestic balanced funds invest in U.S. stocks and bonds.

.. Managed Fund

BOND FUNDS
Bond funds can be categorized in two ways--by average maturity and by credit quality:

Average Maturity                 Bond maturity is a key measure of
                                 interest rate risk. A bond's maturity
                                 measures the time remaining until the
                                 bond matures, or until the repayment of
                                 the bond's principal comes due. The
                                 longer a bond's maturity, the more
                                 sensitive the bond's price is to
                                 changes in interest rates.

                                 Short:
.. Money Market Fund              These funds invest primarily in bonds
                                 with short maturities, and maintain a
.. Short-Term Bond Fund           weighted aver-age effective maturity
                                 which is typically between one and
                                 three years. These funds have less
                                 interest rate risk than
                                 intermediate-term bond funds.

                                 Intermediate:
.. Bond Index Fund                These funds invest in bonds of all
                                 maturities and maintain a weighted
.. Active Bond Fund               average effective maturity which is
                                 typically between three and ten years.
.. Total Return Bond Fund         These funds have more interest rate
                                 risk than short-term bond funds.
.. High Yield Bond Fund

.. Global Bond Fund


Credit Quality                    Credit quality is a measure of the
                                  ability of a bond issuer to meet its
                                  financial obligations and repay
                                  principal and interest. High quality
                                  bonds have less credit risk than lower
                                  quality bonds. Investment grade bonds
                                  typically have "high" or "medium"
                                  credit quality ratings (as defined
                                  below), while high-yield bonds have
                                  "low" credit quality ratings.

                                  High:
.. Money Market Fund               These funds focus on the highest-rated,
                                  most creditworthy bonds or money market
.. Bond Index Fund                 instruments and typically maintain an
                                  average credit quality rating of
                                  AAA/Aaa (A-1/P-1 for money market
                                  funds).

                                  Medium:
.. Global Bond Fund                These funds invest in bonds of all
                                  credit quality levels with a focus on
.. Short-Term Bond Fund            investment grade bonds. These funds
                                  typically maintain an average credit
.. Active Bond Fund                quality rating of AA/Aa, A or BBB/Baa.

.. Total Return Bond Fund

                                  Low:
.. High Yield Bond Fund            These funds invest primarily in lower
                                  rated bonds--known as high yield or
                                  "junk" bonds. These funds typically
                                  maintain a below investment-grade
                                  average credit quality rating of BB/Ba
                                  or B.

INTERNATIONAL EQUITY FUNDS
International funds invest primarily in securities markets outside the United States. These funds can be categorized by the types of marketsthey invest in.

                                  Developed Markets:
.. International Equity Index Fund These funds invest primarily in the larger, well-established developed or
.. Overseas Equity Fund            industrialized markets around the
                                  world. These funds have a lower level
.. Overseas Equity B Fund          of foreign securities risk than
                                  emerging market funds. (Emerging market
.. Overseas Equity C Fund          funds invest primarily in developing or
                                  emerg-ing markets.)

MARKET CAPITALIZATION DATA
In the following pages of this prospectus, some of the equity funds describe their market capitalization requirements by referring to one or more indexes that are widely recognized as a source of market capitalization data. Publishers of an equity index typically define constituents at least annually. The range of market capitalizations for each index changes with daily changes in the overall equity market levels.

Market capitalization ranges for the following indexes are based on statistics at year-end 2003:

                             Smallest      Largest      Weighted Average     Used with the following
          Index               Stock         Stock     Market Capitalization         Fund(s):
S&P 500                    $896 Million $ 310 Billion    $ 90.4 Billion     Equity Index
                                                                            Growth & Income
                                                                            Managed
Russell 1000(R)            $695 Million $ 310 Billion    $ 81.6 Billion     Large Cap Value
                                                                            Fundamental Value
                                                                            Fundamental Value B
                                                                            Large Cap Growth
                                                                            Large Cap Growth B
                                                                            Earnings Growth
                                                                            Growth & Income
                                                                            Managed
Russell 1000(R) Value      $695 Million $ 274 Billion    $ 61.9 Billion     Large Cap Value
                                                                            Fundamental Value
                                                                            Fundamental Value B
Russell 1000(R) Growth     $695 Million $ 310 Billion    $101.1 Billion     Large Cap Growth
                                                                            Large Cap Growth B
                                                                            Fundamental Growth
                                                                            Earnings Growth
Russell Mid Cap(TM)        $695 Million $17.0 Billion    $  5.9 Billion     Mid Cap Value
                                                                            Mid Cap Value B
                                                                            Mid Cap Growth
Russell Mid Cap(TM) Value  $695 Million $13.9 Billion    $  5.8 Billion     Mid Cap Value
                                                                            Mid Cap Value B
Russell Mid Cap(TM) Growth $695 Million $17.0 Billion    $  6.1 Billion     Mid Cap Growth
Russell 2000(R)            $ 42 Million $ 2.0 Billion    $  860 Million     Small Cap Value
                                                                            Small Cap Emerging Growth
                                                                            Small Cap Growth
Russell 2000(R) Value      $ 42 Million $ 2.0 Billion    $  840 Million     Small Cap Value
Russell 2000(R) Growth     $ 63 Million $ 2.0 Billion    $  870 Million     Small Cap Emerging Growth
                                                                            Small Cap Growth

The Russell 1000(R) Index, Russell 1000(R) Value Index, Russell 1000(R) Growth Index, Russell Mid Cap(TM) Index, Russell Mid Cap(TM) Value Index, Russell Mid Cap(TM) Growth Index, Russell 2000(R) Index, Russell 2000(R) Value Index and Russell 2000(R) Growth Index are service marks or trademarks of Frank Russell Company, which does not sponsor and is not in any way affiliated with the Trust. Inclusion of a security in the index in no way implies an opinion on the part of Frank Russell Company as to its attractiveness or appropriateness as an investment.

"S&P 500 Index" means the Standard & Poor's 500 Composite Stock Price Index. "Standard & Poor's," "S&P" and "S&P 500" are trademarks of McGraw Hill, Inc. and have been licensed for use by the Trust.

ADDITIONAL INFORMATION

Manager of Managers Arrangement
A "manager of managers" arrangement is now quite common among mutual funds that employ subadvisers to manage investment portfolios. This type of arrangement allows a fund, its overall investment manager and the fund's subadviser to enter into various new or amended sub-investment management agreements without the need to obtain additional shareholder and contract owner approval.

This arrangement permits John Hancock and the Trust, under certain circumstances, to select or change subadvisers, enter into new agreements with subadvisers or amend existing agreements with subadvisers, without first obtaining shareholder approval. (The Funds must still obtain shareholder approval of any agreement with a subadviser that is an affiliate of John Hancock.) John Hancock believes that the arrangement permits changes in subadvisory arrangements faster and at lower cost, since the need for the Funds to seek additional shareholder approval for such changes will be reduced. Shareholders for each of the Funds previously approved the arrangement.

Shareholders of a Fund will be notified of any changes in the subadviser to that Fund.

General Information
In the following pages, any fund strategy that is stated as a percentage of a fund's assets applies at all times, not just at the time the fund buys or sells an investment security. However, a fund may be allowed to temporarily deviate from its normal strategy (1) to avoid unnecessary transaction costs when markets are are unusually volatile, or (2) when the fund experiences unusually large cash flows. In addition, investments in a company whose market capitalization was within the range of market capitalizations under a fund's 80% investment policy at the time of purchase may continue to be considered within that range even after the publisher of an index changes the constituents used by the fund to measure market capitalization. A fund may not achieve its investment objectives when taking any of these measures. The trustees of the Trust can change the investment goals and strategy of any fund without shareholder (i.e., contractowner) approval.

All of the funds (except bond funds and equity index funds) may participate in initial public offerings (IPOs). Under certain market conditions, such participation could significantly improve a fund's total investment return. There is no assurance that such market conditions will continue and provide the same favorable impact on future investment returns.

If the total investment return for any fund for any given year appears unusually high, the return may be attributable to unusually favorable market conditions which will probably not be sustainable. For instance, a high total investment return may reflect participation in IPOs, "hot" industries (e.g., internet-related companies), private placements and/or leveraging investment techniques during the period indicated. There is no assurance that any of those methods, or any other investment technique, will continue to have the same impact on the fund's total investment returns.

In this prospectus, the term "stock" is used as a shorthand reference for equity investments generally and the term "bond" is used as a shorthand reference for debt obligations generally.

                      This page intentionally left blank

Equity Index Fund


GOAL AND STRATEGY

This is a stock fund that seeks to track the performance of the S&P 500 Index, which emphasizes the stocks of large U.S. companies.

The manager employs a passive management strategy by normally investing in all stocks included in the Index. The manager normally invests in each stock in roughly the same proportion as represented in the Index.

The manager seeks to replicate as closely as possible the aggregate risk characteristics and sector diversification of the Index.

The Fund normally invests in all 500 stocks in the Index, and more then 80% of its assets in securities listed in the Index, but the Fund has no predetermined number of stocks that it must hold. S&P may change the composition of the Index from time to time. The manager will reflect those changes as soon as practical.

The Fund is normally fully invested. The manager may invest in stock index futures to maintain market exposure and manage cash flow.

The Fund may purchase other types of securities that are not primary investment vehicles, for example: certain Exchange Traded Funds (ETFs), U.S. dollar denominated foreign securities, cash equivalents, and certain derivatives (investments whose value is based on indices or other securities).

In abnormal market conditions, the Fund may take temporary defensive measures--such as holding unusually large amounts of cash and cash equivalents--that are inconsistent with the Fund's primary investment strategy. In taking those measures, the Fund may not achieve its investment goal.

--------------------------------------------------------------------------------

SUBADVISER

SSgA Funds Management, Inc.
(formerly State Street Global Advisors, a division of State Street Bank and Trust Company)
One Lincoln Street
Boston, Massachusetts 02111-2900

Managing, with predecessor, since 1978
Managing Fund since May, 1997
Managed approximately $92 billion in assets at the end of 2003

FUND MANAGERS

John A. Tucker, CFA
---------------------
Principal of subadviser
Joined subadviser in 1988

James B. May, CFA
---------------------
Principal of subadviser
Joined subadviser in 1989
PAST PERFORMANCE

The bar chart shows how the performance of the Fund's NAV shares has varied from year to year, while the table shows performance over time (along with a broad-based market index for reference). This information may also help provide an indication of the Fund's risks and potential rewards. All figures assume dividend reinvestment. Past performance does not indicate future results. The performance figures below do not reflect the deduction of fees and charges payable under the variable contracts. Such fees and charges would cause the investment returns under the contracts to be less than that shown below.

 Year-by-year total returns -- calendar years

                                     [CHART]

 1997     1998     1999     2000     2001      2002     2003
------   ------   ------   ------   -------  -------   ------
32.79%   28.45%   21.08%   -9.15%   -11.98%  -22.31%   28.42%


Best quarter: up 21.27% fourth quarter 1998 Worst quarter: down 17.33% third quarter 2002

  Average annual total return -- for periods ending 12/31/2003*
                                                                Fund** Index
                          1 year                                28.42% 28.70%
                          5 years                               -0.69% -0.57%
                          Life of Fund                           8.59%  8.86%

Index:  S&P 500 Index

*  Began operations on May 1, 1996.
** Returns reflect waiver of advisory fee reimbursement of all non-advisory fund expenses, and extra-ordinary capital contributions of $84,000 in 1996 and $250,000 in 1997.

MAIN RISKS

Primary

Index Management Risk: Certain factors such as the following may cause the Fund to track the Index less closely:

.. The securities selected by the manager may not be fully representative of the Index.

.. Transaction expenses of the Fund may result in the Fund's performance being different than that of the Index.

.. The size and timing of the Fund's cash flows may result in the Fund's performance being different than that of the Index.

Also, index funds like this one will have more difficulty in taking defensive positions in abnormal market conditions.

Market Risk: The value of the securities in the Fund may go down in response to overall stock or bond market movements. Markets tend to move in cycles, with periods of rising prices and periods of falling prices. Stocks tend to go up and down in value more than bonds. If the Fund's investments are concentrated in certain sectors, the Fund's performance could be worse than the overall market.

Manager Risk: The manager and its strategy may fail to produce the intended results.

Investment Category Risk: The returns of the Fund's specific equity investment category may lag the returns of the overall stock market. For example, the Fund's "large cap" approach carries the risk that in certain markets large cap stocks will underperform mid cap and small cap stocks.

Secondary

Derivatives Risk: Certain derivative instruments (such as options, futures and swaps) can produce disproportionate gains or losses. They are generally considered more risky than direct investments. Also, in a down market, derivatives could become harder to value or sell at a fair price.

--------------------------------------------------------------------------------

FEES AND EXPENSES OF THE FUND
These tables describe the fees and expenses you may pay if you buy and hold NAV shares of the Fund and do not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in your variable contract prospectus.

Shareholder Fees (fees paid directly from your investment)                  None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets, as a percentage of average net assets for the fiscal year ended December 31, 2003)

                                        Total Annual
   Investment Distribution and              Fund                    Net Fund
   Management     Service       Other    Operating      Expense     Operating
      Fee       (12b-1) Fee    Expenses   Expenses   Reimbursements Expenses
      ---       -----------    --------   --------   -------------- --------
     0.13%          N/A         0.08%      0.21%          0.0%        0.21%

Examples. The Examples are intended to help you compare the cost of investing in NAV shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 directly in the shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although actual Fund costs may be higher or lower, the Examples show what the Fund costs would be based on these assumptions.

                          Year 1 Year 3 Year 5 Year 10
                           $22    $68    $118   $268

Large Cap Value Fund


GOAL AND STRATEGY

This is a large cap stock fund with a value emphasis that seeks long-term capital appreciation and substantial dividend income.

The Fund invests primarily in a diversified mix of common stocks of large established U.S. companies paying above-average dividends.

The manager employs a value approach in selecting stocks using proprietary equity research. Stocks are purchased that are undervalued by various measures such as the stock's current price relative to its earnings potential.

The manager looks for companies with:

.. established operating history;

.. above-average dividend yield relative to the S&P 500 Index;

.. low price/earnings ratio relative to the S&P 500 Index;

.. sound balance sheet and other positive financial characteristics; and

.. low stock price relative to the company's underlying value.

The Fund's sector exposures are broadly diversified but are primarily a result of stock selection and therefore may vary significantly from its benchmark. The Fund normally invests in 100 to 175 stocks, and at least 80% of its assets in large cap companies. For the purpose of this Fund, "large cap companies" are those with market capitalizations that are within the range of capitalization of companies represented in the Russell 1000(R) Index or the Russell 1000(R) Value Index. The Fund normally has 10% or less (usually lower) of its assets in cash and cash equivalents. The Fund may invest in initial public offerings
(IPOs).

The Fund may purchase other types of securities that are not primary investment vehicles, for example: foreign securities denominated in U.S. dollars or any other currency, high and medium quality debt securities, certain Exchange Traded Funds (ETFs), and certain derivatives (investments whose value is based on indices or other securities).

In abnormal market conditions, the Fund may take temporary defensive measures--such as holding unusually large amounts of cash and cash equivalents--that are inconsistent with the Fund's primary investment strategy. In taking those measures, the Fund may not achieve its investment goal.

--------------------------------------------------------------------------------

SUBADVISER

T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, Maryland 21202

Managing since 1937
Managing Fund since May, 1996
Managed approximately $190 billion in assets at the end of 2003

FUND MANAGERS

Management by Investment Advisory Committee

Brian C. Rogers, CFA, CIC
---------------------
Chief Investment Officer and Vice President of subadviser
Joined subadviser in 1982

PAST PERFORMANCE

The bar chart shows how the performance of the Fund's NAV shares has varied from year to year, while the table shows performance over time (along with a broad-based market index for reference). This information may also help provide an indication of the Fund's risks and potential rewards. All figures assume dividend reinvestment. Past performance does not indicate future results. The performance figures below do not reflect the deduction of fees and charges payable under the variable contracts. Such fees and charges would cause the investment returns under the contracts to be less than that shown below.

Year-by-year total returns -- calendar years
                   [CHART]

 1997    1998    1999     2000    2001      2002    2003
------   -----   -----   ------   -----   -------  ------
28.56%   9.26%   3.28%   12.97%   1.25%   -13.24%  25.51%

Best quarter: up 16.73% second quarter 2003 Worst quarter: down 17.27% third quarter 2002

Average annual total return -- for periods ending 12/31/2003*

                                         Fund  Index
                           1 year       25.51% 30.03%
                           5 years       5.16%  3.56%
                           Life of fund  9.86% 10.40%

Index:  Russell 1000(R) Value Index

*  Began operations on May 1, 1996.

MAIN RISKS

Primary

Market Risk: The value of the securities in the Fund may go down in response to overall stock or bond market movements. Markets tend to move in cycles, with periods of rising prices and periods of falling prices. Stocks tend to go up and down in value more than bonds. If the Fund's investments are concentrated in certain sectors, the Fund's performance could be worse than the overall market.

Manager Risk: The manager and its strategy may fail to produce the intended results. The Fund could underperform its peers or lose money if the manager's investment strategy does not perform as expected.

Investment Category Risk: The returns of the Fund's specific equity investment category may lag the returns of the overall stock market. For example, the Fund's "value" approach carries the risk that in certain markets "value" stocks will underperform "growth" stocks. Also, the Fund's "large cap" approach carries the risk that in certain markets large cap stocks will underperform small cap and mid cap stocks.

Secondary

Foreign Risk: The Fund's foreign securities will pose special risks, due to limited government regulation, lack of public information, economic, political and social instability and foreign currency rate fluctuations. Factors such as lack of liquidity, foreign ownership limits and restrictions on removing currency also pose special risks.

Derivatives Risk: Certain derivative instruments (such as options, futures and swaps) can produce disproportionate gains or losses. They are generally considered more risky than direct investments. Also, in a down market, derivatives could become harder to value or sell at a fair price.

Initial Public Offering Risk: The Fund has the ability to invest in initial public offerings (IPOs) and a significant portion of the Fund's return may at times be attributable to its investment in IPOs. IPOs could have a substantial impact on performance, either positive or negative, particularly on a fund with a small asset base. Also, the Fund's investments in IPOs may be subject to more erratic price movements than the overall equity market.

--------------------------------------------------------------------------------

FEES AND EXPENSES OF THE FUND
These tables describe the fees and expenses you may pay if you buy and hold NAV shares of the Fund and do not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in your variable contract prospectus.

Shareholder Fees (fees paid directly from your investment)                  None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets, as a percentage of average net assets for the fiscal year ended December 31, 2003)

                                        Total Annual
   Investment Distribution and              Fund                    Net Fund
   Management     Service       Other    Operating      Expense     Operating
      Fee       (12b-1) Fee    Expenses   Expenses   Reimbursements Expenses
      ---       -----------    --------   --------   -------------- --------
     0.75%          N/A         0.07%      0.82%         0.00%        0.82%


Examples. The Examples are intended to help you compare the cost of investing in NAV shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 directly in the shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although actual Fund costs may be higher or lower, the Examples show what the Fund costs would be based on these assumptions.

                          Year 1 Year 3 Year 5 Year 10
                           $84    $262   $455  $1,014

Large Cap Growth Fund


GOAL AND STRATEGY

This is a large cap stock fund with a growth emphasis that seeks long-term capital appreciation.

The Fund invests primarily in a diversified mix of common stocks of large established U.S. companies that are believed to offer above-average potential for growth in revenues and earnings.

The manager selects stocks using a combination of proprietary equity research and quantitative tools. Stocks are purchased that have improving fundamentals and attractive valuations. The manager seeks to maintain risk and sector characteristics similar to the Russell 1000(R) Growth Index.

The Fund normally invests in 75 to 160 stocks, and at least 80% of its assets in large cap companies. For the purpose of this Fund, "large cap companies" are those with market capitalizations that are within the range of capitalization of companies represented in the Russell 1000(R) Index or the Russell 1000(R) Growth Index. The Fund normally has 10% or less (usually lower) of its assets in cash and cash equivalents. The Fund may invest in initial public offerings
(IPOs).

The Fund may purchase other types of securities that are not primary investment vehicles, for example: U.S. dollar denominated foreign securities, certain Exchange Traded Funds (ETFs), and certain derivatives (investments whose value is based on indices or other securities).

In abnormal market conditions, the Fund may take temporary defensive measures--such as holding unusually large amounts of cash and cash equivalents--that are inconsistent with the Fund's primary investment strategy. In taking those measures, the Fund may not achieve its investment goal.

--------------------------------------------------------------------------------


SUBADVISER

Independence Investment LLC
53 State Street
Boston, Massachusetts 02109

Owned by John Hancock
Managing since 1982
Managing Fund and its predecessor since March, 1986
Managed approximately $11.5 billion in assets at the end of 2003

FUND MANAGERS

Management by investment team overseen by:

Paul F. McManus, Jr.
---------------------
Executive Vice President of subadviser
Joined subadviser in 1982
PAST PERFORMANCE

The bar chart shows how the performance of the Fund's NAV shares has varied from year to year, while the table shows performance over time (along with a broad-based market index for reference). This information may help provide an indication of the Fund's risks and potential rewards. All figures assume dividend reinvestment. Past performance does not indicate future results. The performance figures below do not reflect the deduction of fees and charges payable under the variable contracts. Such fees and charges would cause the investment returns under the contracts to be less than that shown below.

 Year-by-year total returns -- calendar years


                                    [CHART]

 1994    1995    1996    1997    1998    1999   2000     2001     2002    2003
------  ------  ------  ------  ------  -----  ------  -------  -------  -------
-0.98%  31.64%  18.27%  30.89%  39.51% 24.07% -17.89%  -17.54%  -27.82%  25.62%


Best quarter: up 27.79% fourth quarter 1998 Worst quarter: down 21.05% first quarter 2001

                             Average annual total returns -- for periods ending 12/31/2003
                                                    Fund               Index
                             1 year                25.62%              29.75%
                             5 years               -5.30%              -5.11%
                             10 years               7.93%               9.21%

Index:  Russell 1000(R) Growth Index

MAIN RISKS

Primary

Market Risk: The value of the securities in the Fund may go down in response to overall stock or bond market movements. Markets tend to move in cycles, with periods of rising prices and periods of falling prices. Stocks tend to go up and down in value more than bonds. If the Fund's investments are concentrated in certain sectors, the Fund's performance could be worse than the overall market.

Manager Risk: The manager and its strategy may fail to produce the intended results. The Fund could underperform its peers or lose money if the manager's investment strategy does not perform as expected.

Investment Category Risk: The returns of the Fund's specific equity investment category may lag the returns of the overall stock market. For example, the Fund's "growth" approach carries the risk that in certain markets "growth" stocks will underperform "value" stocks. Also, the Fund's "large cap" approach carries the risk that in certain markets large cap stocks will underperform small cap and mid cap stocks.

Concentration Risk: The Fund's investment in securities of a smaller number of issuers could produce more volatile performance relative to funds that invest in a larger number of issuers. The more concentrated a fund's holdings are, the more likely it is a specific security's poor performance will hurt the fund significantly.

Secondary

Derivatives Risk: Certain derivative instruments (such as options, futures and swaps) can produce disproportionate gains or losses. They are generally considered more risky than direct investments. Also, in a down market, derivatives could become harder to value or sell at a fair price.

Initial Public Offering Risk: The Fund has the ability to invest in initial public offerings (IPOs) and a significant portion of the Fund's return may at times be attributable to its investment in IPOs. IPOs could have a substantial impact on performance, either positive or negative, particularly on a fund with a small asset base. Also, the Fund's investments in IPOs may be subject to more erratic price movements than the overall equity market.

Turnover Risk: In general, the greater the volume of buying and selling by a fund (i.e., the higher its "turnover rate"), the greater the impact that brokerage commissions and other transaction costs will have on the fund's performance. Any turnover rate in excess of 100% is considered relatively high. In the future, the Fund's turnover rate may be greater than 100%.

--------------------------------------------------------------------------------

FEES AND EXPENSES OF THE FUND
These tables describe the fees and expenses you may pay if you buy and hold NAV shares of the Fund and do not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in your variable contract prospectus.

Shareholder Fees (fees paid directly from your investment)                  None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets, as a percentage of average net assets for the fiscal year ended December 31, 2003)

                                        Total Annual
   Investment Distribution and              Fund                    Net Fund
   Management     Service       Other    Operating      Expense     Operating
      Fee       (12b-1) Fee    Expenses   Expenses   Reimbursements Expenses
      ---       -----------    --------   --------   -------------- --------
     0.80%          N/A         0.06%      0.86%          0.0%        0.86%

Examples. The Examples are intended to help you compare the cost of investing in NAV shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 directly in the shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although actual Fund costs may be higher or lower, the Examples show what the Fund costs would be based on these assumptions.

                          Year 1 Year 3 Year 5 Year 10
                           $88    $274   $477  $1,061

Large Cap Growth B Fund
(formerly "Large Cap Aggressive Growth Fund")


GOAL AND STRATEGY

This is a large cap stock fund with a growth emphasis that seeks long-term capital appreciation.

The Fund invests primarily in a diversified mix of common stocks of large established U.S. companies that are believed to offer above-average potential for growth in revenues and earnings.

The manager selects stocks using a combination of proprietary equity research and quantitative tools. Stocks are purchased that have improving fundamentals and attractive valuations. The manager seeks to maintain risk and sector characteristics similar to the Russell 1000(R) Growth Index.

The Fund normally invests in 75 to 160 stocks, and at least 80% of its assets in large cap companies. For the purpose of this Fund, "large cap companies" are those with market capitalizations that are within the range of capitalization of companies represented in the Russell 1000(R) Index or the Russell 1000(R) Growth Index. The Fund normally has 10% or less (usually lower) of its assets in cash and cash equivalents. The Fund may invest in initial public offerings
(IPOs).

The Fund may purchase other types of securities that are not primary investment vehicles, for example: U.S. dollar denominated foreign securities, certain Exchange Traded Funds (ETFs), and certain derivatives (investments whose value is based on indices or other securities).

In abnormal market conditions, the Fund may take temporary defensive measures--such as holding unusually large amounts of cash and cash equivalents--that are inconsistent with the Fund's primary investment strategy. In taking those measures, the Fund may not achieve its investment goal.

--------------------------------------------------------------------------------


SUBADVISER

Independence Investment LLC
53 State Street
Boston, Massachusetts 02109

Owned by John Hancock
Managing since 1982
Managing Fund since December, 2003
Managed approximately $11.5 billion in assets at the end of 2003

Past Performance information set forth herein does not reflect Independence Investment LLC services to the Fund.

FUND MANAGERS

Management by investment team overseen by:

Paul F. McManus, Jr.
---------------------
Executive Vice President of subadviser
Joined subadviser in 1982
PAST PERFORMANCE

The bar chart shows how the performance of the Fund's NAV shares has varied from year to year under a different subadviser, while the table shows performance over time (along with a broad-based market index for reference). This information may help provide an indication of the Fund's risks and potential rewards. All figures assume dividend reinvestment. Past performance does not indicate future results. The performance figures below do not reflect the deduction of fees and charges payable under the variable contracts. Such fees and charges would cause the investment returns under the contracts to be less than that shown below.

 Year-by-year total returns -- calendar year
     [CHART]

  2000      2001      2002     2003
-------   -------   -------   ------
-18.77%   -14.69%   -31.36%   31.72%


Best quarter: up 20.81% fourth quarter 1999 Worst quarter: down 17.87% second quarter 2001

                           Average annual total returns -- for periods ending 12/31/2003*
                                                     Fund              Index
                           1 year                   31.72%             29.75%
                           Life of fund             -6.33%             -7.67%

Index:  Russell 1000(R) Growth Index

*  Began operations on August 31, 1999.

MAIN RISKS

Primary

Market Risk: The value of the securities in the Fund may go down in response to overall stock or bond market movements. Markets tend to move in cycles, with periods of rising prices and periods of falling prices. Stocks tend to go up and down in value more than bonds. If the Fund's investments are concentrated in certain sectors, the Fund's performance could be worse than the overall market.

Manager Risk: The manager and its strategy may fail to produce the intended results. The Fund could underperform its peers or lose money if the manager's investment strategy does not perform as expected.

Investment Category Risk: The returns of the Fund's specific equity investment category may lag the returns of the overall stock market. For example, the Fund's "growth" approach carries the risk that in certain markets "growth" stocks will underperform "value" stocks. Also, the Fund's "large cap" approach carries the risk that in certain markets large cap stocks will underperform small cap and mid cap stocks.

Concentration Risk: The Fund's investment in securities of a smaller number of issuers could produce more volatile performance relative to funds that invest in a larger number of issuers. The more concentrated a fund's holdings are, the more likely it is a specific security's poor performance will hurt the fund significantly.

Secondary

Derivatives Risk: Certain derivative instruments (such as options, futures and swaps) can produce disproportionate gains or losses. They are generally considered more risky than direct investments. Also, in a down market, derivatives could become harder to value or sell at a fair price.

Initial Public Offering Risk: The Fund has the ability to invest in initial public offerings (IPOs) and a significant portion of the Fund's return may at times be attributable to its investment in IPOs. IPOs could have a substantial impact on performance, either positive or negative, particularly on a fund with a small asset base. Also, the Fund's investments in IPOs may be subject to more erratic price movements than the overall equity market.

Turnover Risk: In general, the greater the volume of buying and selling by a fund (i.e., the higher its "turnover rate"), the greater the impact that brokerage commissions and other transaction costs will have on the fund's performance. Any turnover rate in excess of 100% is considered relatively high. In the future, the Fund's turnover rate may be greater than 100%.

--------------------------------------------------------------------------------

FEES AND EXPENSES OF THE FUND
These tables describe the fees and expenses you may pay if you buy and hold NAV shares of the Fund and do not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in your variable contract prospectus.

Shareholder Fees (fees paid directly from your investment)                  None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets, as a percentage of average net assets for the fiscal year ended December 31, 2003)

                                        Total Annual
   Investment Distribution and              Fund                    Net Fund
   Management     Service       Other    Operating      Expense     Operating
     Fee(1)     (12b-1) Fee    Expenses   Expenses   Reimbursements Expenses
     ------     -----------    --------   --------   -------------- --------
     0.89%          N/A         0.10%      0.99%         0.00%        0.99%

Examples. The Examples are intended to help you compare the cost of investing in NAV shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 directly in the shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although actual Fund costs may be higher or lower, the Examples show what the Fund costs would be based on these assumptions.

                          Year 1 Year 3 Year 5 Year 10
                           $101   $315   $547  $1,213

Fundamental Growth Fund

GOAL AND STRATEGY

This is a large cap stock fund with a growth emphasis that seeks long-term capital appreciation.

The Fund invests primarily in a diversified mix of common stocks of large established U.S. companies that are believed to offer above-average potential for growth in revenues and earnings.

The manager selects stocks using a combination of proprietary equity research and quantitative tools. Stocks are purchased that have improving fundamentals and attractive valuations. The manager seeks to maintain risk and sector characteristics similar to the Russell 1000(R) Growth Index.

The Fund normally invests in 75 to 160 stocks, and at least 80% of its assets in large cap companies. For the purpose of this Fund, "large cap companies" are those with market capitalizations that are within the range of capitalization of companies represented in the Russell 1000(R) Index or the Russell 1000(R) Growth Index. The Fund normally has 10% or less (usually lower) of its assets in cash and cash equivalents. The Fund may invest in initial public offerings
(IPOs).

The Fund may purchase other types of securities that are not primary investment vehicles, for example: U.S. dollar denominated foreign securities, certain Exchange Traded Funds (ETFs), and certain derivatives (investments whose value is based on indices or other securities).

In abnormal market conditions, the Fund may take temporary defensive measures--such as holding unusually large amounts of cash and cash equivalents--that are inconsistent with the Fund's primary investment strategy. In taking those measures, the Fund may not achieve its investment goal.

--------------------------------------------------------------------------------

SUBADVISER

Independence Investment LLC
53 State Street
Boston, Massachusetts 02109

Owned by John Hancock
Managing since 1982
Managing Fund and its predecessor since March, 1986
Managed approximately $11.5 billion in assets at the end of 2003

Past Performance information set forth herein does not reflect
Independence Investment LLC services to the Fund.

FUND MANAGERS

Management by investment team overseen by:

Paul F. McManus, Jr.
---------------------
Executive Vice President of subadviser
Joined subadviser in 1982
PAST PERFORMANCE

The bar chart shows how the performance of the Fund's NAV shares has varied from year to year, while the table shows performance over time (along with a broad-based market index for reference). This information may help provide an indication of the Fund's risks and potential rewards. All figures assume dividend reinvestment. Past performance does not indicate future results. The performance figures below do not reflect the deduction of fees and charges payable under the variable contracts. Such fees and charges would cause the investment returns under the contracts to be less than that shown below.

 Year-by-year total returns -- calendar year

                                    [CHART]

 2000     2001     2002     2003
------   ------   ------   ------
-3.03%   -32.23%  -30.28%  31.77%


Best quarter: up 54.57% third quarter 1999 Worst quarter: down 31.27% third quarter 2001

Average annual total returns -- for periods ending 12/31/2003*
                     Fund         Index 1        Index 2       Index 3**
1 year              31.77%        42.71%         29.75%         42.71%
Life of fund        -1.58%         0.22%         -7.67%          0.22%

Index 1:  Russell Mid Cap(TM) Growth Index
Index 2:  Russell 1000(R) Growth Index
Index 3: A composite index combining the performance of the following indices over the periods indicated: Russell Mid Cap Growth(TM) Index (August, 1999 through December 2003) and Russell 1000(R) Growth Index (effective January,
2004)

*  Began operations on August 31, 1999.
** John Hancock believes Index 3 is a more suitable index against which to measure the Fund's performance for the period shown because it more closely matches the Fund's investment strategy during that period.

MAIN RISKS

Primary

Market Risk: The value of the securities in the Fund may go down in response to overall stock or bond market movements. Markets tend to move in cycles, with periods of rising prices and periods of falling prices. Stocks tend to go up and down in value more than bonds. If the Fund's investments are concentrated in certain sectors, the Fund's performance could be worse than the overall market.

Manager Risk: The manager and its strategy may fail to produce the intended results. The Fund could underperform its peers or lose money if the manager's investment strategy does not perform as expected.

Investment Category Risk: The returns of the Fund's specific equity investment category may lag the returns of the overall stock market. For example, the Fund's "growth" approach carries the risk that in certain markets "growth" stocks will under perform "value" stocks. Also, the Fund's "large/mid cap" approach carries the risk that large/mid cap stocks will underperform small cap stocks.

Concentration Risk: The Fund's investment in securities of a smaller number of issuers could produce more volatile performance relative to funds that invest in a larger number of issuers. The more concentrated a fund's holdings are, the more likely it is a specific security's poor performance will hurt the fund significantly.

Secondary

Derivatives Risk: Certain derivative instruments (such as options, futures and swaps) can produce disproportionate gains or losses. They are generally considered more risky than direct investments. Also, in a down market, derivatives could become harder to value or sell at a fair price.

Initial Public Offering Risk: The Fund has the ability to invest in initial public offerings (IPOs) and a significant portion of the Fund's return may at times be attributable to its investment in IPOs. IPOs could have a substantial impact on performance, either positive or negative, particularly on a fund with a small asset base. Also, the Fund's investments in IPOs may be subject to more erratic price movements than the overall equity market.

Turnover Risk: In general, the greater the volume of buying and selling by a fund (i.e., the higher its "turnover rate"), the greater the impact that brokerage commissions and other transaction costs will have on the fund's performance. Any turnover rate in excess of 100% is considered relatively high. In the future, the Fund's turnover rate may be greater than 100%.

--------------------------------------------------------------------------------

FEES AND EXPENSES OF THE FUND
These tables describe the fees and expenses you may pay if you buy and hold NAV shares of the Fund and do not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in your variable contract prospectus.

Shareholder Fees (fees paid directly from your investment)                  None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets, as a percentage of average net assets for the fiscal year ended December 31, 2003)

                                      Total Annual
 Investment Distribution and              Fund                       Net Fund
 Management     Service       Other    Operating        Expense      Operating
    Fee       (12b-1) Fee    Expenses   Expenses   Reimbursements(2) Expenses
    ---       -----------    --------   --------   ----------------- --------
   0.90%           NA         0.10%      1.00%           0.00%         1.00%

Examples. The Examples are intended to help you compare the cost of investing in NAV shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 directly in the shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although actual Fund costs may be higher or lower, the Examples show what the Fund costs would be based on these assumptions.

                          Year 1 Year 3 Year 5 Year 10
                           $102   $318   $552  $1,225

Earnings Growth Fund

GOAL AND STRATEGY

This is a large cap stock fund with a growth emphasis that seeks long-term capital appreciation.

The Fund invests primarily in a mix of common stocks of large U.S. companies that are believed to offer above-average potential for long-term growth, which may be measured by factors such as revenues or earnings.

The manager selects stocks using fundamental equity research. Stocks are purchased that are expected to have above average earnings growth potential. Companies with high growth potential tend to be companies with higher than average price/earnings (P/E) or price/book (P/B) ratios. Companies with strong growth potential often have new products, technologies, distribution channels, or other opportunities, or have a strong industry or market position. The stocks of these companies are often called "growth" stocks.

In buying and selling securities for the Fund, the manager uses fundamental analysis of each issuer and its potential for success in light of its current financial condition, its industry position, and economic and market conditions. Factors considered include:

.. growth potential.

.. earnings estimates, and

.. management.

The Fund's sector exposures are a result of stock selection and therefore may vary significantly from the Fund's performance benchmark (Russell 1000 Growth Index).

The Fund normally invests in 75 to 200 stocks and at least 80% of its assets in common stocks of companies with large market capitalizations. For the purposes of this Fund, large capitalization companies are those with market capitalizations within the range of market capitalizations of companies in the Russell 1000 Index or the Russell 1000 Growth Index.

The Fund normally has 15% or less (usually lower) of its assets in cash and cash equivalents. The Fund may invest in initial public offerings (IPOs) but will typically have very limited exposure to these investments.

The Fund may purchase other types of securities that are not primary investment vehicles, for example: securities of foreign issuers, certain Exchange Traded Funds (ETFs), and certain derivatives (investments whose value is based on indices or other securities).

In abnormal market conditions, the Fund may take temporary defensive measures--such as holding unusually large amounts of cash and cash equivalents--that are inconsistent with the Fund's primary investment strategy. In taking those measures, the Fund may not achieve its investment goal.

--------------------------------------------------------------------------------

SUBADVISER

Fidelity Management & Research Company ("FMR")
82 Devonshire Street
Boston, Massachusetts 02109

Managing since 1946
Managing Fund since March, 2003
Managed approximately $779 billion in assets at the end of 2003

FMR Co, Inc. ("FMRC") serves as a sub-subadviser for the Fund. FMRC has day-to-day responsibility for choosing investments for the Fund. FMRC is a wholly-owned subsidiary of Fidelity Management & Research Company.

FUND MANAGER

Joseph Day
---------------------
Vice President of subadviser
Joined subadviser in 1985

PAST PERFORMANCE

The bar chart shows how the performance of the Fund's NAV shares has varied from year to year, while the table shows performance over time (along with a broad-based market index for reference). This information may help provide an indication of the Fund's risks and potential rewards. All figures assume dividend reinvestment. Past performance does not indicate future results. The performance figures below do not reflect the deduction of fees and charges payable under the variable contracts. Such fees and charges would cause the investment returns under the contracts to be less than that shown below.

 Year-by-year total returns -- calendar years

                   [CHART]

 1997    1998    1999     2000     2001      2002     2003
------  ------  -------  -------  -------  --------  ------
16.66%  39.07%  118.31%  -35.86%  -36.93%   -32.39%  24.80%

Best quarter: up 59.33% fourth quarter 1999 Worst quarter: down 33.10% first quarter 2001

Average annual total returns -- for periods ending 12/31/2003*
                     Fund        Index 1       Index 2**
1 year              24.80%       29.75%         29.75%
5 years             -5.71%       -5.11%          0.74%
Life of fund         2.86%        6.19%          6.12%

Index 1:  Russell 1000 Growth Index
Index 2: A composite index combining the performance of the following indices over the periods indicated: Russell Mid CapTM Growth Index (from inception through April, 2002) and Russell 1000(R) Growth Index (after April, 2002).

*  Began operations on May 1, 1996.
** John Hancock believes that Index 2 is a more suitable index against which to measure the Fund's performance because it more closely matches the Fund's changes in investment strategy since inception.

MAIN RISKS

Primary

Market Risk: The value of the securities in the Fund may go down in response to overall stock or bond market movements. Markets tend to move in cycles, with periods of rising prices and periods of falling prices. Stocks tend to go up and down in value more than bonds. If the Fund's investments are concentrated in certain sectors, the Fund's performance could be worse than the overall market.

Manager Risk: The manager and its strategy may fail to produce the intended results. The Fund could underperform its peers or lose money if the manager's investment strategy does not perform as expected.

Investment Category Risk: The returns of the Fund's specific equity investment category may lag the returns of the overall stock market. For example, the Fund's "growth" approach carries the risk that in certain markets "growth" stocks will underperform "value" stocks. Also, the Fund's "mid cap" approach carries the risk that in certain markets mid cap stocks will underperform small cap and large cap stocks.

Turnover Risk: In general, the greater the volume of buying and selling by a fund (i.e., the higher its "turnover rate"), the greater the impact that brokerage commissions and other transaction costs will have on the fund's performance. Any turnover rate in excess of 100% is considered relatively high. Normally, the Fund's turnover rate will be greater than 100%.

Concentration Risk: The Fund's investment in securities of a smaller number of issuers could produce more volatile performance relative to funds that invest in a larger number of issuers. The more concentrated a fund's holdings are, the more likely it is a specific security's poor performance will hurt the fund significantly.

Secondary

Derivatives Risk: Certain derivative instruments (such as options, futures and swaps) can produce disproportionate gains or losses. They are generally considered more risky than direct investments. Also, in a down market, derivatives could become harder to value or sell at a fair price.

Initial Public Offering Risk: The Fund has the ability to invest in initial public offerings (IPOs) and a significant portion of the Fund's return may at times be attributable to its investment in IPOs. IPOs could have a substantial impact on performance, either positive or negative, particularly on a fund with a small asset base. Also, the Fund's investments in IPOs may be subject to more erratic price movements than the overall equity market.

--------------------------------------------------------------------------------

FEES AND EXPENSES OF THE FUND
These tables describe the fees and expenses you may pay if you buy and hold NAV shares of the Fund and do not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in your variable contract prospectus.

Shareholder Fees (fees paid directly from your investment)                  None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets, as a percentage of average net assets for the fiscal year ended December 31, 2003)

                                      Total Annual
 Investment Distribution and              Fund                       Net Fund
 Management     Service       Other    Operating        Expense      Operating
    Fee       (12b-1) Fee    Expenses   Expenses   Reimbursements(1) Expenses
    ---       -----------    --------   --------   ----------------- --------
   0.96%           NA         0.11%      1.07%           0.01%         1.06%

(1) Under its current investment management agreement with the Trust, John Hancock reimburses the Fund when the Fund's "other fund expenses" exceed 0.10% of the Fund's average daily net assets. This agreement will remain in effect until May 1, 2005, and may be renewed each year thereafter by the Trust.

Examples. The Examples are intended to help you compare the cost of investing in NAV shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 directly in the shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although actual Fund costs may be higher or lower, the Examples show what the Fund costs would be based on these assumptions.

                          Year 1 Year 3 Year 5 Year 10
                           $108   $339   $589  $1,305

Growth & Income Fund


GOAL AND STRATEGY

This is a large cap stock fund that seeks income and long-term capital appreciation.

The Fund invests primarily in a diversified mix of common stocks of large sized U.S. companies.

The Fund employs a multi-style and multi-manager approach with two sub-advisers, each of which employs its own investment approach and independently manages its portion or portions of the Fund. The Fund uses three distinct investment styles intended to complement each other: growth, value and blend. The allocation across styles at the end of 2003 is approximately: growth portion 18%, value portion 19% and blend portion 63%. All investments in the Fund will be allocated equally between the two subadvisers, while redemptions will be allocated on an asset-weighted basis. Moreover, the allocation between the value and blend portions will be managed so that the value portion will be approximately equal to the growth portion over time. All of these allocation methodologies may change in the future.

Independence Investment LLC ("Independence") manages two portions of the Fund--the value style portion and the blend style portion. Independence selects stocks that have improving fundamentals and attractive valuations.

Stocks are purchased that are undervalued relative to the stock's history and have improving earnings growth prospects.

Independence seeks to maintain risk and sector characteristics similar to the market benchmark for its portion of the Fund. Independence normally invests its portion of the Fund in 75 to 160 stocks with: (a) at least 80% (usually higher) of the assets in the value portion in companies with market capitalizations that are within the range of capitalizations of companies in the Russell 1000(R) Value Index or the Russell 1000(R) Index, and (b) at least 80% (usually higher) of the assets in the blend portion in companies with market capitalizations that are within the range of capitalizations of companies in the Russell 1000(R) Index or the S&P 500 Index.

T. Rowe Price Associates, Inc. ("T. Rowe") manages the growth style portion of the Fund and selects stocks using proprietary fundamental research. T. Rowe generally looks for companies with:

.. Above average earnings growth and cash flow growth relative to their peers and general economy;

.. Sustainable earnings momentum even during times of slow economic growth; and

.. Profitable niches in the economy that enables companies to expand even during times of slow growth.

This portion of the Fund's sector exposures are broadly diversified but are primarily a result of stock selection and may therefore vary significantly from its benchmark. T. Rowe Price normally invests its portion of the Fund in 40 to 80 stocks, and at least 80% (usually higher) of the assets in the growth portion of the Fund in companies with market capitalizations that are within the range of capitalizations of companies in the Russell 1000(R) Growth Index or the Russell 1000(R) Index.

Each portion of the Fund normally has 10% or less (usually lower) of its assets in cash and cash equivalents. Each portion of the Fund may invest in initial public offerings (IPOs). Each portion of the Fund may purchase other types of securities that are not primary investment vehicles, for example: U.S. dollar denominated foreign securities, certain Exchange Traded Funds (ETFs), and certain derivatives (investments whose value is based on indices or other securities).

In abnormal market conditions, each portion of the Fund may take temporary defensive measures--such as holding unusually large amounts of cash and cash equivalents--that are inconsistent with the Fund's primary investment strategy. In taking those measures, the Fund may not achieve its investment goal.

--------------------------------------------------------------------------------

SUBADVISER

Independence Investment LLC
53 State Street
Boston, Massachusetts 02109

Owned by John Hancock
Managing since 1982
Managing Fund since December, 2003
Managed approximately $11.5 billion in assets at end of 2003

FUND MANAGERS

Management by investment team overseen by:

John C. Forelli
---------------------
Senior Vice President of subadviser
Joined subadviser in 1990

Thomas D. Spicer
---------------------
Senior Vice President of subadviser
Joined subadviser in 1991

SUBADVISER

T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, Maryland 21202

Managing since 1937
Managing Fund since December, 2003
Managed approximately $190 billion in assets at the end of 2003

FUND MANAGERS

Management by Investment
Advisory Committee

Robert W. Sharps, CFA, CPA
---------------------
Vice President of subadviser
Joined subadviser in 1998

MAIN RISKS

Primary

Market Risk: The value of the securities in the Fund may go down in response to overall stock or bond market movements. Markets tend to move in cycles, with periods of rising prices and periods of falling prices. Stocks tend to go up and down in value more than bonds. If the Fund's investments are concentrated in certain sectors, the Fund's performance could be worse than the overall market.

Manager Risk: The manager and its strategy may fail to produce the intended results. The Fund could underperform its peers or lose money if the manager's investment strategy does not perform as expected.

Investment Category Risk: The returns of the Fund's specific equity investment category may lag the returns of the overall stock market. For example, the Fund's "large cap" approach carries the risk that in certain markets large cap stocks will underperform smaller cap stocks.

Turnover Risk: In general, the greater the volume of buying and selling by a fund (i.e., the higher its "turnover rate"), the greater the impact that brokerage commissions and other transaction costs will have on the fund's performance. Any turnover rate in excess of 100% is considered relatively high. Normally, the Fund's turnover rate will be greater than 100%.

Secondary

Derivatives Risk: Certain derivative instruments (such as options, futures and swaps) can produce disproportionate gains or losses. They are generally considered more risky than direct investments. Also, in a down market, derivatives could become harder to value or sell at a fair price.

Initial Public Offering Risk: The fund has the ability to invest in initial public offerings (IPOs) and a significant portion of the Fund's return may at times be attributable to its investment in IPOs. IPOs could have a substantial impact on performance, either positive or negative, particularly on a fund with a small asset base. Also, the Fund's investments in IPOs may be subject to more erratic price movements than the overall equity market.

--------------------------------------------------------------------------------

PAST PERFORMANCE

The bar chart shows how the performance of the Fund's NAV shares has varied from year to year, while the table shows performance over time (along with a broad-based market index for reference). This information may also help provide an indication of the Fund's risks and potential rewards. All figures assume dividend reinvestment. Past performance does not indicate future results. The performance figures below do not reflect the deduction of fees and charges payable under the variable contracts. Such fees and charges would cause the investment returns under the contracts to be less than that shown below.



 Year-by-year total returns -- calendar years

                              [CHART]

 1994   1995   1996   1997   1998   1999   2000    2001     2002     2003
------ ------ ------ ------ ------ ------ ------- -------  -------  ------
-0.56% 34.21% 20.10% 29.79% 30.25% 16.23% -13.10% -15.44%  -22.18%  24.35%

Best quarter: up 24.07% fourth quarter 1998 Worst quarter: down 17.14% third quarter 2002

Average annual total return -- for periods
ending 12/31/2003
                                          Fund  Index 1 Index 2*
1 year                                   24.35% 29.89%   29.89%
5 years                                  -3.74% -0.13%   -0.43%
10 years                                  8.40% 11.00%   11.14%

Index 1:  Russell 1000 Index
Index 2: A composite index combining the performance of the following indices over the periods indicated: S&P 500 Index (from inception through April, 2002) and Russell 1000 Index (after April, 2002)

* John Hancock believes Index 2 is a more suitable index against which to measure the Fund's performance because it more closely matches the Fund's changes in investment strategy over the period shown.

FEES AND EXPENSES OF THE FUND
These tables describe the fees and expenses you may pay if you buy and hold NAV shares of the Fund and do not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in your the variable contract prospectus.

Shareholder Fees (fees paid directly from your investment)                  None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets, as a percentage of average net assets for the fiscal year ended December 31, 2003)

                                        Total Annual
   Investment Distribution and              Fund                    Net Fund
   Management     Service       Other    Operating      Expense     Operating
      Fee       (12b-1) Fee    Expenses   Expenses   Reimbursements Expenses
      ---       -----------    --------   --------   -------------- --------
     0.67%          N/A         0.06%      0.73%          0.0%        0.73%

Examples. The Examples are intended to help you compare the cost of investing in NAV shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 directly in the shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although actual Fund costs may be higher or lower, the Examples show what the Fund costs would be based on these assumptions.

                          Year 1 Year 3 Year 5 Year 10
                           $75    $233   $406   $906

Fundamental Value Fund

GOAL AND STRATEGY

This is a large cap stock fund with a value emphasis that seeks long-term capital appreciation.

The Fund invests primarily in a diversified mix of common stocks of large-sized U.S. companies that are believed to offer favorable prospects for increasing dividends and growth in capital.

The manager employs a value approach in selecting stocks, using proprietary equity research to identify stocks having distinct value characteristics based on industry-specific valuation criteria.

The manager screens the investable universe for:

.. stocks in the Russell 1000(R) Value Index, or

.. stocks with dividend yields greater than the Russell 1000(R) Index, or

.. stocks with price/book ratios lower than the Russell 1000(R) Index.

The Fund's assets are allocated to industry-specific sub-portfolios that are managed by each industry analyst. The manager oversees the Fund to maintain capitalization and sector weights similar to the Russell 1000(R) Value Index.

The Fund normally invests in 90 to 130 stocks with at least 80% (usually higher) of its assets in companies with market capitalizations that are within the range of capitalizations of companies in the Russell 1000(R) Value Index or the Russell 1000(R) Index. The Fund normally has 10% or less (usually lower) of its assets in cash and cash equivalents. The Fund may invest in initial public offerings (IPOs).

The Fund may purchase other types of securities that are not primary investment vehicles, for example: U.S. dollar denominated foreign securities, certain Exchange Traded Funds (ETFs), and certain derivatives (investments whose value is based on indices or other securities).

In abnormal market conditions, the Fund may take temporary defensive measures--such as holding unusually large amounts of cash and cash equivalents--that are inconsistent with the Fund's primary investment strategy. In taking those measures, the Fund may not achieve its investment goal.

--------------------------------------------------------------------------------

SUBADVISER

Wellington Management Company, LLP
75 State Street
Boston, Massachusetts 02109

Managing, with predecessors, since 1928
Managing Fund since August, 1999
Managed approximately $394 billion
in assets at the end of 2003

FUND MANAGERS

Management by Global Research Team coordinated by:

Cheryl M. Duckworth, CFA
---------------------
Vice President of subadviser
Joined subadviser in 1994

PAST PERFORMANCE

The bar chart shows how the performance of the Fund's NAV shares has varied from year to year, while the table shows performance over time (along with a broad-based market index for reference). This information may help provide an indication of the Fund's risks and potential rewards. All figures assume dividend reinvestment. Past performance does not indicate future results. The performance figures below do not reflect the deduction of fees and charges payable under the variable contracts. Such fees and charges would cause the investment returns under the contracts to be less than that shown below.

 Year-by-year total returns -- calendar year

       [CHART]

 2000    2001     2002      2003
------  -------  -------   ------
13.41%  -6.99%  -17.40%    28.70%

Best quarter: up 17.55% second quarter 2003 Worst quarter: down 17.38% third quarter 2002

Average annual total returns -- for periods ending 12/31/2003*
                          Fund              Index
1 year                   28.70%             30.03%
Life of fund              3.77%              2.84%

Index:  Russell 1000(R) Value Index

*  Began operations on August 31, 1999.

MAIN RISKS

Primary

Market Risk: The value of the securities in the Fund may go down in response to overall stock or bond market movements. Markets tend to move in cycles, with periods of rising prices and periods of falling prices. Stocks tend to go up and down in value more than bonds. If the Fund's investments are concentrated in certain sectors, the Fund's performance could be worse than the overall market.

Manager Risk: The manager and its strategy may fail to produce the intended results. The Fund could underperform its peers or lose money if the manager's investment strategy does not perform as expected.

Investment Category Risk: The returns of the Fund's specific equity investment category may lag the returns of the overall stock market. For example, the Fund's "value" approach carries the risk that in certain markets "value" stocks will underperform "growth" stocks. Also, the Fund's "large cap" approach carries the risk that large cap stocks will underperform smaller cap stocks.

Secondary

Derivatives Risk: Certain derivative instruments (such as options, futures and swaps) can produce disproportionate gains or losses. They are generally considered more risky than direct investments. Also, in a down market, derivatives could become harder to value or sell at a fair price.

Initial Public Offering Risk: The Fund has the ability to invest in initial public offerings (IPOs) and a significant portion of the Fund's return may at times be attributable to its investment in IPOs. IPOs could have a substantial impact on performance, either positive or negative, particularly on a fund with a small asset base. Also, the Fund's investments in IPOs may be subject to more erratic price movements than the overall equity market.

--------------------------------------------------------------------------------

FEES AND EXPENSES OF THE FUND
These tables describe the fees and expenses you may pay if you buy and hold NAV shares of the Fund and do not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in your variable contract prospectus.

Shareholder Fees (fees paid directly from your investment)                  None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets, as a percentage of average net assets for the fiscal year ended December 31, 2003)

                                      Total Annual
 Investment Distribution and              Fund                       Net Fund
 Management     Service       Other    Operating        Expense      Operating
    Fee       (12b-1) Fee    Expenses   Expenses   Reimbursements(1) Expenses
    ---       -----------    --------   --------   ----------------- --------
   0.79%          N/A         0.11%      0.90%           0.01%         0.89%

(1) Under its current investment management agreement with the Trust, John Hancock reimburses the Fund when the Fund's "other fund expenses" exceed 0.10% of the Fund's average daily net assets. The agreement will remain in effect until May 1, 2005, and may be renewed each year thereafter by the Trust.

Examples. The Examples are intended to help you compare the cost of investing in NAV shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 directly in the shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although actual Fund costs may be higher or lower, the Examples show what the Fund costs would be based on these assumptions.

                          Year 1 Year 3 Year 5 Year 10
                           $91    $286   $497  $1,107

Fundamental  Value B Fund
(formerly "Large Cap Value CORE SM Fund")



GOAL AND STRATEGY

This is a large cap stock fund with a value emphasis that seeks long-term capital appreciation.

The Fund invests primarily in a diversified mix of common stocks of large-sized U.S. companies that are believed to offer favorable prospects for increasing dividends and growth in capital.

The manager employs a value approach in selecting stocks, using proprietary equity research to identify stocks having distinct value characteristics based on industry-specific valuation criteria.

The manager screens the investable universe for:

.. stocks in the Russell 1000(R) Value Index, or

.. stocks with dividend yields greater than the Russell 1000(R) Index, or

.. stocks with price/book ratios lower than the Russell 1000(R) Index.

The Fund's assets are allocated to industry specific sub-portfolios that are managed by each industry analyst. The manager oversees the Fund to maintain capitalization and sector weights similar to the Russell 1000(R) Value Index.

The Fund normally invests in 90 to 130 stocks with at least 80% (usually higher) of its assets in companies with market capitalizations that are within the range of capitalizations of companies in the Russell 1000(R) Value Index or the Russell 1000(R) Index.

The Fund normally has 10% or less (usually lower) of its assets in cash and cash equivalents. The Fund may invest in initial public offerings (IPOs).

The Fund may purchase other types of securities that are not primary investment vehicles, for example: U.S. dollar denominated foreign securities, certain Exchange Traded Funds (ETFs), and certain derivatives (investments whose value is based on indices or other securities).

In abnormal market conditions, the Fund may take temporary defensive measures--such as holding unusually large amounts of cash and cash equivalents--that are inconsistent with the Fund's primary investment strategy. In taking those measures, the Fund may not achieve its investment goal.

--------------------------------------------------------------------------------

SUBADVISER

Wellington Management Company, LLP
75 State Street
Boston, Massachusetts 02109

Managing, with predecessors, since 1928
Managing Fund since May, 2004
Managed approximately $394 billion
in assets at the end of 2003

Past Performance information set forth
herein does not reflect Wellington Management Company, LLP services to the Fund.

FUND MANAGERS
Management by Global Research Team coordinated by:

Cheryl M. Duckworth, CFA
---------------------
Vice President of subadviser
Joined subadviser in 1994
PAST PERFORMANCE

The bar chart shows how the performance of the Fund's NAV shares has varied from year to year, while the table shows performance over time (along with a broad-based market index for reference). This information may help provide an indication of the Fund's risks and potential rewards. All figures assume dividend reinvestment. Past performance does not indicate future results. The performance figures below do not reflect the deduction of fees and charges payable under the variable contracts. Such fees and charges would cause the investment returns under the contracts to be less than that shown below.

 Year-by-year total returns -- calendar year

    [CHART]

 2000   2001     2002      2003
-----  ------   -------   ------
5.12%  -4.75%   -18.21%   28.86%

Best quarter: up 14.99% second quarter 2003 Worst quarter: down 17.35% third quarter 2002

Average annual total returns -- for periods ending 12/31/2003*
                          Fund              Index
1 year                   28.86%             30.03%
Life of fund              2.07%              2.84%

Index:  Russell 1000(R) Value Index

*  Began operations on August 31, 1999.

MAIN RISKS

Primary

Market Risk: The value of the securities in the Fund may go down in response to overall stock or bond market movements. Markets tend to move in cycles, with periods of rising prices and periods of falling prices. Stocks tend to go up and down in value more than bonds. If the Fund's investments are concentrated in certain sectors, the Fund's performance could be worse than the overall market.

Manager Risk: The manager and its strategy may fail to produce the intended results. The Fund could underperform its peers or lose money if the manager's investment strategy does not perform as expected.
Investment Category Risk: The returns of the Fund's specific equity investment category may lag the returns of the overall stock market. For example, the Fund's "value" approach carries the risk that in certain markets "value" stocks will underperform "growth" stocks. Also, the Fund's "large cap" approach carries the risk that in certain markets large cap stocks will underperform smaller cap stocks.


Secondary

Derivatives Risk: Certain derivative instruments (such as options, futures and swaps) can produce disproportionate gains or losses. They are generally considered more risky than direct investments. Also, in a down market, derivatives could become harder to value or sell at a fair price.

Initial Public Offering Risk: The Fund has the ability to invest in initial public offerings (IPOs) and a significant portion of the Fund's return may at times be attributable to its investment in IPOs. IPOs could have a substantial impact on performance, either positive or negative, particularly on a fund with a small asset base. Also, the Fund's investments in IPOs may be subject to more erratic price movements than the overall equity market.

--------------------------------------------------------------------------------

FEES AND EXPENSES OF THE FUND
These tables describe the fees and expenses you may pay if you buy and hold NAV shares of the Fund and do not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in your variable contract prospectus.

Shareholder Fees (fees paid directly from your investment)                  None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets, as a percentage of average net assets for the fiscal year ended December 31, 2003)

                                      Total Annual
 Investment Distribution and              Fund                       Net Fund
 Management     Service       Other    Operating        Expense      Operating
   Fee(1)     (12b-1) Fee    Expenses   Expenses   Reimbursements(2) Expenses
   ------     -----------    --------   --------   ----------------- --------
   0.91%          N/A         0.19%      1.10%           0.09%         1.01%


(1) Percentages shown are calculated as if the current investment management fee schedule was in effect throughout the period.
(2) Under its current investment management agreement with the Trust, John Hancock reimburses the Fund when the Fund's "other fund expenses" exceed 0.10% of the Fund's average daily net assets. The agreement will remain in effect until May 1, 2005, and may be renewed each year thereafter by the Trust.

Examples. The Examples are intended to help you compare the cost of investing in NAV shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 directly in the shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although actual Fund costs may be higher or lower, the Examples show what the Fund costs would be based on these assumptions.

                          Year 1 Year 3 Year 5 Year 10
                           $103   $341   $598  $1,332

Mid Cap Value Fund


GOAL AND STRATEGY

This is a mid cap stock fund with a value emphasis that seeks long-term capital appreciation.

The Fund invests primarily in a diversified mix of common stocks of mid-sized U.S. companies that are believed to be undervalued by various measures and offer good prospects for capital appreciation.

The manager employs a value approach in selecting stocks using proprietary fundamental equity research. The manager generally looks for companies with:

.. Low stock price relative to assets, earnings, cash flow or business franchise value.

.. Attractive operating margins and significant cash flow generation.

.. Sound balance sheet and other positive financial characteristics.

.. Significant stock ownership by management.

The Fund's sector exposures are broadly diversified but are primarily a result of stock selection and therefore may vary significantly from its benchmark. The Fund normally invests in 75 to 140 stocks with at least 80% (usually higher) of its assets in companies with market capitalizations that are within the range of capitalizations of companies in the Russell Mid Cap/TM/ Value Index or the Russell Mid Cap/TM/ Index.

The Fund normally has 10% or less (usually lower) of its assets in cash or cash equivalents. The Fund may invest in initial public offerings (IPOs).

The Fund may purchase other types of securities that are not primary investment vehicles, for example: U.S. dollar denominated foreign securities, certain Exchange Traded Funds (ETFs), and certain derivatives (investments whose value is based on indices or other securities).

In abnormal market conditions, the Fund may take temporary defensive measures--such as holding unusually large amounts of cash and cash equivalents--that are inconsistent with the Fund's primary investment strategy. In taking those measures, the Fund may not achieve its investment goal.

--------------------------------------------------------------------------------

SUBADVISER

T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, Maryland 21202

Managing since 1937
Managing Fund since May, 2003
Managed approximately $190 billion
in assets at the end of 2003

FUND MANAGERS

Management by Investment
Advisory Committee

David J. Wallack
---------------------
Vice President of subadviser
Joined subadviser in 1990

PAST PERFORMANCE

A bar chart will show how the performance of the Fund's NAV shares has varied from year to year, while a table will show performance over time (along with a broad-based market index for reference). This information may help provide an indication of the Fund's risks and potential rewards. All figures to be shown assume dividend reinvestment. Past performance does not indicate future results. The performance figures will not reflect the deduction of fees and charges payable under the variable contracts. Such fees and charges would cause the investment returns under the contracts to be less than that to be shown.

MAIN RISKS

Primary

Market Risk: The value of the securities in the Fund may go down in response to overall stock or bond market movements. Markets tend to move in cycles, with periods of rising prices and periods of falling prices. Stocks tend to go up and down in value more than bonds. If the Fund's investments are concentrated in certain sectors, the Fund's performance could be worse than the overall market.

Manager Risk: The manager and its strategy may fail to produce the intended results. The Fund could underperform its peers or lose money if the manager's investment strategy does not perform as expected.

Investment Category Risk: The returns of the Fund's specific equity investment category may lag the returns of the overall stock market. For example, the Fund's "value" approach carries the risk that in certain markets "value" stocks will underperform "growth" stocks. Also, the Fund's "mid cap" approach carries the risk that in certain markets mid cap stocks will underperform small cap or large cap stocks.

Mid Cap Stock Risk: The Fund's investment in mid-sized companies may be subject to more erratic price movements than investment in larger established companies.

Concentration Risk: The Fund's investment in securities of a smaller number of issuers could produce more volatile performance relative to funds that invest in a larger number of issuers. The more concentrated a fund's holdings are, the more likely it is a specific security's poor performance will hurt the fund significantly.

Secondary

Derivatives Risk: Certain derivative instruments (such as options, futures and swaps) can produce disproportionate gains or losses. They are generally considered more risky than direct investments. Also, in a down market, derivatives could become harder to value or sell at a fair price.

Initial Public Offering Risk: The Fund has the ability to invest in initial public offerings (IPOs) and a significant portion of the Fund's return may at times be attributable to its investment in IPOs. IPOs could have a substantial impact on performance, either positive or negative, particularly on a fund with a small asset base. Also, the Fund's investments in IPOs may be subject to more erratic price movements than the overall equity market.

--------------------------------------------------------------------------------


FEES AND EXPENSES OF THE FUND
These tables describe the fees and expenses you may pay if you buy and hold NAV shares of the Fund and do not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in your variable contract prospectus.

Shareholder Fees (fees paid directly from your investment)                  None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets, as a percentage of annualized average net assets for the fiscal year ended December 31, 2003)

                                      Total Annual
 Investment Distribution and              Fund                       Net Fund
 Management     Service       Other    Operating        Expense      Operating
    Fee       (12b-1) Fee    Expenses   Expenses   Reimbursements(1) Expenses
    ---       -----------    --------   --------   ----------------- --------
   1.10%          N/A         0.37%      1.47%           0.27%         1.20%

(1) Under its current investment management agreement with the Trust, John Hancock reimburses the Fund when the Fund's "other fund expenses" exceed 0.10% of the Fund's average daily net assets. The agreement will remain in effect until May 1, 2005, and may be renewed each year thereafter by the Trust.

Examples. The Examples are intended to help you compare the cost of investing in NAV shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 directly in the shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although actual Fund costs may be higher or lower, the Examples show what the Fund costs would be based on these assumptions.

                          Year 1 Year 3 Year 5 Year 10
                           $122   $438   $777  $1,734

Mid Cap Value B Fund
(formerly "Small/Mid Cap CORE SM Fund")


GOAL AND STRATEGY

This is a mid cap stock fund with a value emphasis that seeks long-term capital appreciation.

The Fund invests primarily in a diversified mix of common stocks of mid-sized U.S. companies that are believed to be undervalued by various measures and offer good prospects for capital appreciation.

The manager employs a value approach in selecting stocks using proprietary fundamental equity research. The manager generally looks for companies with:

.. Low stock price relative to assets, earnings, cash flow or business franchise value.

.. Attractive operating margins and significant cash flow generation.

.. Sound balance sheet and other positive financial characteristics.

.. Significant stock ownership by management.

The Fund's sector exposures are broadly diversified but are primarily a result of stock selection and therefore may vary significantly from its benchmark. The Fund normally invests in 75 to 140 stocks with at least 80% (usually higher) of its assets in companies with market capitalizations that are within the range of capitalizations of companies in the Russell Mid Cap/TM/ Value Index or the Russell Mid Cap/TM/ Index. The Fund normally has 10% or less (usually lower) of its assets in cash and cash equivalents. The Fund may invest in initial public offerings (IPOs).

The Fund may purchase other types of securities that are not primary investment vehicles, for example: U.S. dollar denominated foreign securities, certain Exchange Traded Funds (ETFs), and certain derivatives (investments whose value is based on indices or other securities).

In abnormal market conditions, the Fund may take temporary defensive measures--such as holding unusually large amounts of cash and cash equivalents--that are inconsistent with the Fund's primary investment strategy. In taking those measures, the Fund may not achieve its investment goal.

--------------------------------------------------------------------------------

SUBADVISER

T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, Maryland 21202

Managing since 1937
Managing Fund since May, 2004
Managed approximately $190 billion
in assets at the end of 2003

Past Performance information set forth
herein does not reflect T. Rowe Price
Associates, Inc. services to the Fund.

FUND MANAGERS

Management by Investment
Advisory Committee overseen by

David J. Wallack
---------------------
Vice President of subadviser
Joined subadviser in 1990

PAST PERFORMANCE

The bar chart shows how the performance of the Fund's NAV shares has varied from year to year, while the table shows performance over time (along with broad-based market indexes for reference). This information may help provide an indication of the Fund's risks and potential rewards. All figures assume dividend reinvestment. Past performance does not indicate future results. The performance figures below do not reflect the deduction of fees and charges payable under the variable contracts. Such fees and charges would cause the investment returns under the contracts to be less than that shown below.

Year-by-year total returns -- calendar years

          [CHART]

 1999    2000   2001     2002    2003
------  -----  -----   -------  ------
20.54%  4.63%  0.53%   -15.19%  45.15%

Best quarter: up 21.36% second quarter 2003 Worst quarter: down 20.01% fourth quarter 1998

Average annual total returns -- for periods ending 12/31/2003*

                               Fund  Index 1 Index 2 Index 3**
                 1 year       45.15% 45.51%  38.07%   45.51%
                 5 years       9.31%  9.40%   8.73%    9.40%
                 Life of fund  6.21%  6.40%   6.91%    6.40%

Index 1:  Russell 2500(TM) Index
Index 2:  Russell Mid Cap(TM) Value Index
Index 3: A composite index combining the performance of the following indices over the periods indicated: Russell 2500(TM) Index (inception through April
2004) and Russell Mid Cap(TM) Value Index (effective May, 2004)

*  Began operations on May 1, 1998.
** John Hancock believes Index 3 is a more suitable index against which to measure the Fund's performance for the period shown because it more closely matches the Fund's investment strategy during that period.

MAIN RISKS

Primary

Market Risk: The value of the securities in the Fund may go down in response to overall stock or bond market movements. Markets tend to move in cycles, with periods of rising prices and periods of falling prices. Stocks tend to go up and down in value more than bonds. If the Fund's investments are concentrated in certain sectors, the Fund's performance could be worse than the overall market.

Manager Risk: The manager and its strategy may fail to produce the intended results. The Fund could underperform its peers or lose money if the manager's investment strategy does not perform as expected.

Investment Category Risk:  The returns of the Fund's specific equity investment category may lag the returns of the overall stock market. For example, the Fund's "value" approach carries the risk that in certain markets "value" stocks will underperform "growth" stocks. Also, the Fund's "mid cap" approach carries the risk that in certain markets mid cap stocks will underperform small or large cap stocks.

Mid Cap Stock Risk: The Fund's investment in mid-sized companies may be subject to more erratic price movements than investment in larger established companies.

Concentration Risk: The Fund's investment in securities of a smaller number of issuers could produce more volatile performance relative to funds that invest in a larger number of issuers. The more concentrated a fund's holdings are, the more likely it is a specific security's poor performance will hurt the fund significantly.

Secondary

Derivatives Risk: Certain derivative instruments (such as options, futures and swaps) can produce disproportionate gains or losses. They are generally considered more risky than direct investments. Also, in a down market, derivatives could become harder to value or sell at a fair price.

Initial Public Offering Risk: The Fund has the ability to invest in initial public offerings (IPOs) and a significant portion of the Fund's return may at times be attributable to its investment in IPOs. IPOs could have a substantial impact on performance, either positive or negative, particularly on a fund with a small asset base. Also, the Fund's investments in IPOs may be subject to more erratic price movements than the overall equity market.

--------------------------------------------------------------------------------

FEES AND EXPENSES OF THE FUND
These tables describe the fees and expenses you may pay if you buy and hold NAV shares of the Fund and do not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in your variable contract prospectus.

Shareholder Fees (fees paid directly from your investment)                  None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets, as a percentage of average net assets for the fiscal year ended December 31, 2003)

                                      Total Annual
 Investment Distribution and              Fund                       Net Fund
 Management     Service       Other    Operating        Expense      Operating
    Fee       (12b-1) Fee    Expenses   Expenses   Reimbursements(1) Expenses
    ---       -----------    --------   --------   ----------------- --------
   1.05%          N/A         0.14%      1.19%           0.04%         1.15%

(1) Under its current investment management agreement with the Trust, John Hancock reimburses the Fund when the Fund's "other fund expenses" exceed 0.10% of the Fund's average daily net assets. The agreement will remain in effect until May 1, 2005 and may be renewed each year thereafter by the Trust.

Examples. The Examples are intended to help you compare the cost of investing in NAV shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 directly in the shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although actual Fund costs may be higher or lower, the Examples show what the Fund costs would be based on these assumptions.

                          Year 1 Year 3 Year 5 Year 10
                           $117   $374   $650  $1,440

Mid Cap Growth Fund
(formerly "Small/Mid Cap Growth Fund")


GOAL AND STRATEGY

This is a mid cap stock fund with a growth emphasis that seeks long-term capital appreciation.

The Fund invests primarily in the common stocks of mid-sized U.S. companies that are believed to offer above-average potential for growth in revenues and earnings.

The manager selects stocks using a combination of proprietary quantitative and qualitative equity research. Quantitative screening seeks to identify a group of high-quality companies with above-average growth characteristics relative to industry peers. Equity research seeks to identify individual companies from that group with a higher potential for long term earnings growth and capital appreciation.

The manager buys companies that seem attractive based on a combination of criteria, among others:

.. Superior historical earnings growth,

.. Prospects for above-average growth,

.. Attractive valuations,

.. Strong market positions,

.. Favorable new products, and

.. Superior management.

The Fund's sector exposures are broadly diversified but are primarily a result of stock selection and therefore may vary significantly from its benchmark. The Fund normally invests in 60 to 110 stocks, and at least 80% of its assets in mid cap companies. For the purpose of this Fund, "mid cap companies" are those with market capitalizations that are within the range of capitalization of companies represented in the Russell Mid Cap(TM) Growth Index or the Russell Mid Cap(TM) Index. The Fund normally has 10% or less (usually lower) of its assets in cash and cash equivalents. The Fund may invest in initial public offerings (IPOs).

The Fund may purchase other types of securities that are not primary investment vehicles, for example: U.S. dollar denominated foreign securities, certain Exchange Traded Funds (ETFs), and certain derivatives (investments whose value is based on indices or other securities).

In abnormal market conditions, the Fund may take temporary defensive measures--such as holding unusually large amounts of cash and cash equivalents--that are inconsistent with the Fund's primary investment strategy. In taking those measures, the Fund may not achieve its investment goal.

--------------------------------------------------------------------------------

SUBADVISER

Wellington Management Company, LLP
75 State Street
Boston, Massachusetts 02109

Managing, with predecessors, since 1928
Managing Fund since May, 1999
Managed approximately $394 billion in assets at the end of 2003

FUND MANAGERS

Frank J. Boggan, CFA
---------------------
Vice President of subadviser
Joined subadviser in 2001
Managing Director of Palladian Capital
Management (1998-2001)
Portfolio Manager at The Pioneer
Group (1991-1998)
PAST PERFORMANCE

The bar chart shows how the performance of the Fund's NAV shares has varied from year to year, while the table shows performance over time (along with broad-based market indexes for reference). This information may help provide an indication of the Fund's risks and potential rewards. All figures assume dividend reinvestment. Past performance does not indicate future results. The performance figures below do not reflect the deduction of fees and charges payable under the variable contracts. Such fees and charges would cause the investment returns under the contracts to be less than that shown below.

 Year-by-year total returns -- calendar years


                       [CHART]

 1995    1996   1997   1998   1999   2000   2001    2002     2003
------  ------  -----  -----  -----  -----  -----  -------  -----
35.96%  30.33%  3.44%  5.61%  5.15%  9.25%  2.83%  -21.13%  46.87%

Best quarter: up 24.53% second quarter 2003 Worst quarter: down 21.48% third quarter 1998

Average annual total returns -- for periods ending 12/31/2003*
                          Fund              Index 1            Index 2 Index 3**
1 year                   46.87%             46.31%             42.71%   46.31%
5 Years                   6.47%              3.83%              2.01%    4.08%
Life of fund             10.68%              8.67%             10.13%   11.28%

Index 1:   Russell 2500(TM) Growth Index
Index 2:   Russell Mid Cap(TM) Growth Index
Index 3:   A composite index combining the performance of the following indices over the periods indicated: Russell Mid Cap(TM) Growth Index (from inception through April, 1999), Russell 2500(TM) Growth Index (from May 1999 to May 2004) and Russell Mid Cap(TM) Growth Index (after May 2004)
*  Began operations on May 1, 1994.
** John Hancock believes Index 3 is a more suitable index against which to measure the fund's performance for the period shown because it more closely matches the fund's changes in investment strategy during that period.

MAIN RISKS

Primary

Market Risk: The value of the securities in the Fund may go down in response to overall stock or bond market movements. Markets tend to move in cycles, with periods of rising prices and periods of falling prices. Stocks tend to go up and down in value more than bonds. If the Fund's investments are concentrated in certain sectors, the Fund's performance could be worse than the overall market.

Manager Risk: The manager and its strategy may fail to produce the intended results. The Fund could underperform its peers or lose money if the manager's investment strategy does not perform as expected.

Investment Category Risk: The returns of the Fund's specific equity investment category may lag the returns of the overall stock market. For example, the Fund's "growth" approach carries the risk that in certain markets "growth" stocks will underperform "value" stocks. Also, the Fund's "mid cap" approach carries the risk that in certain markets mid cap stocks will underperform small cap and large cap stocks.

Mid Cap Stock Risk: The Fund's investment in mid-sized companies may be subject to more erratic price movements than investment in large established companies.

Concentration Risk: The Fund's investment in securities of a smaller number of issuers could produce more volatile performance relative to funds that invest in a larger number of issuers. The more concentrated a fund's holdings are, the more likely it is a specific security's poor performance will hurt the fund significantly.

Turnover Risk: In general, the greater the volume of buying and selling by a fund (i.e., the higher its "turnover rate"), the greater the impact that brokerage commissions and other transaction costs will have on the fund's performance. Any turnover rate in excess of 100% is considered relatively high. Normally, the Fund's turnover rate is greater than 100%.

Secondary

Derivatives Risk: Certain derivative instruments (such as options, futures and swaps) can produce disproportionate gains or losses. They are generally considered more risky than direct investments. Also, in a down market, derivatives could become harder to value or sell at a fair price.

Initial Public Offering Risk: The Fund has the ability to invest in initial public offerings (IPOs) and a significant portion of the Fund's return may at times be attributable to its investment in IPOs. IPOs could have a substantial impact on performance, either positive or negative, particularly on a fund with a small asset base. Also, the Fund's investments in IPOs may be subject to more erratic price movements than the overall equity market.

--------------------------------------------------------------------------------

FEES AND EXPENSES OF THE FUND
These tables describe the fees and expenses you may pay if you buy and hold NAV shares of the Fund and do not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in your variable contract prospectus.

Shareholder Fees (fees paid directly from your investment)                  None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets as a percentage of average net assets for the fiscal year ended December 31, 2003)

                                        Total Annual
   Investment Distribution and              Fund                    Net Fund
   Management     Service       Other    Operating      Expense     Operating
      Fee       (12b-1) Fee    Expenses   Expenses   Reimbursements Expenses
      ---       -----------    --------   --------   -------------- --------
     0.96%          N/A         0.10%      1.06%         0.00%        1.06%

Examples. The Examples are intended to help you compare the cost of investing in NAV shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 directly in the shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although actual Fund costs may be higher or lower, the Examples show what the Fund costs would be based on these assumptions.

                          Year 1 Year 3 Year 5 Year 10
                           $108   $337   $585  $1,294

Small Cap Value Fund


GOAL AND STRATEGY

This is a small cap stock fund with a value emphasis that seeks long-term capital appreciation.

The Fund normally invests at least 80% of its assets in small-cap companies. For the purpose of this Fund, "small cap companies" are those with market capitalizations that are within the range of capitalization of companies represented in the Russell 2000(R) Value Index or the Russell 2000(R) Index.

The Fund invests primarily in a diversified mix of common stocks of small U.S. companies that are believed to be undervalued by various measures and offer good prospects for capital appreciation.

The Fund employs a multi-manager approach with two subadvisers, each of which employs its own investment approach and independently manages its portion of the Fund. This approach began on November 1, 2002, and, as of year end 2003, T. Rowe Price managed approximately 61% of the Fund's assets and Wellington Management managed approximately 39% of the Fund's assets. All subsequent investments in the Fund will be allocated 25% to the T. Rowe Price portion and 75% to the Wellington Management portion, while redemptions from the Fund will be allocated on an asset-weighted basis. These allocation methodologies may change in the future.

T. Rowe Price Associates, Inc. ("T. Rowe Price") employs a value approach in selecting stocks using proprietary fundamental equity research. The manager generally looks for companies with:

.. Low price/earnings, price/book or price/cash flow ratios relative to small cap stocks, the company's peers, or its own historical norm.

.. Low stock price relative to the company's underlying asset values.

.. Above average dividend yield relative to the company's peers or its own historic norm.

.. A sound balance sheet and other positive financial characteristics.

.. Catalysts with the potential for value realization such as beneficial management change, restructuring, or industry consolidation.

This portion of the Fund's sector exposures are broadly diversified but are primarily a result of stock selection and may therefore vary significantly from its benchmark.
T. Rowe Price normally invests in 75 to 135 stocks.

Wellington Management Company, LLP ("Wellington Management") employs a value approach in selecting stocks, using proprietary fundamental research to identify stocks having distinct value characteristics based on industry-specific valuation criteria. It uses initial quantitative screens to identify high quality conservatively valued companies with above average rates of profitability selling at a discount relative to the overall small cap market. Fundamental research is then used to identify those companies demonstrating:

.. sustainable competitive advantage;

.. profitability/free cash flow;

.. strong market share position and trend;

.. quality of and share ownership by management; and

.. financial structures that are more conservative than the relevant industry average.

This portion of the Fund's sector exposures are broadly diversified but are primarily a result of stock selection and may therefore vary significantly from its benchmark.

Wellington Management will normally invest its portion in 60 to 100 stocks.

Each portion of the Fund normally has 10% or less (usually lower) of its assets in cash or cash equivalents. Each portion of the Fund may invest in initial public offerings (IPOs).

Each portion of the Fund may purchase other types of securities that are not primary investment vehicles, for example: real estate investment trusts or other real estate-related equity securities, U.S. dollar denominated foreign securities, certain Exchange Traded Funds (ETFs), and certain derivatives (investments whose value is based on indices or other securities).

In abnormal market conditions, each portion of the Fund may take temporary defensive measures--such as holding unusually large amounts of cash and cash equivalents--that are inconsistent with the Fund's primary investment strategy. In taking those measures, the Fund may not achieve its investment goal.

--------------------------------------------------------------------------------
SUBADVISER

T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, Maryland 21202

Managing since 1937
Managing Fund since January, 2001
Managed approximately $190 billion
in assets at year-end 2003

FUND MANAGERS

Management by Investment
Advisory Committee

Preston G. Athey, CFA, CIC
---------------------
Vice President of subadviser
Joined subadviser in 1978

SUBADVISER

Wellington Management Company, LLP
75 State Street
Boston, Massachusetts 02109

Managing, with predecessors, since 1928
Managing Fund since October, 2002
Managed approximately $394 billion
in assets at year-end 2003

FUND MANAGER

Stephen T. O'Brien, CFA
---------------------
Vice President of subadviser
Joined subadviser in 1983

MAIN RISKS

Primary

Market Risk: The value of the securities in the Fund may go down in response to overall stock or bond market movements. Markets tend to move in cycles, with periods of rising prices and periods of falling prices. Stocks tend to go up and down in value more than bonds. If the Fund's investments are concentrated in certain sectors, the Fund's performance could be worse than the overall market.

Manager Risk: The managers and their respective strategies may fail to produce the intended results. The Fund could underperform its peers or lose money if the managers' investment strategies do not perform as expected.

Investment Category Risk: The returns of the Fund's specific equity investment category may lag the returns of the overall stock market. For example, the Fund's "value" approach carries the risk that in certain markets "value" stocks will underperform "growth" stocks. Also, the Fund's "small cap" approach carries the risk that in certain markets small cap stocks will underperform mid cap and large cap stocks.

Small/Mid Cap Stock Risk: The Fund's investment in smaller or mid-sized companies may be subject to more erratic price movements than investment in large established companies.

Secondary

Derivatives Risk: Certain derivative instruments (such as options, futures and swaps) can produce disproportionate gains or losses. They are generally considered more risky than direct investments. Also, in a down market, derivatives could become harder to value or sell at a fair price.

Initial Public Offering Risk: The Fund has the ability to invest in initial public offerings (IPOs) and a significant portion of the Fund's return may at times be attributable to its investment in IPOs. IPOs could have a substantial impact on performance, either positive or negative, particularly on a fund with a small asset base. Also, the Fund's investments in IPOs may be subject to more erratic price movements than the overall equity market.

Real Estate Securities Risk: Real estate investment trusts (REITs) or other real estate-related equity securities may be affected by changes in the value of the underlying property owned by the trust. Mortgage REITs may be affected by the quality of any credit extended. Other potential risks include the possibility of a REIT failing to qualify for tax-free pass-through of income under the Internal Revenue Code or failing to maintain exemption under the Investment Company Act of 1940.


--------------------------------------------------------------------------------

PAST PERFORMANCE

The bar chart shows how the performance of the Fund's NAV shares has varied from year to year, while the table shows performance over time (along with a broad-based market index for reference). This information may help provide an indication of the Fund's risks and potential rewards. All figures assume dividend reinvestment. Past performance does not indicate future results. The performance figures below do not reflect the deduction of fees and charges payable under the variable contracts. Such fees and charges would cause the investment returns under the contracts to be less than that shown below.

 Year-by-year total returns -- calendar years
       [CHART]

 2000     2001     2002    2003
------   ------  ------   ------
34.19%   19.10%  -6.43%   37.97%

Best quarter: up 18.86% second quarter 2003 Worst quarter: down 17.81% third quarter 2002

 Average annual total returns -- for periods ending 12/31/2003*

                                   Fund  Index 1 Index 2**
                     1 year       37.97% 46.03%   46.03%
                     Life of fund 19.52% 14.56%   14.47%

Index 1:  Russell 2000(R) Value Index
Index 2: A composite index combining the performance of the following indices over the periods indicated: Russell 2500(R) Value Index (from inception through December, 2000); and Russell 2000(R) Value Index (after December, 2000).

*  Began operations on August 31, 1999.
** John Hancock believes Index 2 is a more suitable index against which to measure the fund's performance because it more closely matches the fund's changes in investment strategy since inception.

FEES AND EXPENSES OF THE FUND
These tables describe the fees and expenses you may pay if you buy and hold NAV shares of the Fund and do not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in your variable contract prospectus.

Shareholder Fees (fees paid directly from your investment)                  None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets, as a percentage of average net assets for the fiscal year ended December 31, 2003)

              Distribution          Total Annual
   Investment     and                   Fund                       Net Fund
   Management   Service     Other    Operating        Expense      Operating
      Fee     (12b-1) Fee  Expenses   Expenses   Reimbursements(1) Expenses
      ---     -----------  --------   --------   ----------------- --------
     0.95%        N/A        0.11%      1.06%           0.1%         1.05%

(1) Under its current investment management agreement with the Trust, John Hancock reimburses the Fund when the Fund's "other fund expenses" exceed 0.10% of the Fund's average daily net assets. The agreement will remain in effect until May 1, 2005, and may be renewed each year thereafter by the Trust.

Examples. The Examples are intended to help you compare the cost of investing in NAV shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 directly in the shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although actual Fund costs may be higher or lower, the Examples show what the Fund costs would be based on these assumptions.

                          Year 1 Year 3 Year 5 Year 10
                           $107   $336   $584  $1,293

Small Cap Emerging Growth Fund


GOAL AND STRATEGY

This is a small cap stock fund with a growth emphasis that seeks long-term capital appreciation.

The Fund invests primarily in the common stocks of small U.S. companies that are believed to offer above-average potential for growth in revenues and earnings.

The manager selects stocks using a combination of initial quantitative screens and in-depth proprietary equity research. Quantitative screening seeks to narrow the list of small capitalization companies and to identify a group of companies with strong revenue growth and accelerating earnings. Fundamental equity research seeks to identify individual companies from that group with a higher potential for earnings growth and capital appreciation.

The manager looks for companies based on a combination of criteria including:

.. Above average and sustainable revenue growth;

.. Improving market share and strong financial trends;

.. Superior management with significant equity ownership; and

.. Attractive valuation relative to its earnings growth outlook.

The Fund is likely to experience periods of high turnover in portfolio securities because the manager frequently adjusts the selection of companies and/or their position size based on these criteria. The Fund's sector exposures are broadly diversified but are primarily a result of stock selection and therefore may vary significantly from the benchmark.

The Fund normally invests in 50 to 120 stocks, and at least 80% of its assets in small cap companies. For the purpose of this Fund, "small cap companies" are those with market capitalizations that are within the range of capitalization of companies represented in the Russell 2000(R) Growth Index on the Russell 2000(R) Index. The Fund normally has 10% or less (usually lower) of its assets in cash and cash equivalents. The Fund may invest in initial public offerings
(IPOs).

The Fund may purchase other types of securities that are not primary investment vehicles, for example: U.S. dollar denominated foreign securities, certain Exchange Traded Funds (ETFs), and certain derivatives (investments whose value is based on indices or other securities).

In abnormal market conditions, the Fund may take temporary defensive measures--such as holding unusually large amounts of cash and cash equivalents--that are inconsistent with the Fund's primary investment strategy. In taking those measures, the Fund may not achieve its investment goal.

--------------------------------------------------------------------------------

SUBADVISER

Wellington Management Company, LLP
75 State Street
Boston, Massachusetts 02109

Managing, with predecessor, since 1928
Managing Fund since May, 2003
Managed approximately $394 billion
in assets at year-end 2003

FUND MANAGER

Steven C. Angeli, CFA
---------------------
Senior Vice President of subadviser
Joined subadviser in 1994

PAST PERFORMANCE

The bar chart shows how the performance of the Fund's NAV shares has varied from year to year, while the table shows performance over time (along with a broad-based market index for reference). This information may help provide an indication of the Fund's risks and potential rewards. All figures assume dividend reinvestment. Past performance does not indicate future results. The performance figures below do not reflect the deduction of fees and charges payable under the variable contracts. Such fees and charges would cause the investment returns under the contracts to be less than that shown below.

 Year-by-year total returns -- calendar years

                  [CHART]

 1997    1998    1999    2000    2001    2002     2003
------  ------  ------  ------  ------  -------  ------
25.57%  -5.96%  -3.43%  -8.89%  -3.78%  -28.21%  48.83%

Best quarter: up
 26.90% fourth quarter 2001 Worst quarter: down 27.11% third quarter 2001

                 Average annual total returns -- for periods ending 12/31/2003*
                                      Fund         Index 1        Index 2       Index 3**
                 1 year              48.83%        48.54%         47.25%         47.62%
                 5 years             -1.99%         0.86%          7.13%          5.51%
                 Life of fund         2.17%         2.02%          7.74%          8.16%

Index 1:  Russell 2000(R) Growth Index
Index 2:  Russell 2000(R) Index
Index 3: A composite index combining the performance of the following indices over the periods indicated: Russell 2000(R) Value Index (from inception through October, 2000); Russell 2000(R) Index (November, 2000 through April, 2003); and Russell 2000(R) Growth Index (effective May, 2003)

*  Began operations on May 1, 1996.
** John Hancock believes Index 3 is a more suitable index against which to measure the fund's performance because it more closely matches the fund's changes in investment strategy since inception.

MAIN RISKS

Primary

Market Risk: The value of the securities in the Fund may go down in response to overall stock or bond market movements. Markets tend to move in cycles, with periods of rising prices and periods of falling prices. Stocks tend to go up and down in value more than bonds. If the Fund's investments are concentrated in certain sectors, the Fund's performance could be worse than the overall market.

Manager Risk: The manager and its strategy may fail to produce the intended results. The Fund could underperform its peers or lose money if the manager's investment strategy does not perform as expected.

Investment Category Risk: The returns of the Fund's specific equity investment category may lag the returns of the overall stock market. For example, the Fund's "growth" approach carries the risk that in certain markets "growth" stocks will underperform "value" stocks. Also, the Fund's "small cap" approach carries the risk that in certain markets small cap stocks will underperform mid cap and large cap stocks.

Small Cap Stock Risk: The Fund's investment in smaller sized companies may be subject to more erratic price movements than investment in large established companies.

Concentration Risk: The Fund's investment in securities of a smaller number of issuers could produce more volatile performance relative to funds that invest in a larger number of issuers. The more concentrated a fund's holdings are, the more likely it is a specific security's poor performance will hurt the fund significantly.

Turnover Risk: In general, the greater the volume of buying and selling by a fund (i.e., the higher its "turnover rate"), the greater the impact that brokerage commissions and other transaction costs will have on the fund's performance. Any turnover in excess of 100% is considered relatively high. Normally, the Fund's turnover rate will be greater than 100%.

Secondary

Derivatives Risk: Certain derivative instruments (such as options, futures and swaps) can produce disproportionate gains or losses. They are generally considered more risky than direct investments. Also, in a down market, derivatives could become harder to value or sell at a fair price.

Foreign Risk: The Fund's foreign securities will pose special risks, due to limited government regulation, lack of public information, economic, political and social instability and foreign currency rate fluctuations. Factors such as lack of liquidity, foreign ownership limits and restrictions on removing currency also pose special risks. All foreign securities have some degree of foreign risk. However, to the extent the Fund invests in emerging market countries, it will have a significantly higher degree of foreign risk than if it invested exclusively in developed or newly-industrialized countries.

Initial Public Offering Risk: The Fund has the ability to invest in initial public offerings (IPOs) and a significant portion of the Fund's return may at times be attributable to its investment in IPOs. IPOs could have a substantial impact on performance, either positive or negative, particularly on a fund with a small asset base. Also, the Fund's investments in IPOs may be subject to more erratic price movements than the overall equity market.

--------------------------------------------------------------------------------

FEES AND EXPENSES OF THE FUND
These tables describe the fees and expenses you may pay if you buy and hold NAV shares of the Fund and do not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in your variable contract prospectus.

Shareholder Fees (fees paid directly from your investment)                  None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets, as a percentage of average net assets for the fiscal year ended December 31, 2003)

              Distribution          Total Annual
   Investment     and                   Fund                       Net Fund
   Management   Service     Other    Operating        Expense      Operating
      Fee     (12b-1) Fee  Expenses   Expenses   Reimbursements(1) Expenses
      ---     -----------  --------   --------   ----------------- --------
     1.01%        N/A       0.20%      1.21%           0.10%         1.11%

(1) Under its current investment management agreement with the Trust, John Hancock reimburses the Fund when the Fund's "other fund expenses" exceed 0.10% of the Fund's average daily net assets. The agreement will remain in effect until May 1, 2005, and may be renewed each year thereafter by the Trust.

Examples. The Examples are intended to help you compare the cost of investing in NAV shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 directly in the shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although actual Fund costs may be higher or lower, the Examples show what the Fund costs would be based on these assumptions.

                          Year 1 Year 3 Year 5 Year 10
                           $113   $374   $655  $1,457

Small Cap Growth Fund


GOAL AND STRATEGY

This is a small cap stock fund with a growth emphasis that seeks long-term capital appreciation.

The Fund invests primarily in the common stocks of small U.S. companies that are believed to offer above-average potential for growth in revenues and earnings.

The manager selects stocks using a combination of initial quantitative screens and in-depth proprietary equity research. Quantitative screening seeks to narrow the list of small capitalization companies and to identify a group of companies with strong revenue growth and accelerating earnings. Fundamental equity research seeks to identify individual companies from that group with a higher potential for earnings growth and capital appreciation.

The manager looks for companies based on a combination of criteria including:

.. Above average and sustainable revenue growth;
.. Improving market share and strong financial trends;
.. Superior management with significant equity ownership; and .. Attractive valuation relative to its earnings growth outlook.

The Fund is likely to experience periods of high turnover in portfolio securities because the manager frequently adjusts the selection of companies and/or their position size based on these criteria. The Fund's sector exposures are broadly diversified but are primarily a result of stock selection and therefore may vary significantly from the benchmark.

The Fund normally invests in 50 to 120 stocks, and at least 80% of its assets in small cap companies. For the purpose of this Fund, "small cap companies" are those with market capitalizations that are within the range of capitalization of companies represented in the Russell 2000(R) Growth Index or the Russell 2000(R) Index. The Fund normally has 10% or less (usually lower) of its assets in cash and cash equivalents. The Fund may invest in initial public offerings (IPOs).

The Fund may purchase other types of securities that are not primary investment vehicles, for example: U.S. dollar denominated foreign securities, certain Exchange Traded Funds (ETFs), and certain derivatives (investments whose value is based on indices or other securities).

In abnormal market conditions, the Fund may take temporary defensive measures--such as holding unusually large amounts of cash and cash equivalents--that are inconsistent with the Fund's primary investment strategy. In taking those measures, the Fund may not achieve its investment goal.

--------------------------------------------------------------------------------

SUBADVISER

Wellington Management Company, LLP
75 State Street
Boston, Massachusetts 02109

Managing, with predecessors, since 1928
Managing Fund since May, 2004
Managed approximately $394 billion in assets at the end of 2003

Past Performance information set forth herein does not reflect Wellington Management Company, LLP services to the Fund.

FUND MANAGER

Steven C. Angeli, CFA
---------------------
Senior Vice President of subadviser Joined subadviser in 1994

PAST PERFORMANCE

The bar chart shows how the performance of the Fund's NAV shares has varied from year to year, while the table shows performance over time (along with a broad-based market index for reference). This information may help provide an indication of the Fund's risks and potential rewards. All figures assume dividend reinvestment. Past performance does not indicate future results. The performance figures below do not reflect the deduction of fees and charges payable under the variable contracts. Such fees and charges would cause the investment returns under the contracts to be less than that shown below.

 Year-by-year total returns -- calendar years

                    [CHART]

 1997    1998    1999    2000     2001     2002     2003
------  ------  ------  -------  -------  -------  ------
14.26%  14.49%  70.38%  -21.43%  -12.61%  -29.95%  27.88%

Best quarter: up 45.57% fourth quarter 1999 Worst quarter: down 26.28% third quarter 2001

Average annual total returns -- for periods ending 12/31/2003*
                          Fund              Index
1 year                   27.88%             48.54%
5 years                   0.94%              0.86%
Life of fund              4.13%              2.02%

Index: Russell 2000(R) Growth Index

*  Began operations on May 1, 1996.

MAIN RISKS

Primary

Market Risk: The value of the securities in the Fund may go down in response to overall stock or bond market movements. Markets tend to move in cycles, with periods of rising prices and periods of falling prices. Stocks tend to go up and down in value more than bonds. If the Fund's investments are concentrated in certain sectors, the Fund's performance could be worse than the overall market.

Manager Risk: The manager and its strategy may fail to produce the intended results. The Fund could underperform its peers or lose money if the manager's investment strategy does not perform as expected.

Investment Category Risk: The returns of the Fund's specific equity investment category may lag the returns of the overall stock market. For example, the Fund's "growth" approach carries the risk that in certain markets "growth" stocks will underperform "value" stocks. Also, the Fund's "small cap" approach carries the risk that in certain markets small cap stocks will underperform mid cap and large cap stocks.

Small Cap Stock Risk: The Fund's investment in smaller companies may be subject to more erratic price movements than investment in larger established companies.

Concentration Risk: The Fund's investment in securities of a smaller number of issuers could produce more volatile performance relative to funds that invest in a larger number of issuers. The more concentrated a fund's holdings are, the more likely it is a specific security's poor performance will hurt the fund significantly.

Turnover Risk: In general, the greater the volume of buying and selling by a fund (i.e., the higher its "turnover rate"), the greater the impact that brokerage commissions and other transaction costs will have on the fund's performance. Any turnover rate in excess of 100% is considered relatively high. Normally, the Fund's turnover rate will be greater than 100%.

Secondary

Derivatives Risk: Certain derivative instruments (such as options, futures and swaps) can produce disproportionate gains or losses. They are generally considered more risky than direct investments. Also, in a down market, derivatives could become harder to value or sell at a fair price.

Foreign Risk: The Fund's foreign securities will pose special risks, due to limited government regulation, lack of public information, economic, political and social instability and foreign currency rate fluctuations. Factors such as lack of liquidity, foreign ownership limits and restrictions on removing currency also pose special risks.

Initial Public Offering Risk: The Fund has the ability to invest in initial public offerings (IPOs) and a significant portion of the Fund's return may at times be attributable to its investment in IPOs. IPOs could have a substantial impact on performance, either positive or negative, particularly on a fund with a small asset base. Also, the Fund's investments in IPOs may be subject to more erratic price movements than the overall equity market.

--------------------------------------------------------------------------------

FEES AND EXPENSES OF THE FUND
These tables describe the fees and expenses you may pay if you buy and hold NAV shares of the Fund and do not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in your variable contract prospectus.

Shareholder Fees (fees paid directly from your investment)                  None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets, as a percentage of average net assets for the fiscal year ended December 31, 2003)

              Distribution          Total Annual
   Investment     and                   Fund                       Net Fund
   Management   Service     Other    Operating        Expense      Operating
      Fee     (12b-1) Fee  Expenses   Expenses   Reimbursements(1) Expenses
      ---     -----------  --------   --------   ----------------- --------
     1.05%        N/A       0.17%      1.22%           0.07%         1.15%

(1) Under its current investment management agreement with the Trust, John Hancock reimburses the Fund when the Fund's "other fund expenses" exceed 0.10% of the Fund's average daily net assets. The agreement will remain in effect until May 1, 2005, and may be renewed each year thereafter by the Trust.

Examples. The Examples are intended to help you compare the cost of investing in NAV shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 directly in the shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although actual Fund costs may be higher or lower, the Examples show what the Fund costs would be based on these assumptions.

                          Year 1 Year 3 Year 5 Year 10
                           $117   $380   $664  $1,471

International Equity Index Fund


GOAL AND STRATEGY

This is an international stock fund that seeks to track the performance of a broad-based equity index of foreign companies primarily in developed countries and, to a lesser extent, in emerging market countries.

The Fund seeks to invest more than 80% of its assets in securities included in the Morgan Stanley Capital International All Country World Excluding U.S. ("MSCI ACW ex-US") Index. The MSCI ACW ex-US Index is a well known international stock market index that, as of December 31, 2003, included approximately 1,700 securities listed on the stock exchanges of 48 developed and emerging market countries (but not the United States).

The manager employs a passive management strategy by normally investing in all stocks included in the MSCI ACW ex-US Index. The manager normally invests in each stock in roughly the same proportion as represented in the Index. The manager seeks to replicate as closely as possible the aggregate risk characteristics and country diversification of the Index. The Index composition changes from time to time. The manager will reflect those changes as soon as practical.

The Fund is normally fully invested. The manager may invest in stock index futures to maintain market exposure and manage cash flow. Although the Fund may employ foreign currency hedging techniques, the Fund normally maintains the currency exposure of the underlying equity investments.

The Fund may purchase other types of securities that are not primary investment vehicles, for example: American Depositary Receipts (ADRs), Global Depositary Receipts (GDRs), European Depositary Receipts (EDRs), certain Exchange Traded Funds (ETFs), cash equivalents, and certain derivatives (investments whose value is based on indices or other securities). As an example of how derivatives may be used, the Fund may invest in stock index futures to manage cash flow.

In abnormal market conditions, the Fund may take temporary defensive measures--such as holding unusually large amounts of cash and cash equivalents--that are inconsistent with the Fund's primary investment strategy. In taking those measures, the Fund may not achieve its investment goal.


--------------------------------------------------------------------------------

SUBADVISER

SSgA Funds Management, Inc.
One Lincoln Street
Boston, Massachusetts 02111-2900

Managing, with predecessor, since 1978
Managing Fund since March, 2004
Managed approximately $92 billion
in assets at year-end 2003

Past Performance information set forth
herein does not reflect SSgA Funds Management, Inc. services to the Fund.

FUND MANAGERS

Managed by investment team overseen by:

James Francis, CFA
---------------------
Principal of subadviser
Joined subadviser in 1987

Jeffrey Beach
---------------------
Principal of subadviser
Joined subadviser in 1986

Note: "MSCI" and "MSCI All Country World ex-US Index" are the exclusive property of Morgan Stanley & Co., Incorporated and are registered service marks of Morgan Stanley Capital International.
PAST PERFORMANCE

The bar chart shows how the performance of the Fund's NAV shares has varied from year to year, while the table shows performance over time (along with a broad-based market index for reference). This information may help provide an indication of the Fund's risks and potential rewards. All figures assume dividend reinvestment. Past performance does not indicate future results. The performance figures below do not reflect the deduction of fees and charges payable under the variable contracts. Such fees and charges would cause the investment returns under the contracts to be less than that shown below.

 Year-by-year total returns -- calendar years

                                    [CHART]

 1994   1995   1996    1997    1998    1999    2000     2001    2002     2003
------  -----  -----  ------  ------  ------  ------- -------  -------  ------
-6.25%  8.01%  9.19%  -5.03%  20.82%  30.87%  -17.42% -20.30%  -15.18%  41.99%


Best quarter: up 20.91% fourth quarter 1998 Worst quarter: down 20.18% third quarter 2002

Average annual total returns -- for periods ending 12/31/2003
                  Fund          Index 1        Index 2        Index 3*
1 year           41.99%         41.41%         43.61%          44.58%
5 years           0.74%          1.55%          1.04%           1.43%
10 years          2.80%          4.66%          6.37%           5.65%

Index 1:  MSCI ACW ex US Index
Index 2:  MSCI EAFE GDP Index
Index 3: A composite index combining the performance of the following indices over the periods indicated: MSCI EAFE Index (from January, 1994 through April,
1998); MSCI EAFE GDP Index (from May, 1998 through June, 1999); 90% MSCI EAFE GDP Index/10% MSCI Emerging Markets Free Index (from July, 1999 through October, 2003); MSCI ACW ex US (after November, 2003)

* John Hancock believes Index 3 is a more suitable index against which to measure the fund's performance for the period shown because it more closely matches the fund's changes in investment strategy during that period.

MAIN RISKS

Primary

Foreign Risk: The Fund's foreign securities will pose special risks, due to limited government regulation, lack of public information, economic, political and social instability and foreign currency rate fluctuations. Factors such as lack of liquidity, foreign ownership limits and restrictions on removing currency also pose special risks. All foreign securities have some degree of foreign risk. However, to the extent the Fund invests in emerging market countries, it will have a significantly higher degree of foreign risk than if it invested exclusively in developed or newly-industrialized countries.

Index Management Risk: Certain factors such as the following may cause the Fund to track the Indexes less closely:

.. The securities selected by the manager may not be fully representative of the Indexes.

.. Transaction expenses of the Fund may result in the Fund's performance being different than that of the Indexes.

.. The size and timing of the Fund's cash flows may result in the Fund's performance being different than that of the Indexes.

Also, index funds like this one will have more difficulty in taking defensive positions in abnormal market conditions.

Market Risk: The value of the securities in the Fund may go down in response to overall stock or bond market movements. Markets tend to move in cycles, with periods of rising prices and periods of falling prices.

Stocks tend to go up and down in value more than bonds. If the Fund's investments are concentrated in certain sectors, the Fund's performance could be worse than the overall market.

Manager Risk: The manager and its strategy may fail to produce the intended results. The Fund could underperform its peers or lose money if the manager's investment strategy does not perform as expected.

Secondary

Derivatives Risk: Certain derivative instruments (such as options, futures and swaps) can produce disproportionate gains or losses. They are generally considered more risky than direct investments. Also, in a down market, derivatives could become harder to value or sell at a fair price.

--------------------------------------------------------------------------------

FEES AND EXPENSES OF THE FUND
These tables describe the fees and expenses you may pay if you buy and hold NAV shares of the Fund and do not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in your variable contract prospectus.

Shareholder Fees (fees paid directly from your investment)                  None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets, as a percentage of average net assets for the fiscal year ended December 31, 2003)

              Distribution          Total Annual
   Investment     and                   Fund                       Net Fund
   Management   Service     Other    Operating        Expense      Operating
      Fee     (12b-1) Fee  Expenses   Expenses   Reimbursements(1) Expenses
      ---     -----------  --------   --------   ----------------- --------
     0.17%        N/A       0.05%      0.22%           0.00%         0.22%

(1) Amounts shown (a) reflect discontinuance of John Hancock's agreement to reimburse the Fund for "other fund expenses" in 2003 that exceeded 0.10% per annum of the Fund's average daily net assets and (b) the custodian's agreement, effective April 1, 2004, to reduce its fees for this Fund.

Examples. The Examples are intended to help you compare the cost of investing in NAV shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 directly in the shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although actual Fund costs may be higher or lower, the Examples show what the Fund costs would be based on these assumptions.

                          Year 1 Year 3 Year 5 Year 10
                           $23    $71    $124   $280

Overseas Equity Fund

GOAL AND STRATEGY

This is an international stock fund that seeks long-term capital appreciation.

The Fund normally invests at least 80% of its assets in equity securities of companies outside the U.S., in a diversified mix of large established and medium-sized foreign companies located primarily in developed countries and in emerging markets to a lesser extent.

The manager selects stocks using proprietary fundamental research to identify companies that are believed to be:

.. Undervalued (i.e., with current stock price below long-term value); and

.. Asset rich with strong balance sheets and able to generate internal cash flows to meet capital needs.

The manager employs a research intensive approach using extensive field research and direct company contact to determine the fundamental value of a company. A company's future prospects are determined from analyzing a company's management, financial strength, products, markets, competitors, and future earnings and dividends.

The Fund is managed using a multiple portfolio manager system in which the Fund is divided into segments that are each managed by individual portfolio managers and/or research analysts. The Fund is normally broadly diversified since its exposures reflect the aggregate decisions of the multiple portfolio managers and research analysts managing the Fund.

The Fund's country and regional exposures are primarily a result of stock selection and therefore may vary significantly from the benchmark.

The Fund invests in at least 3 different countries other than the U.S., but normally invests in 15 to 50 countries.

The Fund will invest no more than 15% of its assets in emerging market stocks. The Fund normally invests in 150 to 300 stocks and normally has 10% or less (usually lower) of its assets in cash and cash equivalents. The Fund may invest in initial public offerings (IPOs).

The manager may use derivatives, such as futures and forwards, to implement foreign currency management strategies. Currency management strategies are primarily used for hedging purposes and to protect against anticipated changes in foreign currency exchange rates.

The Fund also may purchase other types of securities that are not primary investment vehicles, for example: American Depositary Receipts (ADRs), Global Depositary Receipts (GDRs), European Depositary Receipts (EDRs), certain Exchange Traded Funds (ETFs), and certain derivatives (investments whose value is based on indices or other securities).

In abnormal market conditions, the Fund may take temporary defensive measures--such as holding unusually large amounts of cash and cash equivalents--that are inconsistent with the Fund's primary investment strategy. In taking those measures, the Fund may not achieve its investment goal.

--------------------------------------------------------------------------------

SUBADVISER

Capital Guardian Trust Company
333 South Hope Street
Los Angeles, California 90071

Managing since 1968
Managing Fund since November, 2000
Managed approximately $146 billion in assets at year-end 2003

FUND MANAGERS

Team managed by:
9 Portfolio Managers
---------------------
Average 22 years with Capital Guardian
Average 25 years industry experience

Equity Research Team
---------------------
32 research analysts
Average 9 years with Capital Guardian
Average 13 years industry experience

See Appendix A for more details.

PAST PERFORMANCE

The bar chart shows how the performance of the Fund's NAV shares has varied from year to year under a different subadviser, while the table shows performance over time (along with broad-based market indexes for reference). This information may help provide an indication of the Fund's risks and potential rewards. All figures assume dividend reinvestment. Past performance does not indicate future results. The performance figures below do not reflect the deduction of fees and charges payable under the variable contracts. Such fees and charges would cause the investment returns under the contracts to be less than that shown below.

 Year-by-year total returns -- calendar years
                                    [CHART]

  1997    1998   1999    2000    2001    2002    2003
  -----  ------  -----  ------  ------  ------  ------
  2.65%  17.99%  5.11%  -9.08%  -6.45%  -6.32%  39.85%
Best quarter: up 15.11% fourth quarter 2003 Worst quarter: down 11.97% third quarter 2002

                 Average annual total returns -- for periods ending 12/31/2003*
                                   Fund      Index 1    Index 2    Index 3**
                 1 year           39.85%     39.17%     33.76%      43.28%
                 5 Years           3.21%      0.26%     -0.39%       5.20%
                 Life of fund      5.55%      2.94%      5.62%       6.21%

Index 1:  MSCI EAFE Index
Index 2:  Citigroup World Index
Index 3:  A composite index combining the performance of the following indices over the periods indicated: 65% MSCI World Index Ex US/35% Citigroup Non-US Government Bond Index, Unhedged (from inception through April, 2000); 60% MSCI World Index/40% Citigroup World Government Bond Index, Unhedged (from May, 2000 through April,
            2003); and MSCI EAFE Index (after April, 2003).

*  Began operations on May 1, 1996.
** John Hancock believes Index 3 is a more suitable index against which to measure the fund's performance because it more closely matches the fund's changes in investment strategy since inception.

MAIN RISKS

Primary

Foreign Risk: The Fund's foreign securities will pose special risks, due to limited government regulation, lack of public information, economic, political and social instability and foreign currency rate fluctuations. Factors such as lack of liquidity, foreign ownership limits and restrictions on removing currency also pose special risks. All foreign securities have some degree of foreign risk. However, to the extent the Fund invests in emerging market countries, it will have a significantly higher degree of foreign risk than if it invested exclusively in developed or newly-industrialized countries.

Market Risk: The value of the securities in the Fund may go down in response to over all stock or bond market movements. Markets tend to move in cycles, with periods of rising prices and periods of falling prices. Stocks tend to go up and down in value more than bonds. If the Fund's investments are concentrated in certain sectors, the Fund's performance could be worse than the overall market.

Manager Risk: The manager and its strategy may fail to produce the intended results. The Fund could underperform its peers or lose money if the manager's investment strategy does not perform as expected.

Investment Category Risk: The returns of the Fund's specific equity investment category may lag the returns of the overall stock market. For example, the Fund's "large/mid cap" approach carries the risk that in certain markets large/mid cap stocks will underperform small cap stocks.

Secondary

Derivatives Risk: Certain derivative instruments (such as options, futures and swaps) can produce disproportionate gains or losses. They are generally considered more risky than direct investments. Also, in a down market, derivatives could become harder to value or sell at a fair price.

Initial Public Offering Risk: The Fund has the ability to invest in initial public offerings (IPOs) and a significant portion of the Fund's return may at times be attributable to its investment in IPOs. IPOs could have a substantial impact on performance, either positive or negative, particularly on a fund with a small asset base. Also, the Fund's investments in IPOs may be subject to more erratic price movements than the overall equity market.

--------------------------------------------------------------------------------

FEES AND EXPENSES OF THE FUND
These tables describe the fees and expenses you may pay if you buy and hold NAV shares of the Fund and do not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in your variable contract prospectus.

Shareholder Fees (fees paid directly from your investment)                  None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets, as a percentage of average net assets for the fiscal year ended December 31, 2003)

                Distribution          Total Annual
   Investment       and                   Fund                       Net Fund
  Management(1)   Service     Other    Operating        Expense      Operating
       Fee      (12b-1) Fee  Expenses   Expenses   Reimbursements(1) Expenses
       ---      -----------  --------   --------   ----------------- --------
      1.23%         N/A       0.34%      1.57%           0.00%         1.57%

(1) Amounts shown reflect (a) the discontinuance of John Hancock's agreement to reimburse the Fund for "other fund expenses" in 2003 that exceeded 0.10% per Annum of the Fund's average daily net assets and (b) percentages which are calculated as if the current management fee schedules, which apply to this Fund, effective May 1, 2004, were in effect for all of 2003.

Examples. The Examples are intended to help you compare the cost of investing in NAV shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 directly in the shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although actual Fund costs may be higher or lower, the Examples show what the Fund costs would be based on these assumptions.

                          Year 1 Year 3 Year 5 Year 10
                           $160   $496   $855  $1,867

Overseas Equity B Fund
(formerly "International Opportunities Fund")


GOAL AND STRATEGY

This is an international stock fund that seeks long-term capital appreciation.

The Fund normally invests at least 80% of its assets in equity securities of companies outside the U.S., in a diversified mix of large established and medium-sized foreign companies located primarily in developed countries and in emerging markets to a lesser extent.

The manager selects stocks using proprietary fundamental research to identify companies that are believed to be:

.. Undervalued (i.e., with current stock price below long-term value); and

.. Asset rich with strong balance sheets and able to generate internal cash flows to meet capital needs.

The manager employs a research intensive approach using extensive field research and direct company contact to determine the fundamental value of a company. A company's future prospects are determined from analyzing a company's management, financial strength, products, markets, competitors, and future earnings and dividends.

The Fund is managed using a multiple portfolio manager system in which the Fund is divided into segments that are each managed by individual portfolio managers and/or research analysts. The Fund is normally broadly diversified since its exposures reflect the aggregate decisions of the multiple portfolio managers and research analysts managing the Fund.

The Fund's country and regional exposures are primarily a result of stock selection and therefore may vary significantly from the benchmark.

The Fund invests in at least 3 different countries other than the U.S., but normally invests in 15 to 50 countries.

The Fund will invest no more than 15% of its assets in emerging market stocks. The Fund normally invests in 150 to 300 stocks and normally has 10% or less (usually lower) of its assets in cash and cash equivalents. The Fund may invest in initial public offerings (IPOs).

The manager may use derivatives, such as futures and forwards, to implement foreign currency management strategies. Currency management strategies are primarily used for hedging purposes and to protect against anticipated changes in foreign currency exchange rates.

The Fund also may purchase other types of securities that are not primary investment vehicles, for example: American Depositary Receipts (ADRs), Global Depositary Receipts (GDRs), European Depositary Receipts (EDRs), certain Exchange Traded Funds (ETFs), and certain derivatives (investments whose value is based on indices or other securities).

In abnormal market conditions, the Fund may take temporary defensive measures--such as holding unusually large amounts of cash and cash equivalents--that are inconsistent with the Fund's primary investment strategy. In taking those measures, the Fund may not achieve its investment goal.

--------------------------------------------------------------------------------

SUBADVISER

Capital Guardian Trust Company
333 South Hope Street
Los Angeles, California 90071

Managing since 1968
Managing Fund since May, 2004
Managed approximately $146 billion
in assets at year-end 2003

Past Performance information set forth
herein does not reflect Capital Guardian Trust Company ("Capital Guardian") services to the Fund.

FUND MANAGERS

Team managed by:

9 Portfolio Managers
---------------------
Average 22 years with Capital Guardian
Average 25 years industry experience

Equity Research Team
---------------------
32 research analysts
Average 8 years with Capital Guardian
Average 13 years industry experience

See Appendix A for more details.

PAST PERFORMANCE

The bar chart shows how the performance of the Fund's NAV shares has varied from year to year, while the table shows performance over time (along with broad-based market indexes for reference). This information may help provide an indication of the Fund's risks and potential rewards. All figures assume dividend reinvestment. Past performance does not indicate future results. The performance figures below do not reflect the deduction of fees and charges payable under the variable contracts. Such fees and charges would cause the investment returns under the contracts to be less than that shown below.

 Year-by-year total returns -- calendar years

                   [CHART]

1997    1998    1999    2000     2001     2002     2003
-----  ------  ------  -------  -------  -------  ------
1.95%  15.92%  34.01%  -16.36%  -20.93%  -18.22%  32.36%


Best quarter: up 24.44% fourth quarter 1999 Worst quarter: down 22.07% third quarter 2002

Average annual total returns -- for periods ending 12/31/2003*
                     Fund         Index 1        Index 2       Index 3**
1 year              32.36%        41.41%         39.17%         41.41%
5 years             -0.83%         1.55%          0.26%          1.55%
Life of fund         2.51%         3.11%          2.94%          3.11%

Index 1:  MSCI All Country World ex-U.S. Index
Index 2:  MSCI EAFE Index (after April, 2004)
Index 3: A composite index combining the performance of the following indices over the periods indicated: MSCI All Country World ex-US (from inception through April 2004); MSCI EAFE (after April, 2004)
*  Began operations on May 1, 1996.
** John Hancock believes Index 3 is a more suitable index against which to measure the Fund's performance because it more closely matches the Fund's investment strategy.

MAIN RISKS

Primary

Foreign Risk: The Fund's foreign securities will pose special risks, due to limited government regulation, lack of public information, economic, political and social instability and foreign currency rate fluctuations. Factors such as lack of liquidity, foreign ownership limits and restrictions on removing currency also pose special risks. All foreign securities have some degree of foreign risk. However, to the extent the Fund invests in emerging market countries, it will have a significantly higher degree of foreign risk than if it invested exclusively in developed or newly-industrialized countries.

Market Risk: The value of the securities in the Fund may go down in response to over- all stock or bond market movements. Markets tend to move in cycles, with periods of rising prices and periods of falling prices. Stocks tend to go up and down in value more than bonds. If the Fund's investments are concentrated in certain sectors, the Fund's performance could be worse than the overall market.

Manager Risk: The manager and its strategy may fail to produce the intended results. The Fund could underperform its peers or lose money if the manager's investment strategy does not perform as expected.

Investment Category Risk: The returns of the Fund's specific equity investment category may lag the returns of the overall stock market. For example, the Fund's "large/mid cap" approach carries the risk that in certain markets large/mid cap stocks will underperform small cap stocks.

Secondary

Derivatives Risk: Certain derivative instruments (such as options, futures and swaps) can produce disproportionate gains or losses. They are generally considered more risky than direct investments. Also, in a down market, derivatives could become harder to value or sell at a fair price.

Initial Public Offering Risk: The Fund has the ability to invest in initial public offerings (IPOs) and a significant portion of the Fund's return may at times be attributable to its investment in IPOs. IPOs could have a substantial impact on performance, either positive or negative, particularly on a fund with a small asset base. Also, the Fund's investments in IPOs may be subject to more erratic price movements than the overall equity market.

--------------------------------------------------------------------------------

FEES AND EXPENSES OF THE FUND
These tables describe the fees and expenses you may pay if you buy and hold NAV shares of the Fund and do not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in your variable contract prospectus.

Shareholder Fees (fees paid directly from your investment)                  None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets, as a percentage of average net assets for the fiscal year ended December 31, 2003)

              Distribution          Total Annual
   Investment     and                   Fund                       Net Fund
   Management   Service     Other    Operating        Expense      Operating
     Fee(1)   (12b-1) Fee  Expenses   Expenses   Reimbursements(1) Expenses
     ------   -----------  --------   --------   ----------------- --------
     1.13%        N/A       0.31%      1.44%           0.00%         1.44%

(1) Amounts shown reflect (a) the discontinuance of John Hancock's agreement to reimburse the Fund for "other fund expenses" in 2003 that exceeded 0.10% per Annum of the Fund's average daily net assets and (b) percentages which are calculated as if the current Management fee schedules, which apply to this Fund, effective May 1, 2004, were in effect for all of 2003.

Examples. The Examples are intended to help you compare the cost of investing in NAV shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 directly in the shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although actual Fund costs may be higher or lower, the Examples show what the Fund costs would be based on these assumptions.

                          Year 1 Year 3 Year 5 Year 10
                           $147   $456   $787  $1,724

Overseas Equity C Fund
(formerly "Emerging Markets Equity Fund")


GOAL AND STRATEGY

This is an international stock fund that seeks long-term capital appreciation.

The Fund normally invests at least 80% of its assets in equity securities of companies outside the U.S., in a diversified mix of large established and medium-sized foreign companies located primarily in developed countries and in emerging markets to a lesser extent.

The manager selects stocks using proprietary fundamental research to identify companies that are believed to be:

.. Undervalued (i.e., with current stock price below long-term value); and

.. Asset rich with strong balance sheets and able to generate internal cash flows to meet capital needs.

The manager employs a research intensive approach using extensive field research and direct company contact to determine the fundamental value of a company. A company's future prospects are determined from analyzing a company's management, financial strength, products, markets, competitors, and future earnings and dividends.

The Fund is managed using a multiple portfolio manager system in which the Fund is divided into segments that are each managed by individual portfolio managers and/or research analysts. The Fund is normally broadly diversified since its exposures reflect the aggregate decisions of the multiple portfolio managers and research analysts managing the Fund.

The Fund's country and regional exposures are primarily a result of stock selection and therefore may vary significantly from the benchmark.

The Fund invests in at least 3 different countries other than the U.S., but normally invests in 15 to 50 countries.

The Fund will invest no more than 15% of its assets in emerging market stocks. The Fund normally invests in 150 to 300 stocks and normally has 10% or less (usually lower) of its assets in cash and cash equivalents. The Fund may invest in initial public offerings (IPOs).

The manager may use derivatives, such as futures and forwards, to implement foreign currency management strategies. Currency management strategies are primarily used for hedging purposes and to protect against anticipated changes in foreign currency exchange rates.

Although the Fund may employ foreign currency hedging techniques, the Fund normally maintains the currency exposure of the underlying equity investments.

The Fund may purchase other types of securities that are not primary investment vehicles, for example: American Depositary Receipts (ADRs), Global Depositary Receipts (GDRs), European Depositary Receipts (EDRs), certain Exchange Traded Funds (EFTS), and certain derivatives (investments whose value is based on indices or other securities).

In abnormal market conditions, the Fund may take temporary defensive measures--such as holding unusually large amounts of cash and cash equivalents--that are inconsistent with the Fund's primary investment strategy. In taking those measures, the Fund may not achieve its investment goal.
--------------------------------------------------------------------------------
SUBADVISER

Capital Guardian Trust Company
333 South Hope Street
Los Angeles, California 90071

Managing since 1968
Managing Fund since May, 2004
Managed approximately $146 billion
in assets at year-end 2003

Past Performance information set forth
herein does not reflect Capital Guardian Trust Company ("Capital Guardian") services to the Fund.

FUND MANAGERS

Team managed by:

9 Portfolio Managers
---------------------
Average 22 years with Capital Guardian
Average 25 years industry experience

Equity Research Team
---------------------
32 research analysts
Average 9 years with Capital Guardian
Average 13 years industry experience

See Appendix A for more details.

PAST PERFORMANCE

The bar chart shows how the performance of the Fund's NAV shares has varied from year to year, while the table shows performance over time (along with broad-based market indexes for reference). This information may help provide an indication of the Fund's risks and potential rewards. All figures assume dividend reinvestment. Past performance does not indicate future results. The performance figures below do not reflect the deduction of fees and charges payable under the variable contracts. Such fees and charges would cause the investment returns under the contracts to be less than that shown below.

 Year-by-year total returns -- calendar years
             [CHART]

 1999    2000     2001    2002    2003
------  -------  ------  ------  ------
81.37%  -40.11%  -3.63%  -6.73%  56.90%


Best quarter: up 50.45% fourth quarter 1999 Worst quarter: down 22.54% third quarter 2001

Average annual total returns -- for periods ending 12/31/2003*

                               Fund  Index 1 Index 2 Index 3**
                 1 year       56.90% 56.28%  39.17%   56.28%
                 5 year        8.90% 10.62%   0.26%   10.62%
                 Life of fund  1.52%  2.92%   0.92%    2.92%

Index 1:  MSCI Emerging Markets Free Index
Index 2:  MSCI EAFE Index (after April, 2004)
Index 3: A composite index combining the performance of the following indices over the periods indicated: MSCI Emerging Markets Free (from inception through April 2004); MSCI EAFE (after April, 2004)
*  Began operations on May 1, 1998.
** John Hancock believes Index 3 is a more suitable index against which to measure the Fund's performance because it more closely matches the Fund's investment strategy.

MAIN RISKS

Primary

Foreign Risk: The Fund's foreign securities will pose special risks, due to limited government regulation, lack of public information, economic, political and social instability and foreign currency rate fluctuations. Factors such as lack of liquidity, foreign ownership limits and restrictions on removing currency also pose special risks. All foreign securities have some degree of foreign risk. However, to the extent the Fund invests in emerging market countries, it will have a significantly higher degree of foreign risk than funds that invest primarily in developed or newly-industrialized countries.

Market Risk: The value of the securities in the Fund may go down in response to overall stock or bond market movements. Markets tend to move in cycles, with periods of rising prices and periods of falling prices. Stocks tend to go up and down in value more than bonds. If the Fund's investments are concentrated in certain sectors, the Fund's performance could be worse than the overall market.

Manager Risk: The manager and its strategy may fail to produce the intended results. The Fund could underperform its peers or lose money if the manager's investment strategy does not perform as expected.

Investment Category Risk: The returns of the Fund's specific equity investment category may lag the returns of the overall stock market. For example, the Fund's "large/mid cap" approach carries the risk that large/mid cap stocks will underperform small cap stocks.


Secondary

Derivatives Risk: Certain derivative instruments (such as options, futures and swaps) can produce disproportionate gains or losses. They are generally considered more risky than direct investments. Also, in a down market, derivatives could become harder to value or sell at a fair price.

Initial Public Offering Risk: The Fund has the ability to invest in initial public offerings (IPOs) and a significant portion of the Fund's return may at times be attributable to its investment in IPOs. IPOs could have a substantial impact on performance, either positive or negative, particularly on a fund with a small asset base. Also, the Fund's investments in IPOs may be subject to more erratic price movements than the overall equity market.

--------------------------------------------------------------------------------

FEES AND EXPENSES OF THE FUND
These tables describe the fees and expenses you may pay if you buy and hold NAV shares of the Fund and do not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in your variable contract prospectus.

Shareholder Fees (fees paid directly from your investment)                  None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets, as a percentage of average net assets for the fiscal year ended December 31, 2003)

              Distribution          Total Annual
   Investment     and                   Fund                       Net Fund
   Management   Service     Other    Operating        Expense      Operating
     Fee(1)   (12b-1) Fee  Expenses   Expenses   Reimbursements(1) Expenses
     ------   -----------  --------   --------   ----------------- --------
     1.21%        N/A        0.75%      1.96%          0.00%         1.96%

(1) Amounts shown reflect (a) the discontinuance of John Hancock's agreement to reimburse the Fund for "other fund expenses" in 2003 that exceeded 0.10% per Annum of the Fund's average daily net assets and (b) percentages which are calculated as if the current Management fee schedules, which apply to this Fund, effective May 1, 2004, were in effect for all of 2003.

Examples. The Examples are intended to help you compare the cost of investing in NAV shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 directly in the shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although actual Fund costs may be higher or lower, the Examples show what the Fund costs would be based on these assumptions.

                         Year 1 Year 3 Year 5  Year 10
                          $199   $615   $1,057 $2,285

Real Estate Equity Fund


GOAL AND STRATEGY

This is a non-diversified real estate stock fund that seeks above-average income and long-term capital appreciation.

The Fund normally invests at least 80% of its assets in equity securities of companies principally engaged in the real estate industry, including real estate operating companies, real estate investment trusts (REITs) and other similar specialized ownership vehicles.

The Fund invests mostly in stocks of U.S. companies but also invests to a limited extent in foreign stocks.

The Fund employs a multi-manager approach with two subadvisers, each of which employs its own investment approach and independently manages its portion of the Fund. At year-end 2003, Van Kampen managed approximately 52% of the Fund's assets and RREEF managed the remainder. Investments in and redemptions from the Fund are evenly divided between the subadvisers. These allocation methodologies may change in the future.

RREEF America L.L.C. ("RREEF"): The manager selects real estate stocks using a combination of approaches:

.. top-down, market overview to identify property sectors with attractive growth prospects and;

.. fundamental research to identify companies having strong sustainable cash flow growth at reasonable valuations and strong management and balance sheets.

The sector exposures for RREEF's portion of the Fund may vary significantly from the benchmark. RREEF normally invests in 30 to 60 securities in its portion of the Fund.

Van Kampen (a registered trade name used by Morgan Stanley Investment Management, Inc. in its role as a subadviser to the Fund) selects real estate stocks using a combination of:

.. top-down, market overview to identify undervalued property sectors and geographic regions; and

.. proprietary, fundamental value-driven equity research to select companies that are attractively priced relative to the value of their underlying real estate assets.

Van Kampen seeks to maintain broad exposure to key property sectors (i.e., apartments, retail and office/industrial). Van Kampen normally invests in 30 to 60 stocks in its portion of the Fund.

The Fund is "non-diversified", which means that it can take larger positions in individual issuers. Each portion of the Fund normally has 10% or less (usually lower) of its assets in cash and cash equivalents. Each portion of the Fund may invest in initial public offerings (IPOs).

Each portion of the Fund also may purchase other types of securities that are not primary investment vehicles, for example: foreign securities denominated in U.S. dollars or any other currency, equity securities of non-real estate businesses whose real estate holdings are significant in relation to their market capitalization, certain Exchange Traded Funds (ETFs), and certain derivatives (investments whose value is based on indices and other securities).

In abnormal market conditions, each portion of the Fund may take temporary defensive measures--such as holding unusually large amounts of cash and cash equivalents--that are inconsistent with the Fund's primary investment strategy. In taking those measures, the Fund may not achieve its investment goal.

--------------------------------------------------------------------------------


SUBADVISER

RREEF America L.L.C. (RREEF)
875 North Michigan Avenue
41st Floor
Chicago, IL 60611

Indirect wholly-owned subsidiary of Deutsche Bank AG
Managing since 1993
Managing Fund since May 2003
Managed approximately $21 billion in assets at year-end 2003

FUND MANAGERS

Management by investment team overseen by:

Karen J. Knudson
---------------------
Principal of subadviser
Joined subadviser 1995

John F. Robertson
---------------------
Principal of subadviser
Joined subadviser in 1997



SUBADVISER

Van Kampen
1221 Avenue of the Americas
New York, New York 10020

Managing since 1975
Managing Fund since June, 2000
Managed approximately $421 billion in assets at the end of 2003

"Van Kampen" is a registered trade name used by Morgan Stanley Investment Management, Inc. in its role as a subadviser to the Fund

FUND MANAGERS

Management by investment team overseen by:

Theodore R. Bigman
---------------------
Managing Director, Global Real Estate, of subadviser
Joined subadviser in 1995

Douglas A. Funke
---------------------
Managing Director of subadviser
Joined subadviser in 1995

MAIN RISKS

Primary

Market Risk: The value of the securities in the Fund may go down in response to overall stock or bond market movements. Markets tend to move in cycles, with periods of rising prices and periods of falling prices. Stocks tend to go up and down in value more than bonds.

Non-Diversified Fund Risk: The Fund's larger position in individual issuers could produce more volatile performance relative to more diversified funds. The less diversified a fund's holdings are, the more likely it is that a specific security's poor performance will hurt the fund significantly.

Manager Risk: The managers and their respective strategies may fail to produce the intended results. The Fund could underperform its peers or lose money if the managers' investment strategies do not perform as expected.

Sector Fund Risk: The Fund's investments are concentrated in a single sector of the stock market and the Fund's performance could be significantly affected by developments in that particular sector. Because of this concentration, the Fund's performance could be worse than the overall market by a wide margin or for extended periods. Also, the Fund's performance could be more volatile relative to funds that invest broadly across different sectors of the stock market.

Real Estate Securities Risk: Real estate investment trusts (REITs) or other real estate-related equity securities may be affected by changes in the value of the underlying property owned by the trust. Mortgage REITs may be affected by the quality of any credit extended. Other potential risks include the possibility of a REIT failing to qualify for tax-free pass-through of income under the Internal Revenue Code or failing to maintain exemption under the Investment Company Act of 1940.

Concentration Risk: The Fund's investment in securities of a smaller number of issuers could produce more volatile performance relative to funds that invest in a larger number of issuers. The more concentrated a fund's holdings are, the more likely it is a specific security's poor performance will hurt the fund significantly.

Small/Mid Cap Stock Risk: The Fund's investment in smaller or mid-sized companies may be subject to more erratic price movements than investment in large established companies.

Interest Rate Risk: The Fund is subject to interest rate risk, which is the possibility that changes in interest rates could hurt REIT performance. In general, during periods of high interest rates, REITs may lose some of their appeal for investors who may be able to obtain higher yields from other income-producing investments, such as long-term bonds. Higher interest rates also mean that financing for property purchases and improvements is more costly and difficult to obtain.

Initial Public Offering Risk: The Fund has the ability to invest in initial public offerings (IPOs) and a significant portion of the Fund's return may at times be attributable to its investment in IPOs. IPOs could have a substantial impact on performance, either positive or negative, particularly on a fund with a small asset base. Also, the Fund's investments in IPOs may be subject to more erratic price movements than the overall equity market.

Secondary

Derivatives Risk: Certain derivative instruments (such as options, futures and swaps) can produce disproportionate gains or losses. They are generally considered more risky than direct investments. Also, in a down market, derivatives could become harder to value or sell at a fair price.

Foreign Risk: The Fund's foreign securities will pose special risks, due to limited government regulation, lack of public information, and economic, political and social instability. Factors such as lack of liquidity, foreign ownership limits and restrictions on removing currency also pose special risks.
--------------------------------------------------------------------------------

PAST PERFORMANCE

The bar chart shows how the performance of the Fund's NAV shares has varied from year to year, while the table shows performance over time (along with a broad-based market index for reference). This information may help provide an indication of the Fund's risks and potential rewards. All figures assume dividend reinvestment. Past performance does not indicate future results. The performance figures below do not reflect the deduction of fees and charges payable under the variable contracts. Such fees and charges would cause the investment returns under the contracts to be less than that shown below.

 Year-by-year total returns -- calendar years

                                    [CHART]

 1994    1995   1996    1997    1998     1999    2000    2001    2002    2003
------  -----  ------  ------  ------  -------  ------  ------  ------  ------
 2.86% 12.31%  33.07%  17.22%  -16.71%  -1.69%  31.29%  -6.61%   1.36%  36.89%


Best quarter: up
 16.60% fourth quarter 1996 Worst quarter: down 10.01% third quarter 2002

 Average annual total returns -- for periods ending 12/31/2003
                                                                 Fund  Index 1 Index 2 Index 3*
                          1 year                                36.89%  36.18%  37.06%  36.30%
                          5 years                               13.80%  15.14%  14.50%  14.37%
                          10 years                              11.10%  12.24%  11.90%  11.83%

Index 1:  Wilshire REIT Index
Index 2:   Wilshire Real Estate Securities Index
Index 3: A composite index combining the performance of the following indices over the periods indicated: Wilshire Real Estate Securities Index (January, 1994 through April, 2003); Wilshire REIT Index (after May, 2003)

* John Hancock believes Index 3 is a more suitable index against which to measure the Fund's performance because it more closely matches the Fund's changes in investment strategy for the period shown.

FEES AND EXPENSES OF THE FUND
These tables describe the fees and expenses you may pay if you buy and hold NAV shares of the Fund and do not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in your variable contract prospectus.

Shareholder Fees (fees paid directly from your investment)                  None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets, as a percentage of average net assets for the fiscal year ended December 31, 2003)

                Distribution          Total Annual
     Investment     and                   Fund                    Net Fund
     Management   Service     Other    Operating      Expense     Operating
        Fee     (12b-1) Fee  Expenses   Expenses   Reimbursements Expenses
        ---     -----------  --------   --------   -------------- --------
       0.98%        N/A       0.09%      1.07%          0.0%        1.07%

Examples. The Examples are intended to help you compare the cost of investing in NAV shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 directly in the shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although actual Fund costs may be higher or lower, the Examples show what the Fund costs would be based on these assumptions.

                          Year 1 Year 3 Year 5 Year 10
                           $109   $340   $590  $1,306

Health Sciences Fund


GOAL AND STRATEGY

This is a non-diversified health sciences stock fund that seeks long-term capital appreciation.

The Fund normally invests at least 80% of its assets in equity securities of
(a) companies in the health sciences industries, including pharmaceutical, health-care services, applied research and development, biotechnology, and medical technology, equipment and supplies industries or (b) to a more limited extent, companies believed to have the potential for growth as a result of their particular products, technology, patents or other market advantages in the health sciences industries. The Fund invests mostly in stocks of U.S. companies but also invests to a large extent in foreign stocks.

The manager selects health-science and related stocks using a combination of:

.. Top-down industry allocation decisions. The manager seeks industries with favorable supply and demand characteristics and with opportunities to benefit from changing demographics, global consolidation, regulatory changes and technological advances.

.. Bottom-up fundamental equity research. The manager seeks to identify companies with:

 . strong business franchises;

 . attractive new product pipelines;

 . solid corporate strategy and management;

 . strong competitive position; and

 . attractive valuations relative to their growth prospects.

The Fund's industry exposures are broadly diversified but may vary significantly from the benchmark. The Fund's assets are allocated to industry-specific sub-portfolios that are managed by each industry analyst.

The Fund normally invests in 40 to 80 stocks. The Fund normally has 10% or less (usually lower) of its assets in cash and cash equivalents. The Fund may invest in initial public offerings (IPOs).

The Fund may purchase other types of securities that are not primary investment vehicles, for example: foreign securities denominated in U.S. dollars or any other currency, certain Exchange Traded Funds (ETFs), certain derivatives (investments whose value is based on indices or other securities) and companies with the potential for growth as a result of their particular products, technology, patents or other market advantages in the health-sciences industries.

Although the Fund may employ foreign currency hedging techniques, the Fund normally maintains the currency exposure of the underlying equity investments.

In abnormal market conditions, the Fund may take temporary defensive measures--such as holding unusually large amounts of cash and cash equivalents--that are inconsistent with the Fund's primary investment strategy. In taking those measures, the Fund may not achieve its investment goal.

The Fund is "non-diversified," which means it can take larger positions in individual issuers.

--------------------------------------------------------------------------------

SUBADVISER

Wellington Management Company, LLP
75 State Street
Boston, Massachusetts 02109

Managing, with predecessors, since 1928
Managing Fund since May, 2003
Managed approximately $394 billion in
assets at year-end 2003

FUND MANAGERS

Management by Healthcare Analysts on Global Research Team

See Appendix B for more details.

PAST PERFORMANCE

The bar chart shows how the performance of the Fund's NAV shares has varied from year to year, while the table shows performance over time (along with a broad-based market index for reference). This information may help provide an indication of the Fund's risks and potential rewards. All figures assume dividend reinvestment. Past performance does not indicate future results. The performance figures below do not reflect the deduction of fees and charges payable under the variable contracts. Such fees and charges would cause the investment returns under the contracts to be less than that shown below.

 Year-by-year total returns -- calendar years


                                    [CHART]


    2002     2003
  -------   ------
  -19.99%   31.74%

Best quarter: up 16.57% second quarter 2003 Worst quarter: down 13.20% second quarter 2002

Average annual total returns -- for periods ending 12/31/2003*
                     Fund         Index 1        Index 2
1 year              31.74%        28.70%         23.27%
Life of Fund        1.28%         -2.69%         -0.15%

Index 1:  S&P 500 Index
Index 2:  Goldman Sachs Health Index

*  Began operations on May 1, 2001.

MAIN RISKS

Primary

Market Risk: The value of the securities in the Fund may go down in response to overall stock or bond market movements. Markets tend to move in cycles, with periods of rising prices and periods of falling prices. Stocks tend to go up and down in value more than bonds.

Non-Diversified Fund Risk: The Fund's larger position in individual issuers could produce more volatile performance relative to more diversified funds. The less diversified a fund's holdings are, the more likely it is that a specific security's poor performance will hurt the fund significantly.

Manager Risk: The managers and their respective strategies may fail to produce the intended results. The Fund could underperform its peers or lose money if the managers' investment strategies do not perform as expected.

Sector Fund Risk: The Fund's investments are concentrated in a single sector of the stock market and the Fund's performance could be significantly affected by developments in that particular sector. Because of this concentration, the Fund's performance could be worse than the overall market by a wide margin or for extended periods. Also, the Fund's performance could be more volatile relative to funds that invest broadly across different sectors of the stock market.

Health Sciences and Related Securities Risk: Health sciences and related equity securities may be affected by changes in the regulatory and competitive environment for health sciences industries and in state and federal government policies relating to the funding of health care services. Other risks include
(i) the possibility that regulatory approval may not be granted for new drugs or other products, (ii) lawsuits against health care companies related to product or service liability issues, and (iii) technological advances that make existing health care products and services obsolete.

Small/Mid Cap Stock Risk: The Fund's investment in smaller or mid-sized companies may be subject to more erratic price movements than investment in large established companies.

Concentration Risk: The Fund's investment in securities of a smaller number of issuers could produce more volatile performance relative to funds that invest in a larger number of issuers. The more concentrated a fund's holdings are, the more likely it is a specific security's poor performance will hurt the fund significantly.

Foreign Risk: The Fund's foreign securities will pose special risks, due to limited government regulation, lack of public information, and economic, political and social instability. Factors such as lack of liquidity, foreign ownership limits and restrictions on removing currency also pose special risks.

Turnover risk: In general, the greater the volume of buying and selling by a fund (i.e., the higher its "turnover rate"), the greater the impact that brokerage commissions and other transaction costs will have on the fund's performance. Any turnover rate in excess of 100% is considered relatively high. In the future, the Fund's turnover rate may be greater than 100%.

Secondary

Derivatives Risk: Certain derivative instruments (such as options, futures and swaps) can produce disproportionate gains or losses. They are generally considered more risky than direct investments. Also, in a down market, derivatives could become harder to value or sell at a fair price.

Initial Public Offering Risk: The Fund has the ability to invest in initial public offerings (IPOs) and a significant portion of the Fund's return may at times be attributable to its investment in IPOs. IPOs could have a substantial impact on performance, either positive or negative, particularly on a fund with a small asset base. Also, the Fund's investments in IPOs may be subject to more erratic price movements than the overall equity markets.
--------------------------------------------------------------------------------
FEES AND EXPENSES OF THE FUND
These tables describe the fees and expenses you may pay if you buy and hold NAV shares of the Fund and do not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in your variable contract prospectus.

Shareholder Fees (fees paid directly from your investment)                  None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets as a percentage of average net assets for the fiscal year ended December 31, 2003)

              Distribution          Total Annual
   Investment     and                   Fund                       Net Fund
   Management   Service     Other    Operating        Expense      Operating
      Fee     (12b-1) Fee  Expenses   Expenses   Reimbursements(1) Expenses
      ---     -----------  --------   --------   ----------------- --------
     1.00%        N/A       0.25%      1.25%           0.00%         1.25%

(1) Amounts shown reflect the discontinuance of John Hancock's agreement to reimburse the Fund during the period for "other fund expenses" that exceeded 0.10% per annum of the Fund's average daily net assets.

Examples. The Examples are intended to help you compare the cost of investing in NAV shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 directly in the shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although actual Fund costs may be higher or lower, the Examples show what the Fund costs would be based on these assumptions.

                          Year 1 Year 3 Year 5 Year 10
                           $127   $397   $686  $1,511

Financial Industries Fund


GOAL AND STRATEGY

This is a non-diversified financial industries stock fund that seeks long-term capital appreciation.

The Fund normally invests at least 80% of its assets in equity securities of companies in the financial services industry including banks, thrifts, credit and finance companies, brokerage and advisory firms, asset management companies, insurance companies, leasing companies, real estate-related firms, financial holding companies and similar entities. The Fund invests mostly in stocks of U.S. companies but also invests, to a limited extent, in foreign stocks.

The manager selects financial industry stocks using proprietary fundamental equity research and quantitative screening. The manager uses fundamental equity research to identify companies that:

.. are positioned to benefit from industry-wide trends such as consolidation and regulatory changes; and

.. are comparatively undervalued relative to balance sheet and earnings.

The manager also uses quantitative tools focusing on valuation, earnings/momentum and fundamentals/capital use to evaluate stocks and to manage overall risk.

The Fund's industry weightings are primarily a result of stock selection and therefore may differ significantly from its benchmark. The manager normally invests in 40 to 100 stocks of companies of any size. The Fund normally has 10% or less (usually lower) of its assets in cash and cash equivalents. The Fund may invest in initial public offerings (IPOs).

The Fund may purchase other types of securities that are not primary investment vehicles, for example: foreign securities denominated in U.S dollars or any other currency, certain Exchange Traded Funds (ETFs) certain derivatives (investments whose value is based on indices or other securities), and securities of non-financial industry companies expected to benefit from products or other market advantages in the financial service industries.

In abnormal market conditions, the Fund may take temporary defensive measures--such as holding unusually large amounts of cash and cash equivalents--that are inconsistent with the Fund's primary investment strategy. In taking those measures, the Fund may not achieve its investment goal.

The Fund is "non-diversified," which means it can take larger positions in individual issuers.

--------------------------------------------------------------------------------

SUBADVISER

John Hancock Advisors, LLC
101 Huntington Avenue
Boston, Massachusetts 02199

Owned by John Hancock
Managing since 1968
Managing Fund since May, 2003
Managed approximately $29 billion in
assets at year-end 2003

FUND MANAGERS

Management by investment team overseen by:

James K. Schmidt, CFA
---------------------
Executive Vice President of subadviser Joined subadviser in 1985

Lisa A. Welch
---------------------
Vice President Joined subadviser in 1998 Supervisory Analyst at the Federal Reserve Bank of Boston (1996-1998)

PAST PERFORMANCE

The bar chart shows how the performance of the Fund's NAV shares has varied from year to year, while the table shows performance over time (along with a broad based market index for reference). This information may help provide an indication of the Fund's risks and potential rewards. Year-by-year and average annual figures for the period prior to April 30, 2003 reflect the actual performance of the V.A. Financial Industries Fund, the fund's predecessor, which was a series of the John Hancock Declaration Trust. All figures assume dividend reinvestment. Past performance does not indicate future results. The performance figures below do not reflect deduction of fees and charges payable under the variable contracts. Such fees and charges would cause the investment returns under the contracts to be less than that shown below.

Year-by-Year Total Returns -- Calendar Year

                                    [CHART]

 1998       1999      2000       2001       2002      2003
-------    -------   -------    -------    -------   ------
 8.55%      1.23%    27.16%     -17.51%    -19.46%   26.03%



Best quarter: up 19.95% third quarter 2000 Worst quarter: down 16.75% third quarter 1998

Average annual total returns -- for periods ending 12/31/2003*

              Fund  Index 1 Index 2
1 year       26.03% 28.70%  31.03%
5 years       1.51% -0.57%   5.91%
Life of Fund  7.09%  6.61%  10.65%

Index 1:  S&P 500 Index
Index 2: Standard & Poor's Financial Index, an unmanaged index of financial sector stocks in the S&P's 500 Index

*  Predecessor fund began operations on April 30, 1997

MAIN RISKS

Primary

Market Risk: The value of the securities in the Fund may go down in response to overall stock or bond market movements. Markets tend to move in cycles, with periods of rising prices and periods of falling prices. Stocks tend to go up and down in value more than bonds.

Non-Diversified Fund Risk: The Fund's larger position in individual issuers could produce more volatile performance relative to more diversified funds. The less diversified a fund's holdings are, the more likely it is that a specific security's poor performance will hurt the fund significantly.

Manager Risk: The managers and their respective strategies may fail to produce the intended results. The Fund could underperform its peers or lose money if the managers' investment strategies do not perform as expected.

Sector Fund Risk: The Fund's investments are concentrated in a single sector of the stock market and the Fund's performance could be significantly affected by developments in that particular sector. Because of this concentration, the Fund's performance could be worse than the overall market by a wide margin or for extended periods. Also, the Fund's performance could be more volatile relative to funds that invest broadly across different sectors of the stock market.

Financial Industries and Related Securities Risk: Financial industries and related equity securities may be affected by changes in the regulatory and competitive environment, by inter-industry consolidation, and by changes in interest rates and economic conditions. Profitability can be largely dependent on the availability and cost of capital and can fluctuate significantly when interest rates change. For example, when interest rates fall or economic conditions deteriorate, the stocks of banks and financials industries companies could suffer losses. Rising interest rates can reduce profits by narrowing the difference between these companies' borrowing and lending rates. Losses resulting from financial difficulties of borrowers, and downgrades of their creditworthiness, can also negatively affect lending institutions.

Small/Mid Cap Stock Risk: The Fund's investment in smaller or mid-sized companies may be subject to more erratic price movements than investments in large established companies.

Concentration Risk: The Fund's investment in securities of a smaller number of issuers could produce more volatile performance relative to funds that invest in a larger number of issuers. The more concentrated a fund's holdings are, the more likely it is a specific security's poor performance will hurt the fund significantly.

Turnover Risk: In general, the greater the volume of buying and selling by a fund (i.e., the higher its "turnover rate"), the greater the impact that brokerage commissions and other transaction costs will have on the fund's performance. Any turnover rate in excess of 100% is considered relatively high. In future years, the Fund's turnover rate may be higher than 100%.

Secondary

Derivatives Risk: Certain derivative instruments (such as options, futures and swaps) can produce disproportionate gains or losses. They are generally considered more risky than direct investments. Also, in a down market, derivatives could become harder to value or sell at a fair price.

Foreign Risk: The Fund's foreign securities will pose special risks, due to limited government regulation, lack of public information, and economic, political and social instability. Factors such as lack of liquidity, foreign ownership limits and restrictions on removing currency also pose special risks. However, to the extent the Fund invests in emerging market countries, it will have a significantly higher degree of foreign risk than if it invested exclusively in developed or newly industrialized countries.

Initial Public Offering Risk: The Fund has the ability to invest in initial public offerings (IPOs) and a significant portion of the Fund's return may at times be attributable to its investment in IPOs. IPOs could have a substantial impact on performance, either positive or negative, particularly on a fund with a small asset base. Also, the Fund's investments in IPOs may be subject to more erratic price movements than the overall equity markets.
--------------------------------------------------------------------------------
FEES AND EXPENSES OF THE FUND
These tables describe the fees and expenses you may pay if you buy and hold NAV shares of the Fund and do not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in your variable contract prospectus.

Shareholder Fees (fees paid directly from your investment)                  None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets, as a percentage of average net assets for the fiscal year ended December 31, 2003)

             Distribution             Total Annual
  Investment     and                      Fund                     Net Fund
  Management   Service       Other     Operating      Expense      Operating
    Fee(1)   (12b-1) Fee  Expenses(1) Expenses(1)  Reimbursements Expenses(1)
    ------   -----------  ----------- -----------  -------------- -----------
    0.80%        N/A         0.06%       0.86%          0.0%         0.86%

(1) The percentages shown for the Fund are based on the fund's current management fee schedule and include the operating expenses and the average daily assets of the Fund's predecessor prior to April 25, 2003.

Examples. The Examples are intended to help you compare the cost of investing in NAV shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 directly in the shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although actual Fund costs may be higher or lower, the Examples show what the Fund costs would be based on these assumptions.

                          Year 1 Year 3 Year 5 Year 10
                           $88    $274   $477  $1,061

Managed Fund


GOAL AND STRATEGY

This is a balanced stock and bond fund that seeks income and long-term capital appreciation.

The Fund invests primarily in a diversified mix of:

.. common stocks of large and mid sized U.S. companies, and

.. bonds with an overall intermediate term average maturity.

The Fund employs a multi-manager approach with two subadvisers, each of which employs its own investment approach and independently manages its portion of the Fund. At year-end 2003, Independence managed approximately 80% of the assets of the Fund and Capital Guardian managed the remainder. All investments in the Fund will be allocated equally between the two subadvisers, while redemptions will be allocated on an asset-weighted basis. These allocation methodologies may change in the future.

Independence Investment LLC ("Independence") selects stocks and bonds using a combination of proprietary research and quantitative tools. Stocks are purchased that have improving fundamentals and attractive valuations. Independence seeks to maintain the equity risk and sector characteristics of its portion of the Fund similar to those of the overall equity market. Independence invests in bonds and bond sectors that are attractively priced based on market fundamentals and technical factors. The manager opportunistically emphasizes bonds with yields in excess of Treasury securities.

Independence's portion of the Fund has a target mix of 60% equities and 40% bonds, which can fluctuate, under normal conditions, within +/- 5 percentage points of the target mix. Independence normally invests its equity portion in 75 to 160 stocks, with at least 80% (usually higher) in companies with market capitalizations that are within the range of capitalizations of companies in the S&P 500 Index or the Russell 1000(R) Index. Independence normally has no more than 10% of its bond assets in high yield bonds and normally invests in foreign securities only if U.S. dollar denominated.

Capital Guardian Trust Company ("Capital Guardian") selects stocks and bonds using proprietary fundamental research that focuses on identifying securities that are believed to be undervalued (i.e., with current prices below long-term value).

Capital Guardian's portion of the Fund has a target mix of 70% equities and 30% bonds, but Capital Guardian actively manages the mix within +/- 15 percentage points of the target mix.

Capital Guardian uses a multiple portfolio manager system in which the stock and bond portions of the Fund are divided into segments that are each managed by individual portfolio managers and/or research analysts. Capital Guardian's strategy is normally broadly diversified since its exposures reflect the aggregate decisions of the multiple portfolio managers and research analysts. Capital Guardian's equity sector exposures are a result of stock selection as opposed to predetermined allocations. Capital Guardian normally invests its equity portion in 75 to 160 stocks, with at least 80% (usually higher) in companies with market capitalizations that are within the range of capitalizations of companies in the S&P 500 Index or the Russell 1000(R) Index. Capital Guardian may invest up to 30% of its bond assets in high yield and foreign bonds (denominated in foreign currencies).

Each portion of the Fund normally has 10% or less (usually lower) of its assets in cash and cash equivalents. Each portion of the Fund may invest in initial public offerings (IPOs). Each portion of the Fund may purchase other types of securities that are not primary investment vehicles, for example: U.S. dollar denominated foreign securities, certain Exchange Traded Funds (ETFs), and certain derivatives (investments whose value is based on indices or other securities).

In abnormal market conditions, each portion of the Fund may take temporary defensive measures--such as holding unusually large amounts of cash and cash equivalents--that are inconsistent with the Fund's primary investment strategy. In taking those measures, the Fund may not achieve its investment goal.

--------------------------------------------------------------------------------

SUBADVISER

Independence Investment LLC
53 State Street
Boston, Massachusetts 02109

Owned by John Hancock
Managing since 1982
Managing Fund and its predecessor since March, 1986
Managed approximately $11.5 billion in assets at the end of 2003

FUND MANAGERS

Management by investment team overseen by:

John C. Forelli (equity)
---------------------
Senior Vice President of subadviser
Joined subadviser in 1990

James E. Shallcross (fixed income)
---------------------
Senior Vice President of subadviser
Joined subadvisor in 1991

SUBADVISER

Capital Guardian Trust Company
333 South Hope Street
Los Angeles, California 90071

Managing since 1968
Managing Fund since November, 2000
Managed approximately $146 billion in assets at the end of 2003

FUND MANAGERS

Equity
Managed by team of 25 research analysts
Average of 11 years with Capital Guardian
Average of 15 years industry experience

Fixed Income
Team managed by 3 portfolio managers
Average of 13 years with Capital Guardian
Average of 18 years industry experience

See Appendix A for more details

MAIN RISKS

Primary

Market Risk: The value of the securities in the Fund may go down in response to overall stock or bond market movements. Markets tend to move in cycles, with periods of rising prices and periods of falling prices. Stocks tend to go up and down in value more than bonds. If the Fund's investments are concentrated in certain sectors, the Fund's performance could be worse than the overall market.

Manager Risk: The manager and its strategy may fail to produce the intended results. The Fund could underperform its peers or lose money if the manager's investment strategy does not perform as expected.

Market Allocation Risk: The allocation of the Fund's assets among major asset classes (i.e., stocks, bonds, and short-term debt securities) may (1) reduce the Fund's holdings in a class whose value then increases unexpectedly, or (2) increase the Fund's holdings in a class just prior to its experiencing a loss of value.

Investment Category Risk: The returns of the Fund's specific equity investment category may lag the returns of the overall stock market. For example, the Fund's "large/mid cap" approach carries the risk that in certain markets large/mid cap stocks will underperform small cap stocks.

Interest Rate Risk: When interest rates rise, the Fund's bond yields will generally rise and the Fund's bond prices will generally fall. When interest rates fall, the reverse will generally occur. The longer the average remaining maturity of bonds held by the Fund, the more sensitive the Fund is to interest rate risk. This Fund has more interest rate risk than a short-term bond fund, but less interest rate risk than a long-term bond fund.

Credit Risk: An issuer of a bond held by the Fund may default on its obligation to pay interest and repay principal. Also, the credit rating of a bond held by the Fund may be downgraded. In either case, the value of the bond held by the Fund would fall. All bonds have some credit risk, but in general lower-rated bonds have higher credit risk.

Small/Mid Cap Stock Risk: The Fund's investment in smaller or mid-sized companies may be subject to more erratic price movements than investment in large established companies.

High Yield Bond Risk: Junk bonds, defined as bond securities rated below BBB-or below Baa3, may be subject to more volatile or erratic price movements due to investor sentiment. In a down market, these high yield securities become harder to value or to sell at a fair price.

Prepayment/Call Risk: The Fund's share price or yield could be hurt if interest rate movements cause the Fund's mortgage-related and callable securities to be paid off substantially earlier than expected.

Turnover Risk: In general, the greater the volume of buying and selling by a fund (i.e., the higher its "turnover rate"), the greater the impact that brokerage commissions and other transaction costs will have on the fund's performance. Any turnover rate in excess of 100% is considered relatively high. Normally, the Fund's turnover rate will be greater than 100%.

Secondary

Foreign Risk: The Fund's foreign securities will pose special risks, due to limited government regulation, lack of public information, economic, political and social instability and foreign currency rate fluctuations. Factors such as lack of liquidity, foreign ownership limits and restrictions on removing currency also pose special risks. However, to the extent the Fund invests in emerging market countries, it will have a significantly higher degree of foreign risk than if it invested exclusively in developed or newly-industrialized countries.

Derivatives Risk: Certain derivative instruments (such as options, futures and swaps) can produce disproportionate gains or losses. They are generally considered more risky than direct investments. Also, in a down market, derivatives could become harder to value or sell at a fair price.

Initial Public Offering Risk: The Fund has the ability to invest in initial public offerings (IPOs) and a significant portion of the Fund's return may at times be attributable to its investment in IPOs. IPOs could have a substantial impact on performance, either positive or negative, particularly on a fund with a small asset base. Also, the Fund's investments in IPOs may be subject to more erratic price movements than the overall equity market.

--------------------------------------------------------------------------------

PAST PERFORMANCE

The bar chart shows how the performance of the Fund's NAV shares has varied from year to year, while the table shows performance over time (along with a broad-based market index for reference). This information may also help provide an indication of the Fund's risks and potential rewards. All figures assume dividend reinvestment. Past performance does not indicate future results. The performance figures below do not reflect the deduction of fees and charges payable under the variable contracts. Such fees and charges would cause the investment returns under the contracts to be less than that shown below.

 Year-by-year total returns -- calendar years
                                    [CHART]

 1994    1995    1996    1997    1998   1999    2000    2001    2002     2003
------  ------  ------  ------  ------  ------  -----  -----   ------   ------
-2.23%  27.09%  10.72%  18.72%  20.42%  9.10%   0.03%  -2.84%  -13.23%  19.00%


Best quarter: up 14.77% fourth quarter 1998 Worst quarter: down 10.91% third quarter 2002

                    Average annual total return -- for periods ending 12/31/2003
                                  Fund      Index 1     Index 2     Index 3*
                    1 year       19.00%     26.70%       4.11%       18.49%
                    5 years       1.83%     -0.57%       6.62%        2.67%
                    10 years      7.97%     11.06%       6.95%        9.14%

Index 1:  S&P 500 Index
Index 2:  Lehman Brothers Aggregate Bond Index
Index 3:  A composite index combining the performance of the following indices over the periods indicated: 50% S&P 500 Index/50% Lehman Brothers Aggregate Bond Index (from inception through December, 1997) and 60% S&P 500 Index/40% Lehman Brothers Aggregate Bond Index (after December, 1997)

* John Hancock believes Index 3 is a more suitable index against which to measure the fund's performance because it more closely matches the fund's changes in investment strategy since inception.

FEES AND EXPENSES OF THE FUND
These tables describe the fees and expenses you may pay if you buy and hold NAV shares of the Fund and do not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in your variable contract prospectus.

Shareholder Fees (fees paid directly from your investment)                  None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets, as a percentage of average net assets for the fiscal year ended December 31, 2003)

                Distribution          Total Annual
     Investment     and                   Fund                    Net Fund
     Management   Service     Other    Operating      Expense     Operating
        Fee     (12b-1) Fee  Expenses   Expenses   Reimbursements Expenses
        ---     -----------  --------   --------   -------------- --------
       0.68%        N/A       0.06%      0.74%          0.0%        0.74%

Examples. The Examples are intended to help you compare the cost of investing in NAV shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 directly in the shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although actual Fund costs may be higher or lower, the Examples show what the Fund costs would be based on these assumptions.

                          Year 1 Year 3 Year 5 Year 10
                           $76    $237   $411   $918

Short-Term Bond Fund


GOAL AND STRATEGY

This is a short-term bond fund of medium credit quality that seeks income and capital appreciation.

The Fund normally invests at least 80% of its assets in a diversified mix of debt securities and instruments, including but not limited to:

.. U.S. Treasury and Agency securities;

.. asset-backed securities and mortgage-backed securities including mortgage pass-through securities, commercial mortgage backed securities ("CMBS") and collateralized mortgage offerings ("CMOs");

.. corporate bonds, both U.S. and foreign (if dollar-denominated); and

.. foreign government and agency securities (if dollar denominated).

The manager evaluates specific bonds and bond sectors using a combination of proprietary research and quantitative tools. The manager invests in bonds and bond sectors that are attractively priced based upon market fundamentals and technical factors. The manager opportunistically emphasizes bonds with yields in excess of U.S. Treasury securities.

The Fund normally has:

.. an average credit quality rating of "A" or "AA"; and

.. a weighted average effective maturity between one and three years;

.. no more than 15% of its assets in high yield bonds;

.. 10% or less of its assets in cash and cash equivalents.

The Fund may purchase other types of securities that are not primary investment vehicles, for example: certain derivatives (investments whose value is based on indexes or other securities).

In abnormal market conditions, the Fund may take temporary defensive measures--such as holding unusually large amounts of cash and cash equivalents--that are inconsistent with the Fund's primary investment strategy. In taking those measures, the Fund may not achieve its investment goal.

--------------------------------------------------------------------------------

SUBADVISER

Independence Investment LLC
53 State Street
Boston, Massachusetts 02109

Owned by John Hancock
Managing since 1982
Managing Fund since May, 1994
Managed approximately $11.5 billion in assets at the end of 2003

FUND MANAGER

James E. Shallcross
---------------------
Senior Vice President of subadviser
Joined subadviser in 1991

Peter Farley, CFA
---------------------
Vice president of subadviser
Joined subadviser in 1996


PAST PERFORMANCE

The bar chart shows how the performance of the Fund's NAV shares has varied from year to year, while the table shows performance over time (along with a broad-based market index for reference). This information may help provide an indication of the Fund's risks and potential rewards. All figures assume dividend reinvestment. Past performance does not indicate future results. The performance figures below do not reflect the deduction of fees and charges payable under the variable contracts. Such fees and charges would cause the investment returns under the contracts to be less than that shown below.

 Year-by-year total returns -- calendar years

                     [CHART]

 1995   1996   1997   1998   1999   2000   2001    2002   2003
------  -----  -----  -----  -----  -----  -----  -----  ------
11.49%  3.61%  6.41%  5.82%  2.96%  7.98%  8.09%  5.67%   2.76%


Best quarter: up 3.87% second quarter 1995 Worst quarter: down 0.41% fourth quarter 1994

Average annual total returns -- for periods ending 12/31/2003*
                   Fund           Index 1         Index 2      Index 3**
1 year             2.76%               2.42%       2.82%         2.42%
5 years            5.47%               5.73%       5.80%         5.80%
Life of fund       5.66%       Not Available       6.21%         6.32%

Index 1:  Lehman Brothers 1-3 Year Aggregate Bond Index
Index 2:  Lehman Brothers 1-3 Year Government/Credit Bond Index
Index 3: A composite index combining the performance of the following indices over the periods indicated: Merrill Lynch 1-5 Year U.S. Government Bond Index (from inception through April, 1998) and 65% Lehman Brothers 1-3 Year Credit Bond Index/35% Lehman Brothers 1-3 Year Government Bond Index (May, 1998 through April, 2002); Lehman Brothers 1-3 Year Aggregate Bond Index (after April, 2002)

*  Began operations on May 1, 1994.
** John Hancock believes Index 3 is a more suitable index against which to measure the fund's performance because it more closely matches the fund's changes in investment strategy since inception.

MAIN RISKS

Primary

Market Risk: The value of the securities in the Fund may go down in response to overall stock or bond market movements. Markets tend to move in cycles, with periods of rising prices and periods of falling prices. Stocks tend to go up and down in value more than bonds. If the Fund's investments are concentrated in certain sectors, the Fund's performance could be worse than the overall market.

Manager Risk: The manager and its strategy may fail to produce the intended results. The Fund could underperform its peers or lose money if the manager's investment strategy does not perform as expected.

Interest Rate Risk: When interest rates rise, the Fund's bond yields will generally rise and the Fund's bond prices will generally fall. When interest rates fall, the reverse will generally occur. The longer the average remaining maturity of bonds held by the Fund, the more sensitive the Fund is to interest rate risk. This Fund has less interest rate risk than an intermediate-term or long-term bond fund. Although U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates.

Credit Risk: An issuer of a bond held by the Fund may default on its obligation to pay interest and repay principal. Also, the credit rating of a bond held by the fund may be downgraded. In either case, the value of the bond held by the Trust would fall. All bonds have some credit risk, but in general lower-rated bonds have higher credit risk. Obligations issued by some U.S. government agencies are backed by the U.S. Treasury, while others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency's own resources.

Concentration Risk: The Fund's investment in securities of a smaller number of issuers could produce more volatile performance relative to funds that invest in a larger number of issuers. The more concentrated a fund's holdings are, the more likely it is a specific security's poor performance will hurt the fund significantly.

High Yield Bond Risk: Junk bonds, defined as bond securities rated below BBB-/or below Baa3, may be subject to more volatile or erratic price movements due to investor sentiment. In a down market, these high yield securities become harder to value or to sell at a fair price.

Prepayment/Call Risk: The Fund's share price or yield could be hurt if interest rate movements cause the Fund's mortgage-related and callable securities to be paid off substantially earlier than expected.

Turnover Risk: In general, the greater the volume of buying and selling by a fund (i.e., the higher its "turnover rate"), the greater the impact that brokerage commissions and other transaction costs will have on the fund's performance. Any turnover rate in excess of 100% is considered relatively high. In future years, the Fund's turnover rate may be greater than 100%.

Secondary

Foreign Risk: The Fund's foreign securities will pose special risks, due to limited government regulation, lack of public information, and economic, political and social instability. Factors such as lack of liquidity, foreign ownership limits and restrictions on removing currency also pose special risks.

Derivatives Risk: Certain derivative instruments (such as options, futures and swaps) can produce disproportionate gains or losses. They are generally considered more risky than direct investments. Also, in a down market, derivatives could become harder to value or sell at a fair price.

--------------------------------------------------------------------------------

FEES AND EXPENSES OF THE FUND
These tables describe the fees and expenses you may pay if you buy and hold NAV shares of the Fund and do not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in your variable contract prospectus.

Shareholder Fees (fees paid directly from your investment)                  None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets, as a percentage of average net assets for the fiscal year ended December 31, 2003)

                Distribution          Total Annual
     Investment     and                   Fund                    Net Fund
     Management   Service     Other    Operating      Expense     Operating
        Fee     (12b-1) Fee  Expenses   Expenses   Reimbursements Expenses
        ---     ------------ --------   --------   -------------- --------
       0.60%        N/A       0.07%      0.67%         0.00%        0.67%

Examples. The Examples are intended to help you compare the cost of investing in NAV shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 directly in the shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although actual Fund costs may be higher or lower, the Examples show what the Fund costs would be based on these assumptions.

                          Year 1 Year 3 Year 5 Year 10
                           $68    $214   $373   $835

Bond Index Fund


GOAL AND STRATEGY

This is an intermediate term bond fund of high and medium credit quality that seeks to track the performance of the Lehman Brothers Aggregate Bond Index, which broadly represents the U.S. investment grade bond market.

The manager employs a passive management strategy using quantitative techniques to select individual securities that provide a representative sample of the securities in the Index.

The Index consists of dollar denominated, fixed rate, investment grade debt securities with maturities generally greater than one year and outstanding par values of at least $200 million including:

.. U.S. Treasury and agency securities;

.. asset-backed and mortgage-backed securities, including mortgage pass-through securities and commercial mortgage-backed securities ("CMBS");

.. corporate bonds, both U.S. and foreign (if dollar denominated); and

..foreign government and agency securities (if dollar denominated).

The Fund normally invests more than 80% of its assets in securities listed in the Lehman Brothers Aggregate Bond Index.

The manager selects securities to match, as closely as practicable, the Index's duration, cash flow, sector, credit quality, callability, and other key performance characteristics.

The Index composition may change from time to time. The manager will reflect those changes as soon as practicable. The Fund may hold some cash and cash equivalents, but is normally fully invested.

The Fund may purchase other types of securities that are not primary investment vehicles. This would include, for example, certain derivatives (investments whose value is based on indexes or other securities).

In abnormal market conditions, the Fund may take temporary defensive measures--such as holding unusually large amounts of cash and cash equivalents--that are inconsistent with the Fund's primary investment strategy. In taking those measures, the Fund may not achieve its investment goal.

--------------------------------------------------------------------------------

SUBADVISER

Standish Mellon Asset Management Company LLC
One Mellon Center
Pittsburgh, Pennsylvania 15258

Managing since 1986
Managing Fund since May, 1998
Managed approximately $201 billion in assets at the end of 2003

FUND MANAGERS

Management by investment team overseen by:

Gregory D. Curran, CFA
---------------------
Senior Vice President of subadviser
Joined subadviser in 1995

PAST PERFORMANCE

The bar chart shows how the performance of the Fund's NAV shares varies from year to year, while the table shows performance over time (along with a broad-based market index for reference). This information may help provide an indication of the Fund's risks and potential rewards. All figures assume dividend reinvestment. Past performance does not indicate future results. The performance figures below do not reflect the deduction of fees and charges payable under the variable contracts. Such fees and charges would cause the investment returns under the contracts to be less than that shown below.

 Year-by-year total returns -- calendar years

           [CHART]

 1999    2000   2001    2002   2003
------  ------  -----  -----  ------
-2.57%  11.81%  7.76%  9.95%   3.60%


Best quarter: up 5.35% third quarter 1998 Worst quarter: down 1.27% second quarter 1999

                      Average annual total returns -- for periods ending 12/31/2003*
                                          Fund         Index 1       Index 2**
                      1 year              3.60%         4.11%          4.11%
                      5 years             5.98%         6.62%          6.39%
                      Life of fund        6.55%         7.00%          6.93%

Index 1:  Lehman Brothers Aggregate Bond Index
Index 2: A composite index combining the performance of the following indices over the periods indicated: Lehman Brothers Government/Credit Bond Index (from inception through January, 2001); and Lehman Brothers Aggregate Bond Index (after January, 2001).

*  Began operations on May 1, 1998.
** John Hancock believes Index 2 is a more suitable index against which to measure the fund's performance because it more closely matches the fund's changes in investment strategy since inception.

MAIN RISKS

Primary

Index Management Risk:   Certain factors such as the following may cause the
Fund to track the Index less closely:

.. The securities selected by the manager may not be fully representative of the Index.

.. Transaction expenses of the Fund may result in the Fund's performance being different than that of the Index.

.. The size and timing of the Fund's cash flows may result in the Fund's performance being different than that of the Index.

Also, index funds like this one will have more difficulty in taking defensive positions in abnormal market conditions.

Market Risk: The value of the securities in the Fund may go down in response to overall stock or bond market movements. Markets tend to move in cycles, with periods of rising prices and periods of falling prices. Stocks tend to go up and down in value more than bonds. If the Fund's investments are concentrated in certain sectors, the Fund's performance could be worse than the overall market.

Manager Risk: The manager and its strategy may fail to produce the intended results. The Fund could underperform its peers or lose money if the manager's investment strategy does not perform as expected.

Interest Rate Risk: When interest rates rise, the Fund's bond yields will generally rise and the Fund's bond prices will generally fall. When interest rates fall, the reverse will generally occur. The longer the average remaining maturity of bonds held by the Fund, the more sensitive the Fund is to interest rate risk. This Fund has more interest rate risk than a short-term bond fund, but less interest rate risk than a long-term bond fund.

Credit Risk: An issuer of a bond held by the Fund may default on its obligation to pay interest and repay principal. Also, the credit rating of a bond held by the fund may be downgraded. In either case, the value of the bond held by the Trust would fall. All bonds have some credit risk, but in general lower-rated bonds have higher credit risk.

Prepayment/Call Risk: The Fund's share price or yield could be hurt if interest rate movements cause the Fund's mortgage-related and callable securities to be paid off substantially earlier than expected.

Secondary

Foreign Risk: The Fund's foreign securities will pose special risks, due to limited government regulation, lack of public information, and economic, political and social instability. Factors such as lack of liquidity, foreign ownership limits and restrictions on removing currency also pose special risks. All foreign securities have some degree of foreign risk. However, to the extent the Fund invests in emerging market countries, it will have a significantly higher degree of foreign risk than if it invested exclusively in developed or newly-industrialized countries.

--------------------------------------------------------------------------------

FEES AND EXPENSES OF THE FUND
These tables describe the fees and expenses you may pay if you buy and hold NAV shares of the Fund and do not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in your variable contract prospectus.

Shareholder Fees (fees paid directly from your investment)                  None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets, as a percentage of average net assets for the fiscal year ended December 31, 2003)

                Distribution          Total Annual
     Investment     and                   Fund                    Net Fund
     Management   Service     Other    Operating      Expense     Operating
        Fee     (12b-1) Fee  Expenses   Expenses   Reimbursements Expenses
        ---     -----------  --------   --------   -------------- --------
       0.14%        N/A        0.10%      0.24%         0.00%       0.24%

Examples. The Examples are intended to help you compare the cost of investing in NAV shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 directly in the shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although actual Fund costs may be higher or lower, the Examples show what the Fund costs would be based on these assumptions.

                          Year 1 Year 3 Year 5 Year 10
                           $25    $77    $135   $306

Active Bond Fund


GOAL AND STRATEGY

This is an intermediate term bond fund of medium credit quality that seeks income and capital appreciation.

The Fund normally invests at least 80% of its assets in a diversified mix of debt securities and instruments including but not limited to:

.. U.S. Treasury and agency securities;

.. Asset-backed securities and mortgage-backed securities including mortgage pass-through securities, commercial mortgage backed securities ("CMBS") and collateralized mortgage offerings ("CMOs");

.. Corporate bonds, both U.S. and foreign; and

.. Foreign government and agency securities.

The Fund employs a multi-manager approach with three subadvisers each of which employs its own investment approach and independently manages its portion of the Fund. At year-end 2003, approximately 37% of the Fund's assets were managed by John Hancock Advisers, LLC, approximately 38% of the Fund's assets were managed by Pacific Investment Management Company LLC and 28% by Declaration Management & Research LLC. All subsequent investments in the Fund will be allocated equally among the three sub- advisers, while redemptions from the Fund will be allocated on an asset-weighted basis. These allocation methodologies may change in the future.

John Hancock Advisers, LLC uses proprietary research to identify specific bond sectors, industries and bonds that are attractively priced. The manager tries to anticipate shifts in the business cycle, using economic and industry analysis to determine which sectors and industries might benefit over the next 12 months.

This portion of the fund normally has no more than 25% of its assets in high yield bonds, 10% or less of its assets in cash and cash equivalents, and normally invests in foreign securities only if U.S. dollar denominated.

Declaration Management & Research LLC uses a combination of proprietary research and quantitative tools and seeks to identify bonds and bond sectors that are attractively priced based upon market fundamentals and technical factors. The manager opportunistically emphasizes bonds with yields in excess of U.S Treasury securities.

This portion of the fund normally has no more than 10% of its assets in high yield bonds, 10% or less of its assets in cash and cash equivalents, and normally invests in foreign securities only if U.S. dollar denominated.

Pacific Investment Management Company LLC ("PIMCO") uses proprietary fundamental research, economic analysis and quantitative tools to:

.. determine the appropriate interest rate sensitivity and maturity exposures of its portion of the Fund based on secular and cyclical trends in the economy and financial markets; and,

.. identify attractively priced bond markets, sectors and securities that will benefit from these trends.

This portion of the Fund normally has no more than 20% of its assets in high yield bonds and no more than 30% of its assets in non-U.S. dollar denominated foreign developed and emerging markets bonds.

Each portion of the Fund normally has an average credit rating of "A" or "AA."

The Fund may have significant exposure to derivatives (investments whose value is based on indices or other securities), such as forwards, futures, options and swaps. Each manager actively uses derivatives to manage the average maturity and interest rate sensitivity for their portion of the fund. Additionally, PIMCO actively uses a variety of derivatives techniques and instruments to manage credit risk, to achieve exposure to a specific market sector and / or to implement foreign currency strategies. Currency management strategies are primarily used for hedging purposes and to protect

--------------------------------------------------------------------------------

SUBADVISER

John Hancock Advisers, LLC
101 Huntington Avenue
Boston, Massachusetts 02199

Owned by John Hancock
Managing since 1968
Managing Fund since May, 1995
Managed approximately $29 billion in assets at the end of 2003

FUND MANAGERS

Howard C. Greene, CFA
---------------------
Senior Vice President of subadviser
Joined subadviser in 2002
Vice President of Sun Life Financial Services Company of Canada (1987-2002)

Benjamin A. Matthews
---------------------
Vice President of subadviser
Joined subadviser in 1995

SUBADVISER

Declaration Management & Research LLC
1650 Tysons Blvd
McLean, VA 22102

Owned by John Hancock
Managing since 1989
Managing Fund since June, 2003
Managed approximately $8 billion in assets at the end of 2003

FUND MANAGERS

Management by investment team overseen by:

James E. Shallcross
---------------------
Senior Vice President of subadviser
Joined subadviser in 1991

SUBADVISER

Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, California 92660

Managing since 1971
Managing Fund since June, 2003
Managed approximately $374 billion in assets at the end of 2003

FUND MANAGERS

Management by investment team overseen by:

William H. Gross, CFA
---------------------
Managing Director and Chief Investment Officer of subadviser
Joined subadviser in 1971
against changes in foreign currency exchange rates.

In abnormal market conditions, the Fund may take temporary defensive measures--such as holding unusually large amounts of cash and cash equivalents--that are inconsistent with the Fund's primary investment strategy. In taking those measures, the Fund may not achieve its investment goal.

MAIN RISKS

Primary

Market Risk: The value of the securities in the Fund may go down in response to overall stock or bond market movements. Markets tend to move in cycles, with periods of rising prices and periods of falling prices. Stocks tend to go up and down in value more than bonds. If the Fund's investments are concentrated in certain sectors, the Fund's performance could be worse than the overall market.

Manager Risk: The manager and its strategy may fail to produce the intended results. The Fund could underperform its peers or lose money if the manager's investment strategy does not perform as expected.

Interest Rate Risk: When interest rates rise, the Fund's bond yields will generally rise and the Fund's bond prices will generally fall. When interest rates fall, the reverse will generally occur. The longer the average remaining maturity of bonds held by the Fund, the more sensitive the Fund is to interest rate risk. This Fund has more interest rate risk than a short-term bond fund, but less interest rate risk than a long-term bond fund.

Credit Risk: An issuer of a bond held by the Fund may default on its obligation to pay interest and repay principal. Also, the credit rating of a bond held by the fund may be downgraded. In either case, the value of the bond held by the Fund would fall. All bonds have some credit risk, but in general lower-rated bonds have higher credit risk.

High Yield Bond Risk: Junk bonds, defined as bond securities rated below BBB-/or below Baa3, may be subject to more volatile or erratic price movements due to investor sentiment. In a down market, these high yield securities become harder to value or to sell at a fair price.

Foreign Risk: The Fund's foreign securities will pose special risks, due to limited government regulation, lack of public information, and economic, political and social instability. Factors such as lack of liquidity, foreign ownership limits and restrictions on removing currency also pose special risks. All foreign securities have some degree of foreign risk. However, to the extent the Fund invests in emerging market countries, it will have a significantly higher degree of foreign risk than if it invested exclusively in developed or newly-industrialized countries.

Prepayment/Call Risk: The Fund's share price or yield could be hurt if interest rate movements cause the Fund's mortgage- related and callable securities to be paid off substantially earlier than expected.

Derivatives Risk: Certain derivative instruments (such as options, futures and swaps) can produce disproportionate gains or losses. They are generally considered more risky than direct investments. Also, in a down market, derivatives could become harder to value or sell at a fair price.

Turnover Risk: In general, the greater the volume of buying and selling by a fund (i.e., the higher its "turnover rate"), the greater the impact that brokerage commissions and other transaction costs will have on the fund's performance. Any turnover rate in excess of 100% is considered relatively high. Normally, the Fund's turnover rate will be greater than 100%.

Secondary

None

--------------------------------------------------------------------------------

PAST PERFORMANCE

The bar chart shows how the performance of the Fund's NAV shares has varied from year to year, while the table shows performance over time (along with a broad-based market index for reference). This information may help provide an indication of the Fund's risks and potential rewards. All figures assume dividend reinvestment. Past performance does not indicate future results. The performance figures below do not reflect the deduction of fees and charges payable under the variable contracts. Such fees and charges would cause the investment returns under the contracts to be less than that shown below.

 Year-by-year total returns -- calendar years

                                    [CHART]

  1994    1995   1996    1997   1998    1999    2000   2001    2002    2003
 ------  ------  -----  ------  -----  ------  ------  -----  -----   ------
 -2.57%  19.55%  4.10%  10.11%  8.23%  -0.94%  10.45%  7.48%  7.25%    6.48%



Best quarter: up 6.72% second quarter 1995 Worst quarter: down 2.51% first quarter 1994

                              Average annual total returns -- for periods ending 12/31/2003
                                                     Fund                Index
                              1 year                 6.48%               4.11%
                              5 years                6.07%               6.62%
                              10 years               6.85%               6.95%

Index:  Lehman Brothers Aggregate Bond Index

FEES AND EXPENSES OF THE FUND
These tables describe the fees and expenses you may pay if you buy and hold NAV shares of the Fund and do not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in your variable contract prospectus.

Shareholder Fees (fees paid directly from your investment)        Not applicable

Annual Fund Operating Expenses (expenses that are deducted from Fund assets, as a percentage of average net assets for the fiscal year ended December 31, 2003)

                Distribution          Total Annual
     Investment     and                   Fund                    Net Fund
     Management   Service     Other    Operating      Expense     Operating
        Fee     (12b-1) Fee  Expenses   Expenses   Reimbursements Expenses
        ---     -----------  --------   --------   -------------- --------
       0.61%        N/A       0.09%      0.70%          0.0%        0.70%

Examples. The Examples are intended to help you compare the cost of investing in NAV shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 directly in the shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although actual Fund costs may be higher or lower, the Examples show what the Fund costs would be based on these assumptions.

                          Year 1 Year 3 Year 5 Year 10
                           $72    $224   $390   $871

Total Return Bond Fund


GOAL AND STRATEGY

This is an intermediate term bond fund of medium credit quality that seeks income and capital appreciation.

The Fund normally invests at least 80% of its assets in a diversified mix of debt securities and instruments including but not limited to:

.. U.S. Treasury and agency securities;

.. Asset-backed and mortgage-backed securities including mortgage pass-through securities, commercial mortgage backed securities ("CMBS") and collateralized mortgage offerings ("CMOs");

.. Corporate bonds, both U.S. and foreign; and

.. Foreign government and agency securities.

The manager makes ongoing decisions regarding the Fund's maturity, sector and security exposures. The manager uses proprietary fundamental research, economic analysis and quantitative tools to:

.. Determine the appropriate interest rate sensitivity and maturity exposures of the Fund based on secular and cyclical trends in the economy and financial markets; and

.. Identify attractively priced bond markets, sectors and securities that will benefit from these trends.

The manager evaluates bonds of all quality and maturity levels and the Fund normally has:

.. an average credit rating of "A," "AA" or higher;

.. no more than 20% of its assets in high yield bonds; and

.. no more than 30% of it's assets in foreign developed and emerging markets bonds (denominated in foreign currencies).

The manager actively uses derivatives (investments whose value is based on indices or other securities), such as forwards, futures, options and swaps, to manage the Fund's average maturity and interest rate sensitivity, to achieve exposure to a specific market sector and/or to implement foreign currency strategies. Currency management strategies are primarily used for hedging purposes and to protect against changes in foreign currency exchange rates.

In abnormal market conditions, the Fund may take temporary defensive measures--such as holding unusually large amounts of cash and cash equivalents--that are inconsistent with the Fund's primary investment strategy. In taking those measures, the Fund may not achieve its investment goal.

--------------------------------------------------------------------------------

SUBADVISER

Pacific Investment Management Company LLC
840 Newport Center Drive,
Newport Beach, California 92660

Managing since 1971
Managing Fund since May, 2003
Managed approximately $374 billion in
assets at the end of 2003

FUND MANAGERS

Management by investment team overseen by:

William H. Gross, CFA
---------------------
Managing Director and Chief Investment Officer of subadviser
Joined subadviser in 1971

PAST PERFORMANCE

A bar chart will show how the performance of the Fund's NAV shares has varied from year to year, while a table will show performance over time (along with a broad-based market index for reference). This information may help provide an indication of the Fund's risks and potential rewards. All figures to be shown assume dividend reinvestment. Past performance does not indicate future results. The performance figures will not reflect the deduction of fees and charges payable under the variable contracts. Such fees and charges would cause the investment returns under the contracts to be less than that to be shown.

MAIN RISKS

Primary

Market Risk: The value of the securities in the Fund may go down in response to overall stock or bond market movements. Markets tend to move in cycles, with periods of rising prices and periods of falling prices. Stocks tend to go up and down in value more than bonds. If the Fund's investments are concentrated in certain sectors, the Fund's performance could be worse than the overall market.

Manager Risk: The manager and its strategy may fail to produce the intended results. The Fund could underperform its peers or lose money if the manager's investment strategy does not perform as expected.

Interest Rate Risk: When interest rates rise, the Fund's bond yields will generally rise and the Fund's bond prices will generally fall. When interest rates fall, the reverse will generally occur. The longer the average remaining maturity of bonds held by the Fund, the more sensitive the Fund is to interest rate risk. This Fund has more interest rate risk than a short-term bond fund, but less interest rate risk than a long-term bond fund.

Credit Risk: An issuer of a bond held by the Fund may default on its obligation to pay interest and repay principal. Also, the credit rating of a bond held by the fund may be downgraded. In either case, the value of the bond held by the Fund would fall. All bonds have some credit risk, but in general lower-rated bonds have higher credit risk.

High Yield Bond Risk: Junk bonds, defined as bond securities rated below BBB-/or below Baa3, may be subject to more volatile or erratic price movements due to investor sentiment. In a down market, these high yield securities become harder to value or to sell at a fair price.

Foreign Risk: The Fund's foreign securities will pose special risks, due to limited government regulation, lack of public information, and economic, political and social instability. Factors such as lack of liquidity, foreign ownership limits and restrictions on removing currency also pose special risks. All foreign securities have some degree of foreign risk. However, to the extent the Fund invests in emerging market countries, it will have a significantly higher degree of foreign risk than if it invested exclusively in developed or newly-industrialized countries.

Prepayment/Call Risk: The Fund's share price or yield could be hurt if interest rate movements cause the Fund's mortgage- related and callable securities to be paid off substantially earlier than expected.

Concentration Risk: The Fund's investment in debt securities and instruments of a smaller number of issuers could produce more volatile performance relative to funds that invest in a larger number of issuers. The more concentrated a fund's holdings are, the more likely it is a specific security's poor performance will hurt the fund significantly.

Derivatives Risk: Certain derivative instruments (such as options, futures and swaps) can produce disproportionate gains or losses. They are generally considered more risky than direct investments. Also, in a down market, derivatives could become harder to value or sell at a fair price.

Turnover Risk: In general, the greater the volume of buying and selling by a fund (i.e., the higher its "turnover rate"), the greater the impact that brokerage commissions and other transaction costs will have on the fund's performance. Any turnover rate in excess of 100% is considered relatively high. Normally, the Fund's turnover rate will be greater than 100%.

Secondary

None

--------------------------------------------------------------------------------

FEES AND EXPENSES OF THE FUND
These tables describe the fees and expenses you may pay if you buy and hold NAV shares of the Fund and do not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in your variable contract prospectus.

Shareholder Fees (fees paid directly from your investment)                  None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets, as a percentage of annualized average net assets for the fiscal year ended December 31, 2003)

                Distribution          Total Annual
     Investment     and                   Fund                    Net Fund
     Management   Service     Other    Operating      Expense     Operating
        Fee     (12b-1) Fee  Expenses   Expenses   Reimbursements Expenses
        ---     -----------  --------   --------   -------------- --------
       0.70%        N/A       0.07%      0.77%          0.0%        0.77%

Examples. The Examples are intended to help you compare the cost of investing in NAV shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 directly in the shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although actual Fund costs may be higher or lower, the Examples show what the Fund costs would be based on these assumptions.

                          Year 1 Year 3 Year 5 Year 10
                           $79    $246   $428   $954

High Yield Bond Fund


GOAL AND STRATEGY

This is a high yield bond fund that seeks high income and capital appreciation.

The Fund normally invests at least 80% of its assets in a diversified mix of high yield debt securities commonly referred to as "junk bonds" (securities rated below BBB or Baa and unrated equivalents), including but not limited to:

.. corporate bonds, both U.S. and foreign;

.. foreign government and agency securities;

.. preferred stocks; and

.. convertible securities (convertible into common stocks or other equity interests).

The manager normally invests no more than 20% of the Fund's assets in emerging market countries. The Fund normally has 10% or less of its assets in cash and cash equivalents.

The manager seeks to purchase bonds with stable or improving credit quality before the market widely perceives the improvement. Purchase and sale decisions are primarily based upon the investment merits of the particular security.

The manager selects bonds using proprietary research, including:

.. quantitative analysis of historical financial data;

.. qualitative analysis of a company's future prospects; and

.. economic and industry analysis.

The Fund's average maturity generally depends on security selection decisions rather than interest rate decisions.

The Fund may purchase other types of securities that are not primary investment vehicles, for example: equity securities, high quality debt securities (short-term and otherwise), foreign debt securities denominated in U.S. dollars or any other currency, and certain derivatives (investments whose value is based on indices or other securities).

In abnormal market conditions, the Fund may take temporary defensive measures--such as holding unusually large amounts of cash and cash equivalents--that are inconsistent with the Fund's primary investment strategy. In taking those measures, the Fund may not achieve its investment goal.

--------------------------------------------------------------------------------


SUBADVISER

Wellington Management Company, LLP
75 State Street
Boston, Massachusetts 02109

Managing, with predecessors, since 1928
Managing Fund since May, 1998
Managed approximately $394 billion in assets at the end of 2003

FUND MANAGER

Earl E. McEvoy
---------------------
Senior Vice President and partner of subadviser
Joined subadviser in 1978

PAST PERFORMANCE

The bar chart shows how the performance of the Fund's NAV shares varies from year to year, while the table shows performance over time (along with a broad-based market index for reference). This information may help provide an indication of the Fund's risks and potential rewards. All figures assume dividend reinvestment. Past performance does not indicate future results. The performance figures below do not reflect the deduction of fees and charges payable under the variable contracts. Such fees and charges would cause the investment returns under the contracts to be less than that shown below.

 Year-by-year total returns -- calendar year

           [CHART]

1999    2000    2001    2002    2003
-----  -------  -----  ------  ------
5.13%  -10.81%  2.13%  -4.51%  16.51%

Best quarter: up 8.46% first quarter 2001 Worst quarter: down 8.80% fourth quarter 2000

                 Average annual total returns -- for periods ending 12/31/2003*
                                      Fund         Index 1        Index 2       Index 3**
                 1 year              16.51%        23.24%         28.96%         23.24%
                 5 years              1.27%         5.58%          5.24%          4.29%
                 Life of fund         0.58%         4.91%          4.27%          3.44%

Index 1:  Lehman Brothers B/BB High Yield Bond Index
Index 2:  Lehman Brothers High Yield Bond Index
Index 3: A composite index combining the performance of the following indices over the periods indicated: Lehman Brothers High Yield Bond Index (from inception through December, 2002) and Lehman Brothers B/BB High Yield Bond Index (after January, 2003)
*  Began operations on May 1, 1998
** John Hancock believes Index 3 is a more suitable index against which to measure the Fund's performance because it more closely matches the Fund's changes in investment strategy since inception.

MAIN RISKS

Primary

High Yield Bond Risk: High yield or junk bonds, defined as bond securities rated below BBB-/or below Baa3, may be subject to more volatile or erratic price movements due to investor sentiment. In a down market, these high yield securities may become harder to value or to sell at a fair price.

Market Risk: The value of the securities in the Fund may go down in response to overall stock or bond market movements. Markets tend to move in cycles, with periods of rising prices and periods of falling prices. Stocks tend to go up and down in value more than bonds. If the Fund's investments are concentrated in certain sectors, the Fund's performance could be worse than the overall market.

Manager Risk: The manager and its strategy may fail to produce the intended results. The Fund could underperform its peers or lose money if the manager's investment strategy does not perform as expected.

Interest Rate Risk: When interest rates rise, the Fund's bond yields will generally rise and the Fund's bond prices will generally fall. When interest rates fall, the reverse will generally occur. The longer the average remaining maturity of bonds held by the Fund, the more sensitive the Fund is to interest rate risk. This Fund has more interest rate risk than a short-term bond fund, but less interest rate risk than a long-term bond fund.

Credit Risk: An issuer of a bond held by the Fund may default on its obligation to pay interest and repay principal. Also, the credit rating of a bond held by the fund may be downgraded. In either case, the value of the bond held by the Fund would fall. All bonds have some credit risk, but in general lower-rated bonds have higher credit risk.

Secondary

Foreign Risk: The Fund's foreign securities will pose special risks, due to limited government regulation, lack of public information, and economic, political and social instability. Factors such as lack of liquidity, foreign ownership limits and restrictions on removing currency also pose special risks. All foreign securities have some degree of foreign risk. However, to the extent the Fund invests in emerging market countries, it will have a significantly higher degree of foreign risk than if it invested exclusively in developed or newly industrialized countries.

Derivatives Risk: Certain derivative instruments (such as options, futures and swaps) can produce disproportionate gains or losses. They are generally considered more risky than direct investments. Also, in a down market, derivatives could become harder to value or sell at a fair price.

Prepayment/Call Risk: The Fund's share price or yield could be hurt if interest rate movements cause the Fund's mortgage-related and callable securities to be paid off substantially earlier than expected.

--------------------------------------------------------------------------------

FEES AND EXPENSES OF THE FUND
These tables describe the fees and expenses you may pay if you buy and hold NAV shares of the Fund and do not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in your variable contract prospectus.

Shareholder Fees (fees paid directly from your investment)                  None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets, as a percentage of average net assets for the fiscal year ended December 31, 2003)

              Distribution          Total Annual
   Investment     and                   Fund                       Net Fund
   Management   Service     Other    Operating        Expense      Operating
      Fee     (12b-1) Fee  Expenses   Expenses   Reimbursements(1) Expenses
      ---     -----------  --------   --------   ----------------- --------
     0.80%        N/A       0.15%      0.95%           0.05%         0.90%

(1) Under its current investment management agreement with the Trust, John Hancock reimburses the Fund when the Fund's "other fund expenses" exceed 0.10% of the Fund's average daily net assets. The agreement will remain in effect until May 1, 2005, and may be renewed each year thereafter by the Trust.

Examples. The Examples are intended to help you compare the cost of investing in NAV shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 directly in the shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although actual Fund costs may be higher or lower, the Examples show what the Fund costs would be based on these assumptions.

                          Year 1 Year 3 Year 5 Year 10
                           $92    $298   $521  $1,162

Global Bond Fund


GOAL AND STRATEGY

This is an intermediate term, non-diversified global bond fund of medium credit quality that seeks income and capital appreciation.

The Fund normally invests at least 80% of its assets in a diversified mix of debt securities and instruments of issuers throughout the world, including but not limited to:

.. U.S. Treasury and agency securities;

.. asset-backed and mortgage-backed securities, including commercial mortgage-backed securities;

.. corporate bonds, both U.S. and foreign;

.. foreign government and agency securities; and

.. supranational securities (such as the World Bank).

The Fund has a target mix of 25% U.S. bonds and 75% non-U.S. bonds (denominated in foreign currencies), but the manager actively manages the mix within (+/-) 15 percentage points of the target mix.

The Fund is managed using a multiple portfolio manager system in which the Fund is divided into segments that are managed by individual portfolio managers. Therefore, the Fund normally has broad country, currency, sector and individual security exposures, reflecting the aggregate decisions of the multiple portfolio managers and research analysts managing the Fund.

The managers make ongoing decisions regarding the Fund's average maturity and the Fund's country, sector and foreign currency exposures. The manager uses proprietary research and economic analysis to identify attractive markets and currencies and undervalued sectors and securities.

The Fund normally:

.. invests in at least 3 countries, but normally in 10 to 35 countries;

.. has an average credit quality rating of "A" or "AA";

.. invests up to 15% in emerging market and high yield debt securities; and


.. has 10% or less of its assets in cash and cash equivalents.

The Fund is "non-diversified," which means that it can take larger positions in individual issuers.

The Fund may purchase other types of securities that are not primary investment vehicles, for example: certain derivatives (investments whose value is based on indices or other securities). The Fund may use derivatives, such as futures and forwards, to manage the Fund's average maturity relative to the benchmark and to implement foreign currency strategies. Currency management strategies are primarily used for hedging purposes and to protect against anticipated changes in foreign currency exchange rates.

In abnormal market conditions, the Fund may take temporary defensive measures--such as holding unusually large amounts of cash and cash equivalents--that are inconsistent with the Fund's primary investment strategy. In taking those measures, the Fund may not achieve its investment goal.

--------------------------------------------------------------------------------

SUBADVISER

Capital Guardian Trust Company
333 South Hope Street
Los Angeles, California 90071

Managing since 1968
Managing Fund since November, 2000
Managed approximately $146 billion in assets at the end of 2003

FUND MANAGERS

Team managed by 4 Portfolio Managers
Average 15 years with Capital Guardian
Average 23 years industry experience
See Appendix A for more details

PAST PERFORMANCE

The bar chart shows how the performance of the Fund's NAV shares has varied from year to year, while the table shows performance over time (along with a broad-based market index for reference). This information may help provide an indication of the Fund's risks and potential rewards. All figures assume dividend reinvestment. Past performance does not indicate future results. The performance figures below do not reflect the deduction of fees and charges payable under the variable contracts. Such fees and charges would cause the investment returns under the contracts to be less than that shown below.

 Year-by-year total returns -- calendar years

                   [CHART]

1997   1998    1999    2000    2001    2002    2003
-----  -----  ------  ------  ------  ------  ------
9.05%  9.15%  -2.16%  12.00%  -1.45%  18.85%  15.91%


Best quarter: up 10.75% second quarter 2002 Worst quarter: down 3.18% fourth quarter 2001

                     Average annual total returns -- for periods ending 12/31/2003*
                                          Fund        Index 1       Index 2**
                     1 year              15.91%        14.91%         14.91%
                     5 Years              8.27%         5.75%          9.00%
                     Life of fund         8.65%         6.50%          9.36%

Index 1:   Citigroup World Government Bond Index, Unhedged
Index 2:   A composite index combining the performance of the following indices over the periods indicated: 75% Lehman Brothers Aggregate Bond Index / 25% JP Morgan Non-US Government Bond Index, US Dollar Hedged (from inception through April, 1999); JP Morgan Global Government Bond Index, US Dollar Hedged (from May, 1999 through October, 2000); and Citigroup World Government Bond Index, Unhedged (after October, 2000)

*  Began operations on May 1, 1996.
** John Hancock believes Index 2 is a more suitable index against which to measure the Fund's performance because it more closely matches the Fund's changes in investment strategy since inception.

MAIN RISKS

Primary

Foreign Risk: The Fund's foreign securities will pose special risks, due to limited government regulation, lack of public information, economic, political and social instability and foreign currency rate fluctuations. Factors such as lack of liquidity, foreign ownership limits and restrictions on removing currency also pose special risks. All foreign securities have some degree of foreign risk. However, the Fund's investments in emerging market countries have a significantly higher degree of foreign risk than investments in developed or newly-industrialized countries.

Market Risk: The value of the securities in the Fund may go down in response to overall stock or bond market movements. Markets tend to move in cycles, with periods of rising prices and periods of falling prices. Stocks tend to go up and down in value more than bonds. If the Fund's investments are concentrated in certain sectors, the Fund's performance could be worse than the overall market.

Non-Diversified Fund Risk: The Fund's larger position in foreign government securities could produce more volatile performance relative to funds with smaller positions. The less diversified a fund's holdings are, the more likely it is that a specific security's poor performance will hurt the fund significantly.

Manager Risk: The manager and its strategy may fail to produce the intended results. The Fund could underperform its peers or lose money if the manager's investment strategy does not perform as expected.

Interest Rate Risk: When interest rates rise, the Fund's bond yields will generally rise and the Fund's bond prices will generally fall. When interest rates fall, the reverse will generally occur. The longer the average remaining maturity of bonds held by the Fund, the more sensitive the Fund is to interest rate risk. This Fund has more interest rate risk than a short-term bond fund, but less interest rate risk than a long-term bond fund.

Credit Risk: An issuer of a bond held by the Fund may default on its obligation to pay interest and repay principal. Also, the credit rating of a bond held by the fund may be downgraded. In either case, the value of the bond held by the Trust would fall. All bonds have some credit risk, but in general lower-rated bonds have higher credit risk.

Concentration Risk. The Fund's investment in securities of a smaller number of issuers could produce more volatile performance relative to funds that invest in a larger number of issuers. The more concentrated a fund's holdings are, the more likely it is a specific security's poor performance will hurt the fund significantly.

Secondary

Derivatives Risk: Certain derivative instruments (such as options, futures and swaps) can produce disproportionate gains or losses. They are generally considered more risky than direct investments. Also, in a down market, derivatives could become harder to value or sell at a fair price.

Prepayment/Call Risk: The Fund's share price or yield could be hurt if interest rate movements cause the Fund's mortgage-related and callable securities to be paid off substantially earlier than expected.

--------------------------------------------------------------------------------

FEES AND EXPENSES OF THE FUND
These tables describe the fees and expenses you may pay if you buy and hold NAV shares of the Fund and do not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in your variable contract prospectus.

Shareholder Fees (fees paid directly from your investment)                  None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets, as a percentage of average net assets for the fiscal year ended December 31, 2003)

              Distribution          Total Annual
   Investment     and                   Fund                       Net Fund
   Management   Service     Other    Operating        Expense      Operating
      Fee     (12b-1) Fee  Expenses   Expenses   Reimbursements(1) Expenses
      ---     -----------  --------   --------   ----------------- --------
     0.85%        N/A        0.13%      0.98%          0.00%         0.98%

(1) Amounts shown reflect the discontinuance of John Hancock's agreement to reimburse the Fund for "other fund expenses" in 2003 that exceeded 0.10% per Annum of the Fund's average daily net assets.

Examples. The Examples are intended to help you compare the cost of investing in NAV shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 directly in the shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although actual Fund costs may be higher or lower, the Examples show what the Fund costs would be based on these assumptions.

                          Year 1 Year 3 Year 5 Year 10
                           $100   $312   $542  $1,201

Money Market Fund


GOAL AND STRATEGY

This is a money market fund that seeks to preserve capital and liquidity while also seeking to achieve a competitive yield. The Fund intends to maintain a stable net asset value of $1.00 per share.

The Fund invests in U.S. dollar denominated money market instruments rated in one of the two highest short-term credit rating categories, primarily including:

.. commercial paper and other short-term obligations of U.S. and foreign issuers
  (including asset-backed securities);

.. certificates of deposit, bank notes and other obligations of U.S. and foreign banks and other lending institutions;

.. debt securities issued by foreign governments and agencies;

.. U.S. Treasury, agency and state and local government obligations; and,

.. repurchase agreements.

The manager's investment approach combines top-down analysis with fundamental bottom-up security selection. The manager considers factors such as the anticipated level of interest rates and the maturity of individual securities to determine the Fund's overall weighted average maturity. The manager seeks securities;

.. with an acceptable maturity;

.. issued by issuers on a sound financial footing;

.. that are marketable and liquid; and

.. that offer competitive yields.

The Fund only invests in individual securities with a maximum remaining maturity of 397 days (13 months). The overall weighted average maturity of the Fund's investments is 90 days or less. The Fund may invest:

.. up to 5% of assets in securities rated in the second-highest short-term category (or unrated equivalents); and

.. up to 1% of assets or $1 million (whichever is greater) in securities of a single issuer rated in the second-highest short-term category (or unrated equivalents).

--------------------------------------------------------------------------------

SUBADVISER

Wellington Management Company, LLP
75 State Street
Boston, Massachusetts 02109

Managing, with predecessors, since 1928
Managing Fund since May, 2001
Managed approximately $394 billion in assets at the end of 2003

FUND MANAGER

John Keogh
---------------------
Senior Vice President and Partner of subadviser
Joined subadviser in 1983

PAST PERFORMANCE

The bar chart shows how the performance of the Fund's NAV shares has varied from year to year, while the table shows performance over time. This information may also help provide an indication of the Fund's risks and potential rewards. All figures assume dividend reinvestment. Past performance does not indicate future results. The performance figures below do not reflect the deduction of fees and charges payable under the variable contracts. Such fees and charges would cause the investment returns under the contracts to be less than that shown below.

 Year-by-year total returns -- calendar years

                           [CHART]

1994   1995   1996   1997   1998   1999   2000   2001   2002    2003
-----  -----  -----  -----  -----  -----  -----  -----  -----  ------
4.03%  5.78%  5.32%  5.38%  5.40%  5.05%  6.29%  3.93%  1.48%   0.95%


Best quarter: up 1.62% first quarter 2000 Worst quarter: up 0.21% third quarter 2003

Average annual total return -- for periods ending 12/31/2003
                                Fund
1 year                          0.95%
5 years                         3.52%
10 years                        4.36%

MAIN RISKS

Primary

Manager Risk: The manager and its strategy may fail to produce the intended results. The Fund could underperform its peers or lose money if the manager's investment strategy does not perform as expected.

Interest Rate Risk: When interest rates rise, yields on the Fund's investments will generally rise and prices on the Fund's investments will generally fall. When interest rates fall, the reverse will generally occur. The longer the average remaining maturity of instruments held by the Fund, the more sensitive the Fund is to interest rate risk. This Fund has less interest rate risk than an intermediate-term or long-term bond fund.

Although U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates.

Credit Risk: An issuer of an instrument held by the Fund may default on its obligation to pay interest and repay principal. Also, the credit rating of an instrument held by the Fund may be downgraded. In either case, the value of the instrument held by the Fund would fall. All money market instruments have some credit risk, but in general lower-rated instruments have higher credit risk. Obligations issued by some U.S. government agencies are backed by the U.S. Treasury, while others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency's own resources.

Principal Risk: An investment in the Fund is not a bank deposit and is not guaranteed as to principal and interest. Although the Fund seeks to maintain a stable net asset value of $1.00 per share, investors may lose money by investing in the Fund.

Foreign Risk: The Fund's foreign securities will pose special risks, due to limited government regulation, lack of public information, and economic, political and social instability. Factors such as lack of liquidity, foreign ownership limits and restrictions on removing currency also pose special risks. All foreign securities have some degree of foreign risk.

Secondary

None

--------------------------------------------------------------------------------

FEES AND EXPENSES OF THE FUND
These tables describe the fees and expenses you may pay if you buy and hold NAV shares of the Fund and do not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in your variable contract prospectus.

Shareholder Fees (fees paid directly from your investment)                  None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets, as a percentage of average net assets for the fiscal year ended December 31, 2003)

                Distribution          Total Annual
     Investment     and                   Fund                    Net Fund
     Management   Service     Other    Operating      Expense     Operating
        Fee     (12b-1) Fee  Expenses   Expenses   Reimbursements Expenses
        ---     -----------  --------   --------   -------------- --------
       0.25%        N/A       0.06%      0.31%          0.0%        0.31%

Examples. The Examples are intended to help you compare the cost of investing in NAV shares of the Fund with the costs of investing in other mutual funds. The Examples assume that you invest $10,000 directly in the shares for the time periods indicated, and then redeem all your shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, the reinvestment of all dividends and distributions, and that the Fund's operating expenses remain the same. Although Fund actual costs may be higher or lower, the Examples show what the Fund costs would be based on these assumptions.

                          Year 1 Year 3 Year 5 Year 10
                           $32    $100   $174   $393

Your Account

Investments in shares of the funds

Each fund sells its NAV shares directly to separate accounts of John Hancock, JHVLICO and other insurance companies to fund variable contracts. Each fund also buys back its NAV shares on redemption by the separate accounts.

Under the variable contracts, a separate account buys or redeems a fund's shares based on:

.. instructions by you and other contractowners to invest or receive back monies under a contract (such as making a premium payment or surrendering a contract), and

.. the operation of a contract (such as deduction of fees and charges).

The Trust, as law permits, may:

.. refuse a buy order if the adviser believes it would disrupt management

.. suspend a fund's offer of shares, or

.. suspend a fund's redemption obligation or postpone a fund's payment of redemption proceeds for more than seven days.

Share price

Each fund sells and buys back its NAV shares at the net asset value per share next computed after receipt by a separate account of a contractowner's instructions.

Each fund calculates its net asset value per share:

.. by dividing its net assets by the number of its outstanding shares,

.. once daily as of the close of regular trading on the New York Stock Exchange
  (generally at 4 p.m. New York time) on each day the Exchange is open.

Valuation

The Money Market Fund values its securities at amortized cost. Each of the other funds values securities based on:

.. market quotations,

.. amortized cost,

.. valuations of independent pricing services, or

.. fair value determined in accordance with procedures approved by the Trust's trustees.

A fund may value securities at fair value where, for example:

.. market quotations are not readily available, or

.. the value of securities has been materially affected after the closing of a foreign market.

Certain funds may hold securities primarily listed on foreign exchanges that trade on weekends or other days when the Trust does not calculate share price . Consequently, share price may change on days when contractowners will not be able to instruct a separate account to buy or redeem fund shares.

Conflicts

The Trust's trustees monitor for possible material irreconcilable conflicts among separate accounts buying shares of the funds. The Trust's net asset value could decrease, if the Trust had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.

Funds' Expenses

The advisory fee paid by each fund to the adviser in 2003 was:

                Funds                           % of net assets
                Equity Index Fund                     .13%
                Large Cap Value Fund                  .75%
                Large Cap Growth Fund                 .80%
                Large Cap Growth B Fund               .89%
                Fundamental Growth Fund               .90%
                Earnings Growth Fund                  .96%
                Growth & Income Fund                  .67%
                Fundamental Value Fund                .79%
                Fundamental Value B Fund*             .75%
                Mid Cap Value Fund                   1.10%
                Mid Cap Value B Fund**               1.05%
                Mid Cap Growth Fund***                .96%
                Small Cap Value Fund                  .95%
                Small Cap Emerging Growth Fund       1.01%
                Small Cap Growth Fund                1.05%
                International Equity Index Fund       .17%
                Overseas Equity Fund                 1.05%
                Overseas Equity B Fund****           1.13%
                Overseas Equity C Fund*****          1.50%
                Real Estate Equity Fund               .98%
                Health Sciences Fund                 1.00%
                Financial Industries Fund             .80%
                Managed Fund                          .68%
                Short-Term Bond Fund                  .60%
                Bond Index Fund                       .14%
                Active Bond Fund                      .61%
                Total Return Bond Fund                .70%
                High Yield Bond Fund                  .80%
                Global Bond Fund                      .85%
                Money Market Fund                     .25%

    * Formerly Large Cap Value CORE/SM/
   ** Formerly Small/Mid Cap CORE/SM/
  *** Formerly Small/Mid Cap Growth
 **** Formerly International Opportunities
***** Formerly Emerging Markets Equity


The adviser pays subadvisory fees out of its own assets. No fund pays a fee to its subadviser(s). The adviser has agreed to limit annual expenses (excluding advisory fees and certain other expenses such as brokerage and taxes) for each fund (other than the International Equity Index Fund, Overseas Equity Fund, Overseas Equity B Fund, Overseas Equity C Fund, Health Sciences Fund and Global Bond Fund) to not more than 0.10 percent of the fund's average daily net assets.

Dividends and Taxes

Dividends

Each fund automatically reinvests its dividends and distributions in additional shares of the fund at net asset value per share.

Each fund declares and pays dividends monthly.

Funds generally declare capital gains distributions annually.

Taxes

Each fund must meet investment diversification and other requirements under the Internal Revenue Code, in order to:

.. avoid federal income tax and excise tax, and

.. assure the tax-deferred treatment of variable contracts under the Code.

You should read the prospectus for your variable contract for the federal income tax consequences for contractowners, including the consequences of a fund's failure to meet Code requirements.

Share Classes

The Trust has four classes of shares: NAV shares, Series I, Series II and Series III. Each class is identical except that Series I and Series II shares have a distribution or "Rule 12b-1 Plan" expense that is described in the prospectus relating to that Series' shares.

Series III shares are not currently available for sale. The offering of Series III shares and the amount of class expenses of Series III shares are subject to the approval of the Trustees of the Trust.

FINANCIAL HIGHLIGHTS

The financial highlights on the following pages detail the historical performance of NAV shares for each fund in operation at December 31, 2003, including total return information for the past 5 years (or such shorter period as the fund has been in operation). The "total returns" shown represent the rate that an investor in NAV shares would have earned (or lost) on an investment in the fund (assuming reinvestment of all dividends and distributions). Certain information reflects financial results for a single fund share. The "Total Investment Return" shown for each fund does not reflect the expenses and charges of the applicable separate accounts and variable contracts. Those expenses and charges vary considerably from contract to contract and are described in the variable contract prospectus to which this prospectus is attached. Had these been included, the "Total Investment Return" shown in the Table would be lower. The financial highlights have been audited by Ernst & Young LLP, whose report (along with the Trust's financial statements) are included in the Trust's annual report, which is available upon request.

--------------------------------------------------------------------------------

                                                      Income from Investment Operations
                                                   ---------------------------------------
                                                                 Net Realized
                                         Net Asset     Net            and          Total
                                         Value at  Investment     Unrealized        From
                                         Beginning   Income       Gain (Loss)    Investment
                                         of Period Gain (Loss) on Investments(a) Operations
                                         --------- ----------- ----------------- ----------
Equity Index Fund
-----------------
 Year Ended December 31,
  2003..................................  $11.36     $ 0.20         $ 3.00         $ 3.20
  2002..................................   14.85       0.16          (3.48)         (3.32)
  2001..................................   17.64       0.19          (2.30)         (2.11)
  2000..................................   20.46       0.22          (2.09)         (1.87)
  1999..................................   17.70       0.27           3.41           3.68

-------------------------------------------------------------------------------------------
Large Cap Value Fund
--------------------
 Year Ended December 31,
  2003..................................   11.91       0.23           2.76           2.99
  2002..................................   14.15       0.22          (2.07)         (1.85)
  2001..................................   14.38       0.22          (0.05)          0.17
  2000..................................   13.49       0.27           1.45           1.72
  1999..................................   14.02       0.27           0.18           0.45

-------------------------------------------------------------------------------------------
Fundamental Value B Fund (formerly,
 "Large Cap Value CORE Fund")
 ----------------------------
 Year Ended December 31,
  2003..................................    7.95       0.12           2.15           2.27
  2002..................................    9.83       0.11          (1.88)         (1.77)
  2001..................................   10.42       0.09          (0.59)         (0.50)
  2000..................................   10.16       0.15           0.36           0.51
 Period from August 31, to December 31,
  1999 (commencement of investment
  operations)...........................   10.00       0.04           0.31           0.35

-------------------------------------------------------------------------------------------
Large Cap Growth Fund
---------------------
 Year Ended December 31,
  2003..................................   11.18       0.06           2.80           2.86
  2002..................................   15.54       0.04          (4.36)         (4.32)
  2001..................................   18.89       0.04          (3.36)         (3.32)
  2000..................................   27.33       0.03          (4.89)         (4.86)
  1999..................................   26.19       0.09           6.03           6.12

-------------------------------------------------------------------------------------------
Large Cap Growth B Fund (formerly
 "Large Cap Aggressive Growth Fund")
 -----------------------------------
 Year Ended December 31,
  2003..................................    5.57        -- (b)        1.76           1.76
  2002..................................    8.12      (0.01)         (2.54)         (2.55)
  2001..................................    9.52       0.01          (1.41)         (1.40)
  2000..................................   11.94      (0.03)         (2.21)         (2.24)
 Period from August 31, to December 31,
  1999 (commencement of investment
  operations)...........................   10.00      (0.01)          2.03           2.02

-------------------------------------------------------------------------------------------

(a) The amount shown at this caption for each fund share outstanding throughout the year may not accord with the change in the aggregate gains and losses in the portfolio securities for the year because of the timing of the purchases and withdrawals of the fund shares in relation to the fluctuating market values of the portfolio.
(b) Amount shown is less than $0.01.

--------------------------------------------------------------------------------

                                Less Distributions
----------------------------------------------------------------------------------                       --------------
             Distribution
Distribution   From Net   Distribution in Distribution                             Net Assets
  From Net     Realized      Excess of        From                                  Value at    Total      Net Assets
 Investment    Gains on   Net Investment    Capital        Total        Capital       End     Investment End of Period
   Income    Investments   Income/Gains     Paid-in    Distributions Contributions of Period    Return   (000s Omitted)
------------ ------------ --------------- ------------ ------------- ------------- ---------- ---------- --------------
   $(0.31)      $(0.07)       $   --         $   --       $(0.38)        $  --       $14.18      28.42%    $  681,681
    (0.11)       (0.06)           --             --        (0.17)           --        11.36     (22.31)%      466,258
    (0.19)       (0.49)           --             --        (0.68)           --        14.85     (11.98)%      538,791
    (0.22)       (0.72)           --          (0.01)       (0.95)           --        17.64      (9.15)%      525,659
    (0.26)       (0.66)           --             --        (0.92)           --        20.46      21.08%       451,296

------------------------------------------------------------------------------------------------------------------------
  (0.24)       (0.20)             --             --      (0.44)             --        14.46     (25.51)%      365,563
    (0.22)       (0.17)           --             --        (0.39)           --        11.91     (13.24)%      260,141
    (0.22)       (0.18)           --             --        (0.40)           --        14.15       1.25%       260,646
    (0.28)       (0.53)        (0.01)         (0.01)       (0.83)           --        14.38      12.97%       204,535
    (0.27)       (0.71)           --             --        (0.98)           --        13.49       3.28%       155,849
------------------------------------------------------------------------------------------------------------------------
  (0.12)       (0.34)             --             --      (0.46)             --         9.76      28.86%        53,034
    (0.11)          --            --             --        (0.11)           --         7.95     (18.21)%       40,765
    (0.09)          --            --             --        (0.09)           --         9.83      (4.75)%       60,832
    (0.15)       (0.06)        (0.03)         (0.01)       (0.25)           --        10.42       5.12%        18,164
    (0.03)       (0.14)        (0.01)         (0.01)       (0.19)           --        10.16       3.58%*        6,371

------------------------------------------------------------------------------------------------------------------------
  (0.06)       (0.02)             --             --      (0.08)             --        13.96      25.62%       624,401
    (0.04)          --            --             --        (0.04)           --        11.18     (27.82)%      496,628
    (0.03)          --            --             --        (0.03)           --        15.54     (17.54)%      770,915
    (0.04)       (2.69)        (0.78)         (0.07)       (3.58)           --        18.89     (17.89)%    1,146,787
    (0.09)       (4.89)           --             --        (4.98)           --        27.33      24.07%     1,382,473

------------------------------------------------------------------------------------------------------------------------
       --        (0.97)           --             --        (0.97)           --         6.36      31.72%        30,919
       --           --            --             --           --            --         5.57     (31.36)%       24,249
       --           --            --             --           --            --         8.12     (14.69)%       39,738
       --        (0.01)        (0.06)         (0.11)       (0.18)           --         9.52     (18.77)%       26,244

       --        (0.08)           --             --        (0.08)           --        11.94      20.18%*       15,074

------------------------------------------------------------------------------------------------------------------------

 Ratios/Supplemental Data
------------------------------------
                   Net
 Operating     Investment
Expenses to   Income (Loss) Portfolio
  Average      to Average   Turnover
Net Assets     Net Assets     Rate
-----------   ------------- ---------
   0.21%(d)        1.59%       4.91%
   0.23%           1.39%      10.63%
   0.20%           1.20%      17.61%(c)
   0.19%           1.12%      34.11%
   0.00%(e)        1.42%      55.24%

---------------------------------------
   0.82%(d)        1.83%      17.73%
   0.83%           1.67%      16.04%
   0.82%           1.54%      18.19%
   0.78%           2.04%      42.12%
   0.85%           1.88%      32.62%
---------------------------------------
   0.85%(f)        1.38%     105.62%
   0.84%(f)        1.18%      89.43%
   0.85%(f)        0.98%      74.91%(c)
   0.85%(f)        1.54%      59.15%
   0.85%**(f)      1.13%**    30.90%*

---------------------------------------
   0.86%(d)        0.51%      99.47%(c)
   0.55%           0.33%      95.04%
   0.41%           0.23%      63.96%
   0.46%           0.10%      89.30%
   0.39%           0.33%      37.42%

---------------------------------------
   0.99%(g)       (0.08)%    220.12%
   0.97%(g)       (0.14)%     61.67%
   0.97%(g)       (0.06)%     87.90%
   1.00%(g)       (0.37)%     75.97%

   1.08%(g)**     (0.39)%**   18.97%*

---------------------------------------

*  Not Annualized.
** Annualized.
(c) Excludes merger activity.
(d) The Fund is required to calculate an expense ratio without taking into consideration any expense reductions related to expense offset arrangements.
(e) Expense ratio is net of expense reimbursements. Had such reimbursements not been made, the annual expense ratio would have been .22% for the year ended December 31, 1999.
(f) Expense ratio is net of expense reimbursements. Had such reimbursements not been made, the annual expense ratio would have been 0.94%, .97%, .88%, 1.09% and 1.17% for the years ended December 31, 2003, 2002, 2001, 2000 and
    1999, respectively.
(g) Expense ratio is net of expense reimbursements. Had such reimbursements not been made, the annual expense ratio would have been .99%, .98%, 1.06%, 1.05% and 1.17% for the years ended December 31, 2003, 2002, 2001, 2000 and
    1999, respectively.

--------------------------------------------------------------------------------


                                                                                  Income from Investment Operations
                                                                               ----------------------------------------------
                                                                                                Net Realized
                                                                  Net Asset        Net               and            Total
                                                                  Value at     Investment        Unrealized          From
                                                                  Beginning      Income          Gain (Loss)      Investment
                                                                  of Period    Gain (Loss)    on Investments(a)   Operations
                                                                  ---------    -----------    -----------------   ----------
Growth & Income Fund
--------------------
 Year Ended December 31,
   2003..........................................................  $ 9.22        $ 0.10            $  2.12         $  2.22
   2002..........................................................   11.93          0.08              (2.71)          (2.63)
   2001..........................................................   14.18          0.06              (2.25)          (2.19)
   2000..........................................................   20.01          0.17              (2.77)          (2.60)
   1999..........................................................   19.49          0.20               2.88            3.08
The Fund entered into new sub-advisory agreements with Putnam Investment Management, LLC during the year 2000 and with T. Rowe
Price Associates, Inc. during the year 2003.

------------------------------------------------------------------------------------------------------------------------------
Fundamental Value Fund
----------------------
 Year Ended December 31,
   2003..........................................................    8.70          0.14               2.33            2.47
   2002..........................................................   10.66          0.12              (1.96)          (1.84)
   2001..........................................................   11.57          0.10              (0.91)          (0.81)
   2000..........................................................   10.42          0.09               1.30            1.39
 Period from August 31,
  to December 31, 1999 (commencement of investment operations)...   10.00          0.03               0.45            0.48

------------------------------------------------------------------------------------------------------------------------------
Earnings Growth Fund
--------------------
 Year Ended December 31,
   2003..........................................................    6.65          0.01               1.64            1.65
   2002..........................................................    9.84         (0.04)             (3.15)          (3.19)
   2001..........................................................   15.60         (0.06)             (5.70)          (5.76)
   2000..........................................................   29.22         (0.05)            (10.49)         (10.54)
   1999..........................................................   15.12         (0.19)             17.70           17.51
The Fund entered into a new sub-advisory agreement with Fidelity Management & Research Company during the year 2003.

------------------------------------------------------------------------------------------------------------------------------
Fundamental Growth Fund
-----------------------
 Year Ended December 31,
   2003..........................................................    5.91         (0.01)              1.88            1.87
   2002..........................................................    8.48         (0.06)             (2.51)          (2.57)
   2001..........................................................   12.52         (0.03)             (4.01)          (4.04)
   2000..........................................................   14.42         (0.02)             (0.44)          (0.46)
 Period from August 31, to
  December 31, 1999 (commencement of investment operations)......   10.00         (0.02)              5.34            5.32
The Fund entered into new sub-advisory agreements with Putnam Investment Management, LLC during the year 2000 and with In-
dependence Investment LLC during the year 2003.

------------------------------------------------------------------------------------------------------------------------------
Mid Cap Value
-------------
 Period from May 1, to December 31,
   2003 (commencement of investment operations)..................   10.00          0.04               3.64            3.68

------------------------------------------------------------------------------------------------------------------------------
Mid Cap Value B Fund (formerly "Small/Mid Cap CORE Fund")
---------------------------------------------------------
 Year Ended December 31,
   2003..........................................................    8.28          0.04               3.69            3.73
   2002..........................................................    9.82          0.04              (1.54)          (1.50)
   2001..........................................................    9.82          0.05                 --            0.05
   2000..........................................................    9.82          0.05               0.39            0.44
   1999..........................................................    9.02          0.02               1.77            1.79

------------------------------------------------------------------------------------------------------------------------------
Mid Cap Growth Fund (formerly "Small/Mid Cap Growth Fund")
----------------------------------------------------------
 Year Ended December 31,
   2003..........................................................   10.98         (0.02)              5.15            5.13
   2002..........................................................   14.09         (0.09)             (2.88)          (2.97)
   2001..........................................................   13.70         (0.06)              0.45            0.39
   2000..........................................................   14.03         (0.02)              1.27            1.25
   1999..........................................................   15.94         (0.07)              0.74            0.67

------------------------------------------------------------------------------------------------------------------------------

(a) The amount shown at this caption for each fund share outstanding throughout the year may not accord with the change in the aggregate gains and losses in the portfolio securities for the year because of the timing of the purchases and withdrawals of the fund shares in relation to the fluctuating market values of the portfolio.

--------------------------------------------------------------------------------

                                Less Distributions
----------------------------------------------------------------------------------                        --------------
             Distribution
Distribution   From Net   Distribution in Distribution                             Net Assets
  From Net     Realized      Excess of        From                                  Value at    Total       Net Assets
 Investment    Gains on   Net Investment    Capital        Total        Capital       End     Investment  End of Period
   Income    Investments   Income/Gains     Paid-in    Distributions Contributions of Period    Return    (000s Omitted)
------------ ------------ --------------- ------------ ------------- ------------- ---------- ----------  --------------
   $(0.10)      $(0.05)       $   --         $   --       $(0.15)        $  --       $11.29      24.35%     $2,128,021
    (0.08)          --            --             --        (0.08)           --         9.22     (22.18)%     1,762,203
    (0.06)          --            --             --        (0.06)           --        11.93     (15.44)%     2,476,319
    (0.17)       (2.69)        (0.14)         (0.23)       (3.23)           --        14.18     (13.10)%     3,324,988
    (0.20)       (2.36)           --             --        (2.56)           --        20.01      16.23%      4,218,841


-------------------------------------------------------------------------------------------------------------------------
    (0.14)       (0.01)           --             --        (0.15)           --        11.02      28.70%        138,855
    (0.12)          --            --             --        (0.12)           --         8.70     (17.40)%       121,102
    (0.10)          --            --             --        (0.10)           --        10.66      (6.99)%       161,710
    (0.10)       (0.08)        (0.06)            --        (0.24)           --        11.57      13.41%         15,728
    (0.03)       (0.02)        (0.01)            --        (0.06)           --        10.42       4.72%*         6,101

-------------------------------------------------------------------------------------------------------------------------
       --        (0.13)           --             --        (0.13)           --         8.17      24.80%        196.365
       --           --            --             --           --            --         6.65     (32.39)%       159,859
       --           --            --             --           --            --         9.84     (36.93)%       245,899
       --        (0.41)        (1.61)         (1.06)       (3.08)           --        15.60     (35.86)%       393,988
       --        (3.41)           --             --        (3.41)           --        29.22     118.31%        452,937

-------------------------------------------------------------------------------------------------------------------------
       --        (0.65)           --             --        (0.65)           --         7.13      31.77%         26,057
       --           --            --             --           --            --         5.91     (30.28)%        20,065
       --           --            --             --           --            --         8.48     (32.23)%        37,897
       --        (0.76)        (0.65)         (0.03)       (1.44)           --        12.52      (3.03)%        46,114
       --        (0.90)           --             --        (0.90)           --        14.42      54.57%*         9,175


-------------------------------------------------------------------------------------------------------------------------
    (0.04)       (0.43)           --             --        (0.47)           --        13.21      36.77%**       24,490

-------------------------------------------------------------------------------------------------------------------------
    (0.04)       (0.99)           --             --        (1.03)           --        10.98      45.15%         93,902
    (0.04)          --            --             --        (0.04)           --         8.28     (15.19)%        48,143
    (0.05)          --            --             --        (0.05)           --         9.82       0.53%         46,446
    (0.05)       (0.32)        (0.05)         (0.02)       (0.44)           --         9.82       4.63%         21,636
    (0.03)       (0.96)           --             --        (0.99)           --         9.82      20.54%          8,248

-------------------------------------------------------------------------------------------------------------------------
       --        (1.04)           --             --        (1.04)           --        15.07      46.87%        223,022
       --        (0.14)           --             --        (0.14)           --        10.98     (21.13)%       140,958
       --           --            --             --           --            --        14.09       2.83%        185,232
       --        (1.43)        (0.15)            --        (1.58)           --        13.70       9.25%        190,010
       --        (2.41)           --          (0.17)       (2.58)           --        14.03       5.15%        181,931

-------------------------------------------------------------------------------------------------------------------------

  Ratios/Supplemental Data
---------------------------------------
                      Net
  Operating       Investment
 Expenses to     Income (Loss) Portfolio
   Average        to Average   Turnover
 Net Assets       Net Assets     Rate
-----------      ------------- ---------
   0.73%(d)           1.00%      91.53%(c)
   0.75%              0.73%      73.60%
   0.72%              0.49%     104.47%(c)
   0.40%              0.84%     112.94%
   0.28%              0.98%      70.16%


------------------------------------------
   0.89%(d)(h)        1.44%      69.21%
   0.85%              1.26%      82.22%
   0.99%(h)           0.91%      85.20%(c)
   1.05%(h)           0.97%      86.97%
   1.05%(h)**         0.94%**    23.03%*

------------------------------------------
   1.05%*             0.17%     124.28%
   1.04%             (0.42)%    192.54%
   0.94%             (0.49)%    111.69%
   0.85%             (0.43)%    140.94%
   0.93%             (0.68)%    106.06%

------------------------------------------
   1.00%             (0.38)%    201.18%
   1.00%(i)          (0.52)%     93.77%
   1.00%(i)          (0.46)%    118.01%(c)
   0.96%(i)          (0.38)%    250.46%
   0.95%(i)**        (0.55%)**   61.66%*


------------------------------------------
   1.20%(d)(j)**      0.58%**    56.93%*

------------------------------------------
   1.15%(k)           0.45%     125.00%
   0.96%(k)           0.50%     125.11%
   0.90%(k)           0.52%      96.88%
   0.90%(k)           0.56%      94.78%
   0.94%(k)           0.30%     109.12%

------------------------------------------
   1.06%(d)          (0.40)%    124.21%
   1.07%(l)          (0.72)%    130.01%
   0.91%(l)          (0.40)%    113.73%
   0.85%             (0.20)%    103.19%
   0.85%             (0.27)%    172.58%

------------------------------------------

*  Not annualized.
** Annualized.
(c) Excludes merger activity.
(d) The Fund is required to calculate an expense ratio without taking into consideration any expense reductions related to expense offset arrangements.
(h) Expense ratio is net of expense reimbursements. Had such reimbursements not been made, the annual expense ratio would have been .90%, 1.20%, 1.36% and 1.42% for the years ended December 31, 2003, 2001, 2000 and 1999, respectively.
(i) Expense ratio is net of expense reimbursements. Had such reimbursements not been made, the annual expense ratio would have been 1.16%, 1.19%, 1.00% and 1.09% for the years ended December 31, 2002, 2001, 2000 and 1999, respectively.
(j) Expense Ratio is net of expense reimbursements. Had such reimbursements not been made, the expense ratio would have been 1.47% for the years ended December 31, 2003.
(k) Expense ratio is net of expense reimbursements. Had such reimbursements not been made, the annual expense ratio would have been 1.19%, 1.12%, 1.15%, 1.23%, and 2.24% for the years ended December 31, 2003, 2002, 2001, 2000, and 1999, respectively.
(l) Expense ratio is net of expense reimbursements. Had such reimbursements not been made, the annual expense ratio would have been 1.07% and .91% for the years ended December 31, 2002 and 2001.

--------------------------------------------------------------------------------


                                                      Income from Investment Operations
                                                   ---------------------------------------
                                                                 Net Realized
                                         Net Asset     Net            and          Total
                                         Value at  Investment     Unrealized        From
                                         Beginning   Income       Gain (Loss)    Investment
                                         of Period Gain (Loss) on Investments(a) Operations
                                         --------- ----------- ----------------- ----------
Small Cap Emerging Growth Fund
------------------------------
 Year Ended December 31,
  2003..................................  $ 6.30     $(0.03)        $ 3.07         $ 3.04
  2002..................................    8.79       0.01          (2.49)         (2.48)
  2001..................................    9.14       0.01          (0.35)         (0.34)
  2000..................................   10.92       0.14          (1.13)         (0.99)
  1999..................................   11.59       0.09          (0.50)         (0.41)
The Fund entered into new sub-advisory agreements with Capital Guardian Trust Company during the year 2000 and with Wellington Management Company during the year 2003.

-------------------------------------------------------------------------------------------
Small Cap Value Fund
--------------------
 Year Ended December 31,
  2003..................................   12.55       0.09           4.66           4.75
  2002..................................   13.76       0.08          (0.96)         (0.88)
  2001..................................   11.70       0.09           2.14           2.23
  2000..................................   10.13       0.01           3.37           3.38
 Period from August 31, to December 31,
  1999 (commencement of investment
  operations)...........................   10.00         --           0.49           0.49
The Fund entered into a new sub-advisory agreement with Wellington Management Company, LLP during the year 2002. The Fund entered into a new sub- advisory agreement with T. Rowe
 Price Associates during the year 2001.

-------------------------------------------------------------------------------------------
Small Cap Growth Fund
---------------------
 Year Ended December 31,
  2003..................................    8.25      (0.09)          2.38           2.29
  2002..................................   11.77      (0.11)         (3.41)         (3.52)
  2001..................................   13.47      (0.08)         (1.62)         (1.70)
  2000..................................   19.12      (0.02)         (4.16)         (4.18)
  1999..................................   12.99      (0.21)          9.06           8.85

-------------------------------------------------------------------------------------------
International Equity Index Fund
-------------------------------
 Year Ended December 31,
  2003..................................   10.05       0.24           3.91           4.15
  2002..................................   12.07       0.21          (2.02)         (1.81)
  2001..................................   15.39       0.22          (3.32)         (3.10)
  2000..................................   19.64       0.23          (3.64)         (3.41)
  1999..................................   15.56       0.21           4.51           4.72

-------------------------------------------------------------------------------------------
Overseas Equity B Fund (formerly,
 "International Opportunities Fund")
 -----------------------------------
 Year Ended December 31,
  2003..................................    7.56       0.08           2.34           2.42
  2002..................................    9.30       0.07          (1.75)         (1.68)
  2001..................................   11.85       0.06          (2.53)         (2.47)
  2000..................................   15.17       0.07          (2.57)         (2.50)
  1999..................................   12.21       0.10           3.95           4.05
The Fund entered into a new sub-advisory agreement with T. Rowe Price International, Inc.
during the year 2000.

-------------------------------------------------------------------------------------------
Overseas Equity Fund
--------------------
 1Year Ended December 31,
  2003..................................    7.92       0.09           3.03           3.12
  2002..................................    8.57       0.10          (0.65)         (0.55)
  2001..................................    9.27       0.11          (0.70)         (0.59)
  2000..................................   10.71       0.23          (1.20)         (0.97)
  1999..................................   11.12       0.29           0.25           0.54
The Fund entered into a new sub-advisory contract with Capital Guardian Trust Company during the year 2000.

-------------------------------------------------------------------------------------------

(a) The amount shown at this caption for each fund share outstanding throughout the year may not accord with the change in the aggregate gains and losses in the portfolio securities for the year because of the timing of the purchases and withdrawals of the fund shares in relation to the fluctuating market values of the portfolio.

--------------------------------------------------------------------------------

                                Less Distributions
----------------------------------------------------------------------------------                          --------------
             Distribution
Distribution   From Net   Distribution in Distribution                             Net Assets
  From Net     Realized      Excess of        From                                  Value at    Total         Net Assets
 Investment    Gains on   Net Investment    Capital        Total        Capital       End     Investment    End of Period
   Income    Investments   Income/Gains     Paid-in    Distributions Contributions of Period  Return(b)     (000s Omitted)
------------ ------------ --------------- ------------ ------------- ------------- ---------- ----------    --------------
   $(0.01)      $(1.23)       $   --         $   --       $(1.24)        $ --        $ 8.10      48.83%        $ 86,579
    (0.01)          --            --             --        (0.01)          --          6.30     (28.21)%         50,327
    (0.01)          --            --             --        (0.01)          --          8.79      (3.78)%         71,193
    (0.15)       (0.14)        (0.20)         (0.30)       (0.79)          --          9.14      (8.89)%         70,031
    (0.07)       (0.01)        (0.18)            --        (0.26)          --         10.92      (3.43)%         68,900


---------------------------------------------------------------------------------------------------------------------------
    (0.09)       (0.65)           --             --        (0.74)          --         16.56      37.97%         189,733
  (0.09)         (0.24)           --             --        (0.33)          --         12.55      (6.43)%        120,070
    (0.09)       (0.08)           --             --        (0.17)          --         13.76      19.10%         103,224
    (0.01)       (1.80)           --             --        (1.81)          --         11.70      34.19%          29,436
       --        (0.36)           --             --        (0.36)          --         10.13       5.08%*          5,570


---------------------------------------------------------------------------------------------------------------------------
       --        (0.14)           --             --        (0.14)          --         10.40      27.88%         149,277
       --           --            --             --           --           --          8.25     (29.95)%        120,723
       --           --            --             --           --           --         11.77     (12.61)%        189,401
       --        (0.12)           --          (1.35)       (1.47)          --         13.47     (21.43)%        234,542
       --        (2.72)           --             --        (2.72)          --         19.12      70.38%         179,570

---------------------------------------------------------------------------------------------------------------------------
    (0.29)       (0.09)           --             --        (0.38)          --         13.82      41.99%         159,036
    (0.21)          --            --             --        (0.21)          --         10.05     (15.18)%         98,917
    (0.17)          --            --          (0.05)       (0.22)          --         12.07     (20.30)%        122,020
    (0.18)       (0.59)           --          (0.07)       (0.84)          --         15.39     (17.42)%        195,012
    (0.21)       (0.38)        (0.05)            --        (0.64)          --         19.64      30.87%         244,017

---------------------------------------------------------------------------------------------------------------------------
    (0.13)          --            --             --        (0.13)          --          9.85      32.36%         125.965
  (0.06)            --            --             --        (0.06)          --          7.56     (18.22)%         87,278
    (0.05)          --            --          (0.03)       (0.08)          --          9.30     (20.93)%         83,591
    (0.06)       (0.62)        (0.05)         (0.09)       (0.82)          --         11.85     (16.36)%(c)     120,034
    (0.11)       (0.94)        (0.04)            --        (1.09)          --         15.17      34.01%          79,794
---------------------------------------------------------------------------------------------------------------------------
   (0.37)        (0.25)           --             --        (0.62)          --         10.42      39.85%          49,176
   (0.10)           --            --             --        (0.10)          --          7.92      (6.32)%         29,936
       --           --            --          (0.11)       (0.11)          --          8.57      (6.45)%         31,290
    (0.24)       (0.01)        (0.10)         (0.12)       (0.47)          --          9.27      (9.08)%         28,527
    (0.29)       (0.44)        (0.16)         (0.06)       (0.95)          --         10.71       5.11%          31,577

---------------------------------------------------------------------------------------------------------------------------

 Ratios/Supplemental Data
-------------------------------------
                    Net
 Operating      Investment
Expenses to    Income (Loss) Portfolio
  Average       to Average   Turnover
Net Assets      Net Assets     Rate
-----------    ------------- ---------
   1.11%(d)(m)      0.59%     235.48%
   1.00%(m)         0.19%      45.03%
   1.00%(m)         0.06%      60.73%
   0.92%(m)         1.25%     189.57%
   0.95%(m)         0.78%     117.33%


----------------------------------------
   1.05%(d)(n)      0.67%      29.95%
   1.04%(n)         0.62%      41.46%
   1.05%(n)         0.87%      60.36%
   1.05%(n)         0.13%     220.80%
   1.05%**(n)      (0.12)%**   51.97%*


----------------------------------------
   1.15%(o)        (0.87)%    108.43%
   1.13%           (0.83)%     77.38%
   0.91%(o)        (0.55)%     91.48%(c)
   0.82%           (0.50)%     97.73%
   0.89%           (0.70)%    113.11%

----------------------------------------
   0.27%(p)         2.13%      37.90%
   0.28%(p)         1.85%      17.55%
   0.27%(p)         1.66%       8.31%
   0.28%(p)         1.40%      14.86%
   0.31%(p)         1.26%      19.01%

----------------------------------------
   1.23%(q)         0.95%      40.85%
   1.24%(q)         0.69%      78.14%(c)
   1.00%(q)         0.64%      33.31%
   0.93%(q)         0.47%      37.92%(c)
   1.02%(q)         0.77%      34.02%
----------------------------------------
   1.15%(d)(r)      0.84%      89.10%
   1.15%(r)         1.28%      71.20%
   1.15%(r)         1.30%(s)   53.11%
   0.98%(r)         2.32%     204.98%
   1.00%(r)         2.73%     131.21%

----------------------------------------

*   Not Annualized.
**  Annualized.
(c) Excludes merger activity.
(d) The Fund is required to calculate an expense ratio without taking into consideration any expense reductions related to expense offset arrangements.
(m) Expense ratio is net of expense reimbursements. Had such reimbursements not been made, the annual expense ratio would have been 1.21%, 1.04%, 1.02%, .95% and .96% for the years ended December 31, 2003, 2002, 2001, 2000 and 1999, respectively.
(n) Expense ratio is net of expense reimbursements. Had such reimbursements not been made, the annual expense ratio would have been 1.06%, 1.04%, 1.08%, 1.29% and 1.61% for the years ended December 31, 2003, 2002, 2001, and 2000 and 1999, respectively.
(o) Expense ratio is net of expense reimbursements. Had such reimbursements not been made, the annual expense ratio would have been 1.22% and 0.94% for the years ended December 31, 2003 and 2001, respectively.
(p) Expense ratio is net of expense reimbursements. Had such reimbursements not been made, the annual expense ratio would have been .42%, .46%, .40%, .37% and .38% for the years ended December 31, 2003, 2002, 2001, 2000 and 1999, respectively.
(q) Expense ratio is net of expense reimbursements. Had such reimbursements not been made, the annual expense ratio would have been 1.44%, 1.55%, 1.16%, 1.09% and 1.15% for the years ended December 31, 2003, 2002, 2001, 2000 and
    1999, respectively.
(r) Expense ratio is net of expense reimbursements. Had such reimbursements not been made, the annual expense ratio would have been 1.39%, 1.45%, 1.36%, 1.27% and 1.31% for the years ended December 31, 2003, 2002, 2001, 2000 and
    1999, respectively.
(s) Had the Fund not amortized premiums and accreted discounts on debt securities, the annual ratio of net investment income to average net assets would have been 1.38% for the year ended December 31, 2001.

--------------------------------------------------------------------------------


                                                            Income from Investment Operations
                                                        ----------------------------------------
                                                                       Net Realized
                                              Net Asset     Net             and          Total
                                              Value at  Investment      Unrealized        From
                                              Beginning   Income        Gain (Loss)    Investment
                                              of Period Gain (Loss)  on Investments(a) Operations
                                              --------- -----------  ----------------- ----------
Overseas Equity C Fund (formerly, "Emerging
 Markets Equity Fund")
 ---------------------
 Year Ended December 31,
  2003.......................................  $  5.99    $  0.09         $ 3.27         $ 3.36
  2002.......................................     6.44       0.02          (0.45)         (0.43)
  2001.......................................     6.70       0.05          (0.29)         (0.24)
  2000.......................................    12.26      (0.02)         (4.91)         (4.93)
  1999.......................................     7.09       0.03           5.35           5.38
The Fund entered into a new sub-advisory contract with Morgan Stanley Investment Management Inc.
during the year 1999.

-------------------------------------------------------------------------------------------------
Real Estate Equity Fund
-----------------------
 Year Ended December 31,
  2003.......................................    12.79       0.69           3.90           4.59
  2002.......................................    13.55       0.62          (0.43)          0.19
  2001.......................................    13.67       0.67           0.21           0.88
  2000.......................................    11.47       0.76           2.73           3.49
  1999.......................................    12.46       0.78          (0.99)         (0.21)
The Fund entered into new sub-advisory agreements with Morgan Stanley Investment Management Inc.
during the year 2000 and with RREEF America LLC during the year 2003.

-------------------------------------------------------------------------------------------------
Health Sciences Fund
--------------------
 Year Ended December 31,
  2003.......................................     7.82        -- (b)        2.48           2.48
  2002.......................................     9.81       0.01          (1.98)         (1.97)
 Period from May 1, to December 31, 2001
  (commencement of investment operations)....    10.00      (0.00)         (0.18)         (0.18)
The Fund entered into a new sub-advisory agreement with Wellington Management Company during the year 2003.

-------------------------------------------------------------------------------------------------
Financial Industries Fund
-------------------------
 Year Ended December 31,
  2003(commencement of investment operations)    11.60       0.18           2.82           3.00
  2002.......................................    14.56       0.12          (2.95)         (2.83)
  2001.......................................    18.34       0.11          (3.33)         (3.22)
  2000.......................................    14.46       0.06           3.87           3.93
  1999.......................................    14.45       0.11           0.06           0.17
Values shown for the Financial Industries Fund represent the historical performance of the
Fund's predecessor, the V.A. Financial Industries Fund, including total return information showing how much an investment in the predecessor fund has increased or decreased each year. The information has been audited by Ernst & Young LLP, independent auditors. Their report and the predecessor fund's annual statements are included in the predecessor fund's Annual Report, which is available upon request.

-------------------------------------------------------------------------------------------------
Managed Fund
------------
 Year Ended December 31,
  2003.......................................    11.15       0.21           1.89           2.10
  2002.......................................    13.08       0.21          (1.93)         (1.72)
  2001.......................................    13.82       0.28          (0.67)         (0.39)
  2000.......................................    15.45       0.44          (0.45)         (0.01)
  1999.......................................    15.64       0.44           0.94           1.38
The Fund entered into a new sub-advisory agreement with Capital Guardian Trust Company during the year 2000.

-------------------------------------------------------------------------------------------------

(a) The amount shown at this caption for each fund share outstanding throughout the year may not accord with the change in the aggregate gains and losses in the portfolio securities for the year because of the timing of the purchases and withdrawals of the fund shares in relation to the fluctuating market values of the portfolio.
(b) Amount is less than $0.01.

--------------------------------------------------------------------------------

                                Less Distributions
----------------------------------------------------------------------------------                         --------------
             Distribution
Distribution   From Net   Distribution in Distribution                             Net Assets
  From Net     Realized      Excess of        From                                  Value at    Total        Net Assets
 Investment    Gains on   Net Investment    Capital        Total        Capital       End     Investment   End of Period
   Income    Investments   Income/Gains     Paid-in    Distributions Contributions of Period    Return     (000s Omitted)
------------ ------------ --------------- ------------ ------------- ------------- ---------- ----------   --------------
  $ (0.12)      $(0.33)       $   --         $   --       $(0.45)        $  --       $ 8.90      56.90%         64,673
    (0.02)          --            --             --        (0.02)           --         5.99      (6.73)%        34,506
       --           --            --          (0.02)       (0.02)           --         6.44      (3.63)%        28,956
       --        (0.62)           --          (0.01)       (0.63)           --         6.70     (40.11)%        31,010
    (0.01)       (0.10)        (0.42)            --        (0.53)         0.32        12.26      81.37%(u)      32,596

--------------------------------------------------------------------------------------------------------------------------
    (0.69)       (0.47)           --             --        (1.16)           --        16.22      36.89%        236,924
    (0.65)       (0.30)           --             --        (0.95)           --        12.79       1.36%        177.926
    (0.58)       (0.42)           --             --        (1.00)           --        13.55      (6.61)%       163,653
    (0.76)       (0.06)        (0.17)         (0.30)       (1.29)           --        13.67      31.29%        158,811
    (0.78)          --            --             --        (0.78)           --        11.47      (1.69)%       126,214


--------------------------------------------------------------------------------------------------------------------------
    (0.02)       (0.21)           --             --        (0.23)           --        10.07      31.74%         34,818
   (0.02)           --            --             --        (0.02)           --         7.82     (19.99)%        22,670
    (0.11)          --            --          (0.01)       (0.01)           --         9.81      (1.85)%*       29,873

--------------------------------------------------------------------------------------------------------------------------
    (0.20)       (0.03)           --             --        (0.23)           --        14.37      26.03%*        62,988
    (0.13)          --            --             --        (0.13)           --        11.60     (19.46)%        57,375
  (0.09)         (0.47)           --             --        (0.56)           --        14.56     (17.51)%        88,920
  (0.05)            --            --             --        (0.05)           --        18.34      27.16%         71,367
  (0.10)         (0.05)        (0.01)            --        (0.16)           --        14.46       1.23%         49,312


--------------------------------------------------------------------------------------------------------------------------
    (0.39)       (0.06)           --             --        (0.45)           --        12.80      19.00%      2,070,745
  (0.21)            --            --             --        (0.21)           --        11.15     (13.23)%     1,936,864
  (0.28)         (0.07)           --             --        (0.35)           --        13.08      (2.84)%     2,526,703
  (0.44)         (1.18)           --             --        (1.62)           --        13.82       0.03%      2,995,794
  (0.43)         (1.14)           --             --        (1.57)           --        15.45       9.10%      3,430,919

--------------------------------------------------------------------------------------------------------------------------

 Ratios/Supplemental Data
------------------------------------
                   Net
 Operating     Investment
Expenses to   Income (Loss) Portfolio
  Average      to Average   Turnover
Net Assets     Net Assets     Rate
-----------   ------------- ---------
   1.60%*          1.28%      92.85%
   1.60%*          0.27%      88.40%
   1.40%*          0.77%     120.72%
   1.32%*         (0.28)%    103.90%
   1.39%*          0.19%     196.32%

---------------------------------------
   1.07%           4.84%      38.11%
   1.07%           4.60%      22.74%
   1.07%           4.97%      29.07%
   0.76%           5.99%      58.81%
   0.70%           6.38%      12.95%


---------------------------------------
   1.10%(v)       (0.12)%    115.75%
   1.07%(v)        0.10%      98.91%
   1.10%(v)**     (0.16)%**   37.76%*

---------------------------------------
   0.85%**         1.35%**    50.20%*
   0.90%           0.87%       2.00%
   0.89%           0.71%      97.00%(c)
   0.90%           0.36%      41.00%
   0.90%           0.77%      72.00%


---------------------------------------
   0.74%(d)        1.75%     216.32%
   0.76%           1.77%     234.62%
   0.73%           2.10%(w)  190.73%(c)
   0.46%           2.86%     210.35%
   0.36%           2.75%     203.86%

---------------------------------------

*  Not annualized.
** Annualized
(c) Excludes merger activity.
(d) The Fund is required to calculate an expense ratio without taking into consideration any expense reductions related to expense offset arrangements.
(t) Expense ratio is net of expense reimbursements. Had such reimbursements not been made, the annual expense ratio would have been 2.24%, 3.45%, 4.02%, 2.49% and 3.44% for the years ended December 31, 2003, 2002, 2001, 2000 and
    1999, respectively.
(u) The total investment return includes the effect of the capital contribution of $.32 per share. The total investment return without the capital contribution would have been 79.02%.
(v) Expense ratio is net of expense reimbursements. Had such reimbursements not been made, the annual expense ratio would have been 1.25%, 1.35% and 1.19% for the years ended December 31, 2003, 2002 and 2001.
(w) Had the Fund not amortized premiums and accreted discounts on debt securities, the annual ratio of net investment income to average net assets would have been 2.29% for the year ended December 31, 2001.

--------------------------------------------------------------------------------


                                                                                     Income from Investment Operations
                                                                                  ---------------------------------------
                                                                                                Net Realized
                                                                       Net Asset      Net            and          Total
                                                                       Value at   Investment     Unrealized        From
                                                                       Beginning    Income       Gain (Loss)    Investment
                                                                       of Period  Gain (Loss) on Investments(a) Operations
                                                                       ---------  ----------- ----------------- ----------
Short-Term Bond Fund
--------------------
 Year Ended December 31,
  2003................................................................  $10.23       $0.37         $(0.10)        $ 0.27
  2002................................................................   10.11        0.44           0.12           0.56
  2001................................................................    9.86        0.52           0.26           0.78
  2000................................................................    9.72        0.61           0.14           0.75
  1999................................................................   10.05        0.61          (0.33)          0.28

--------------------------------------------------------------------------------------------------------------------------
Bond Index Fund
---------------
 Year Ended December 31,
  2003................................................................   10.30        0.48          (0.12)          0.36
  2002................................................................    9.89        0.54           0.42           0.96
  2001................................................................    9.74        0.57           0.17           0.74
  2000................................................................    9.32        0.62           0.43           1.05
  1999................................................................   10.19        0.63          (0.89)         (0.26)

--------------------------------------------------------------------------------------------------------------------------
Active Bond Fund
----------------
 Year Ended December 31,
  2003................................................................    9.70        0.43           0.18           0.61
  2002................................................................    9.55        0.50           0.18           0.68
  2001................................................................    9.44        0.58           0.11           0.69
  2000................................................................    9.12        0.64           0.28           0.92
  1999................................................................    9.92        0.67          (0.76)         (0.09)
The Fund entered into new sub-advisory agreements with PIMCO and with Declaration Management & Research LLC during the year 2003.

--------------------------------------------------------------------------------------------------------------------------
Total Return Bond
-----------------
 Period from May 1, to December 31,
  2003 (commencement of operations)...................................   10.00        0.12           0.08           0.20

--------------------------------------------------------------------------------------------------------------------------
High Yield Bond Fund
--------------------
 Year Ended December 31,
  2003................................................................    5.91        0.42           0.53           0.95
  2002................................................................    6.83        0.57          (0.87)         (0.30)
  2001................................................................    7.33        0.73          (0.55)          0.18
  2000................................................................    8.99        0.73          (1.65)         (0.92)
  1999................................................................    9.23        0.72          (0.26)          0.46

--------------------------------------------------------------------------------------------------------------------------
Global Bond Fund
----------------
 Year Ended December 31,
  2003................................................................   11.06        0.40           1.36           1.76
  2002................................................................    9.74        0.40           1.43           1.83
  2001................................................................   10.34        0.38          (0.53)         (0.15)
  2000................................................................    9.82        0.48           0.67           1.15
  1999................................................................   10.60        0.48          (0.70)         (0.22)
The Fund entered into a new sub-advisory agreement with Capital Guardian Trust Company during the year 2000.

--------------------------------------------------------------------------------------------------------------------------
Money Market Fund
-----------------
 Year Ended December 31,
  2003................................................................    1.00        0.01             --           0.01
  2002................................................................    1.00        0.01             --           0.01
  2001................................................................    1.00        0.04             --           0.04
  2000................................................................    1.00        0.06             --           0.06
  1999................................................................    1.00        0.04             --           0.04
Per share amounts for the Money Market Fund have been restated to reflect a 10-for-1 stock split effective May 1, 2001.
The Fund entered into new sub-advisory agreement with Wellington Management Company, LLP during the year 2002.

--------------------------------------------------------------------------------------------------------------------------

(a) The amount shown at this caption for each fund share outstanding throughout the year may not accord with the change in the aggregate gains and losses in the portfolio securities for the year because of the timing of the purchases and withdrawals of the fund shares in relation to the fluctuating market values of the portfolio.

--------------------------------------------------------------------------------

                              Less Distributions
--------------------------------------------------------------------------------
                          Distribution
             Distribution  in Excess                                               Net
Distribution   From Net      of Net    Distribution                              Assets
  From Net     Realized    Investment      From                                 Value at    Total
 Investment    Gains on     Income/      Capital        Total        Capital       End    Investment
   Income    Investments     Gains       Paid-in    Distributions Contributions of Period   Return
------------ ------------ ------------ ------------ ------------- ------------- --------- ----------

 $(0.37)        $  --        $  --         $ --        (0.37)           --       $10.13       2.76%
  (0.41)        (0.03)          --           --        (0.44)           --        10.23       5.67%
  (0.53)           --           --           --        (0.53)           --        10.11       8.09%
  (0.61)           --           --           --        (0.61)           --         9.86       7.98%
  (0.61)           --           --           --        (0.61)           --         9.72       2.96%

-----------------------------------------------------------------------------------------------------
  (0.48)        (0.05)          --           --        (0.53)           --       $10.13       3.60%
  (0.51)        (0.04)          --           --        (0.55)           --        10.30       9.95%
  (0.58)        (0.01)          --           --        (0.59)           --         9.89       7.76%
  (0.63)           --           --           --        (0.63)           --         9.74      11.81%
  (0.61)           --           --           --        (0.61)           --         9.32      (2.57)%

-----------------------------------------------------------------------------------------------------

  (0.43)        (0.24)          --           --        (0.67)           --         9.64       6.48%
  (0.53)           --           --           --        (0.53)           --         9.70       7.25%
  (0.58)           --           --           --        (0.58)           --         9.55       7.48%
  (0.60)           --           --           --        (0.60)           --         9.44      10.45%
  (0.71)           --           --           --        (0.71)           --         9.12      (0.94)%

-----------------------------------------------------------------------------------------------------
  (0.12)        (0.04)          --           --        (0.16)           --        10.04       1.99%**

-----------------------------------------------------------------------------------------------------
  (0.42)        (0.02)          --           --        (0.44)           --         6.42      16.51%
  (0.62)           --           --           --        (0.62)           --         5.91      (4.51)%
  (0.68)           --           --           --        (0.68)           --         6.83       2.13%
  (0.74)           --           --           --        (0.74)           --         7.33     (10.81)%
  (0.70)           --           --           --        (0.70)           --         8.99       5.13%

-----------------------------------------------------------------------------------------------------

  (0.63)        (0.22)          --           --        (0.85)           --        11.97      15.91%
  (0.46)        (0.05)          --           --        (0.51)           --        11.06      18.85%
  (0.45)           --           --           --        (0.45)           --         9.74      (1.45)%
  (0.63)           --           --           --        (0.63)           --        10.34      12.00%
  (0.56)           --           --           --        (0.56)           --         9.82      (2.16)%

-----------------------------------------------------------------------------------------------------

  (0.01)           --           --           --        (0.01)           --         1.00       0.95%
  (0.01)           --           --           --        (0.01)           --         1.00       1.48%
  (0.04)           --           --           --        (0.04)           --         1.00       3.93%
  (0.06)           --           --           --        (0.06)           --         1.00       6.29%(gg)
  (0.04)           --           --           --        (0.04)           --         1.00       5.05%
Per share amounts shown for 2001, 2000 and 1999 have been restated to reflect a 10-for-1 stock split effective May 1, 2001.
-----------------------------------------------------------------------------------------------------

              Ratios/Supplemental Data
---------------------------------------------------

                                Net
                Operating   Investment
  Net Assets   Expenses to Income (Loss)  Portfolio
End of Period    Average    to Average    Turnover
(000s Omitted) Net Assets   Net Assets      Rate
-------------- ----------- -------------  ---------

    260,017         0.67%        3.68%     58.94%
    241,117         0.68%        4.29%     97.00%
    149,450         0.48%        5.20%(x)  86.39%
     80,109         0.36%        6.27%     52.68%
     68,844         0.43%        6.25%    100.04%

----------------------------------------------------
    215,661         0.24%(z)     4.73%     40.22%
    208,095         0.22%(z)     5.30%     57.31%
    129,358         0.24%        5.77%(y)  68.70%
     64,768         0.25%(z)     6.80%     40.46%
     38,436         0.29%(z)     6.56%     17.06%

----------------------------------------------------

  1,055,609         0.70%        4.42%    465.90%(c)
    987,454         0.69%        5.24%    290.73%
    947,514         0.67%        5.97%(aa)206.80%(c)
    842,299         0.41%(bb)    6.98%    224.24%
    850,286         0.28%        6.97%    182.90%

----------------------------------------------------
     42,006         0.77%**      1.89%*   537.79**

----------------------------------------------------
     97.016         0.90%(cc)    6.81%     47.82%
     60,781         0.90%(cc)    9.84%     89.30%
     51,274         0.80%(cc)   10.39%(dd) 32.50%
     25,978         0.75%(cc)    8.88%     21.94%
     19,921         0.80%(cc)    7.94%     38.62%

----------------------------------------------------

    107,295         0.95%(ee)    2.85%     51.09%
     78,471         0.95%(ee)    3.53%     64.15%
     47,646         0.95%(ee)    3.73%(ff) 41.75%
     68,473         0.81%(ee)    4.71%    259.60%
     70,991         0.83%(ee)    4.70%    332.06%

----------------------------------------------------

    681,633         0.31%        0.95%        n/a
    918,116         0.32%        1.46%        n/a
    745,516         0.32%        3.72%        n/a
    496,853         0.29%        6.05%        n/a
    451,235         0.31%        4.95%        n/a

----------------------------------------------------

*    Not Annualized.
**   Annualized.
(c)  Excludes merger activity.
(x) Had the Fund not amortized premiums and accreted discounts on debt securities, the annual ratio of net investment income to average net assets would have been 5.32% for the year ended December 31, 2001.
(y) Had the Fund not amortized premiums and accreted discounts on debt securities, the annual ratio of net investment income to average net assets would have been 6.37% for the year ended December 31, 2001.
(z) Expense ratio is net of expense reimbursements. Had such reimbursements not been made, the annual expense ratio would have been .24%, .25%, .27%, .35% and .71% for the years ending December 31, 2003, 2002, 2000, 1999 and 1998, respectively.
(aa) Had the Fund not amortized premiums and accreted discounts on debt securities, the annual ratio of net investment income to average net assets would have been 6.28% for the year ended December 31, 2001.
(bb) Expense ratio is net of expense reimbursements. Had such reimbursements not been made, the annual expense ratio would have been .44% for the year ending December 31, 2000.
(cc) Expense ratio is net of expense reimbursements. Had such reimbursements not been made, the annual expense ratio would have been .95%, .96%, .90%, .87% and 1.04% for the years ending December 31, 2003, 2002, 2001, 2000 and 1999, respectively.
(dd) Had the Fund not amortized premiums and accreted discounts on debt securities, the annual ratio of net investment income to average net assets would have been 9.35% for the year ended December 31, 2001.
(ee) Expense ratio is net of reimbursements. Had such reimbursements not been made, the annual expense ratio would have been .98%, 1.01%, .95%, .91% and .84% for the years ended December 31, 2003, 2002, 2001, 2000 and 1999, respectively.
(ff) Had the Fund not amortized premiums on debt securities, the annual ratio of net investment income to average net assets would have been 3.96% for the year ended December 31, 2001.
(gg) The total investment return includes the effect of the capital contribution of $0.01 per share. The total investment return without the capital contribution would have been 6.18%.

Trust Business Structure

The diagram below shows the basic business structure of the Trust. The Trust's trustees oversee the Trust's investment and business activities and hire various service providers to carry out the Trust's operations.

                                    VARIABLE
                                 CONTRACTOWNERS



                                  JOHN HANCOCK,
                                JHVLICO OR OTHER
                              INSURANCE COMPANIES



                                   THE TRUST
                              Trustees oversee the
                             Trust's investment and
                              business activities



  INVESTMENT ADVISER                          CUSTODIAN
   John Hancock Life                 State Street Bank and Trust
   Insurance Company                           Company
  Manages the Trust's
investment and business      Holds the Trust's assets, settles all Trust
       activities.            trades and collects most of the valuation
                               data required for calculating the Trust's
                                     net asset value per share.


                                   SUBADVISERS

Capital Guardian Trust Company                   RREEF America LLC
Declaration Management & Research Company        SSgA Funds Management, Inc.
Fidelity Management & Research Company           Standish Mellon Asset Management Company LLC
Independence Investment LLC                      T. Rowe Price Associates, Inc.
John Hancock Advisers, LLC                       Van Kampen
Pacific Investment Management Company LLC        Wellington Management Company, LLP


           Provide management to various funds.

APPENDIX A

Capital Guardian Trust Company uses a multiple portfolio manager system in which each Fund it subadvises is divided into segments that are managed by individual portfolio managers and/or research analysts. This multiple manager approach seeks to deliver the best ideas of individual portfolio managers and analysts within each Fund. Each portfolio manager and research analyst decides how their respective segment will be invested within the limits provided by the Fund's goal and strategy and investment policies. Capital Guardian's Investment Committee determines the specific allocation to individual portfolio managers and the research analyst team. The equity portion of the Managed Fund and a segment of the overseas equity funds are managed directly by the equity research analysts, led by the Research Portfolio Coordinator, each of whom has investment discretion over a segment of the total Portfolio. The size of each analyst's segment will vary over time and may be based upon: (1) the level of conviction of specific research analysts as to their designated sectors; (2) industry weights within the relevant benchmark for the Fund; and (3) the judgment of the Research Portfolio Coordinator in assessing the level of conviction of research analysts compared to industry weights within the relevant benchmark. Set forth below are details regarding the multiple portfolio managers of Capital Guardian who are involved in the management of the Funds indicated:

MANAGED FUND

Equity Investments:

The Equity Research team consists of the following 25 research analysts with an average of 11 years experience with Capital Guardian and 14 years of industry experience:

Gene Barron                                      John A. Longhurst
Andrew F. Barth (Research Portfolio Coordinator) Reed H. Lowenstein
Terry Berkemeier                                 Karen A. Miller
Eugene Cheah                                     Jason M. Pilalas
Steven Connell                                   Lars Reierson
Caroline E. Ford                                 Carlos A. Schonfeld
Cheryl Frank                                     Lawrence R. Solomon
Irfan M. Furniturewala                           Eric H. Stern
Zachary E. Guevara                               Suzanne Stewart
Mark Hickey                                      Eva Sudol
Todd S. James                                    Steven R. Wanek
Karin L. Larson                                  Alan J. Wilson
Jin Lee

Fixed Income Investments:

Christine Cronin                                 James R. Mulally
----------------                                 ----------------
Vice President of subadviser                     Senior Vice President of subadviser
Joined subadviser in 1997                        Joined subadviser in 1980

Michael Locke
-------------
Vice President of subadviser
Joined subadviser in 1996

OVERSEAS EQUITY FUND
OVERSEAS EQUITY FUND B
OVERSEAS EQUITY FUND C

Non-U.S. Equity Investments:

David I. Fisher                     Christopher A. Reed
---------------                     -------------------
Chairman of subadviser              Vice President of subadviser
Joined subadviser in 1969           Joined subadviser in 1994

Harmut Giesecke                     Lionel M. Sauvage
---------------                     -----------------
Joined subadviser in 1971           Senior Vice President of subadviser
                                    Joined subadviser in 1987

Arthur J. Gromadzki                 Nilly Sikorsky
-------------------                 --------------
Joined subadviser in 1987           President of subadviser
                                    Joined subadviser in 1962

Richard N. Havas                    Rudolf M. Staehelin
----------------                    -------------------
Senior Vice President of subadviser Senior Vice President of subadviser
Joined subadviser in 1986           Joined subadviser in 1981

Nancy I. Kyle                       Non-U.S. Equity Research Team
-------------                       -----------------------------
Senior Vice President of subadviser 31 Research Analysts
Joined subadviser in 1991           Average 8 Years with Capital Guardian
                                    Average 13 Years with industry experience
Gerald du Manoir
----------------
Research Team Coordinator
Joined subadviser in 1990


GLOBAL BOND FUND

Mark A. Brett                       James R. Mulally
-------------                       ----------------
Senior Vice President of subadviser Senior Vice President of subadviser
Joined subadviser in 1993           Joined subadviser in 1980

Mark Dalzell
------------
Vice President of subadviser
Joined subadviser in 1988

Laurentius Harrer
-----------------
Vice President
Joined subadviser in 1993

APPENDIX B

HEALTH SCIENCES FUND

Wellington Management Company, LLP uses Healthcare analysts on a global Health Sciences Sector Team to provide day to day investment management services to the Health Sciences Fund. Set forth below are the members of that team:


Ann C. Gallo                        Joseph H. Schwartz
------------                        ------------------
Senior Vice President of subadviser Senior Vice President of subadviser
Joined subadviser in 1998           Joined subadviser in 1983

Jean M. Hynes                       Robert L. Deresiewicz
-------------                       ---------------------
Senior Vice President of subadviser Assistant Vice President of subadviser
Joined subadviser in 1991           Joined subadviser in 2000
Kirk J. Mayer                       Harvard Business School 1998-2000
-------------
Vice President of subadviser
Joined subadviser in 1998

For more information



This prospectus should be used only with a variable contract prospectus.

John Hancock Variable
Series Trust I
John Hancock Place
Boston, Massachusetts 02117

Two documents are available that offer further information on John Hancock Variable Series Trust I:

Annual/Semiannual Report to shareholders

Includes financial statements, a discussion of the market conditions and investment strategies that significantly affected performance, and the auditors' report (in the annual report only).

Statement of Additional Information (SAI)

The SAI contains more detailed information on all aspects of the funds.

A current SAI has been filed with the Securities and Exchange Commission and is incorporated by reference into (i.e., is legally a part of) this prospectus.

To request a free copy of the current annual/semiannual report or the SAI, or to make shareholder inquiries, please contact:

By mail:

John Hancock Variable Series Trust I
John Hancock Place
Boston, MA 02117

By phone:  1-800-732-5543

Or you may view or obtain these documents from the SEC:

In person:  at the SEC's Public Reference Room in Washington, DC

By phone:  1-202-942-8090

By mail: Office of Public Reference Securities and Exchange Commission 450 5th Street, N.W., Room 1300
Washington, DC 20549-0102
(duplicating fee required)

By e-mail:  publicinfo@SEC.gov

On the Internet:  www.sec.gov

SEC File Number:  811-4490


VSTPRO-MASTER